As filed with the U.S. Securities and Exchange Commission on February 21, 2024

Registration No. 333-276882

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Meihua International Medical Technologies Co., Ltd.

美华国际医疗科技有限公司

(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

Cayman Islands	5047	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

88 Tongda Road, Touqiao Town

Guangling District, Yangzhou, 225000

People’s Republic of China
+86-0514-89800199
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Dorsey & Whitney LLP

51 West 52nd Street

New York, NY 10019

(212) 415-9200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Megan J. Penick Dorsey & Whitney LLP 51 West 52nd Street New York, New York 10019 (212) 415-9200

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED FEBRUARY 21, 2024

MEIHUA INTERNATIONAL MEDICAL TECHNOLOGIES CO., LTD.

Warrants to Purchase 1,205,255 Ordinary Shares

This prospectus relates to the resale, from time to time, by the Selling Shareholders (as defined herein) named herein or their permitted assigns, of up to 1,205,255 ordinary shares, par value $0.0005 per share, of the Company exercisable at $2.9869 per share (the “Warrant Shares”), issuable upon exercise of warrants (the “Warrants”). The Warrants and the Warrant Shares were sold in a private placement pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

We are not selling any ordinary shares under this prospectus and will not receive any proceeds from the sale of the ordinary shares by the Selling Shareholders. To the extent the Warrants are exercised for cash, if at all, we will receive the exercise price of such Warrants. We cannot, however, predict when or if the Warrants will be exercised and it is possible that the Warrants may expire or never be exercised, or they will be exercised cashlessly, in accordance with the terms of the Warrants, in which case we will not receive any cash proceeds. The Selling Shareholders will bear all commissions and discounts, if any, attributable to the sale of the ordinary shares underlying the Warrants. We will bear all costs, expenses and fees in connection with the registration of the ordinary shares issuable to the selling shareholders upon the exercise of the Warrants.

The Selling Shareholders may sell the Warrant Shares included in this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Shareholders may sell the shares in the section entitled “Plan of Distribution.” Each Selling Shareholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act.

The Selling Shareholders will pay all brokerage fees and commissions and similar expenses in connection with the offer and sale of the Warrant Shares by the Selling Shareholders pursuant to this prospectus. We will pay the expenses (except brokerage fees and commissions and similar expenses) incurred to register under the Securities Act the offer and sale of the Warrant Shares included in this prospectus by the Selling Shareholders. See “Plan of Distribution.”

We may amend or supplement this prospectus supplement from time to time by filing amendments or supplements as required. You should read the entire base prospectus and prospectus supplement and any amendments or supplements carefully before you make your investment decision.

We have utilized the home country rule exemption in relation to the placement and elected to be exempt from the Nasdaq Marketplace Rule 5635(d), and notified Nasdaq of our decision to exercise such exemption. Please see “Implications of Being a Foreign Private Issuer” in this prospectus supplement.

We are an “emerging growth company” and a “foreign private issuer,” each as defined under the federal securities laws, and, as such, we will be subject to reduced public company reporting requirements for this prospectus supplement and future filings. See “Prospectus Supplement Summary - Implications of Being an Emerging Growth Company” and “Prospectus Supplement Summary - Implications of Being a Foreign Private Issuer.”

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “MHUA.” On February 20, 2024, the last reported sale price of our ordinary shares on the Nasdaq Stock Market was $0.82.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 19 of this prospectus and the risk factors set forth in our most recent annual report on Form 20-F, as amended and filed with the SEC on August 29, 2023 (the “2022 Annual Report”).

Unless otherwise stated, as used in this prospectus supplement, “Meihua,” refers to Meihua International Medical Technologies Co., Ltd., 美华国际医疗科技有限公司, a Cayman Islands exempted company, and depending on the context, “we,” “us,” “our company,” “our,” “the Company” and “Meihua International” refer to Meihua International Medical Technologies Co., Ltd., 美华国际医疗科技有限公司, a Cayman Islands exempted company, its subsidiaries, Kang Fu International Medical Co., Limited (“Kang Fu International Medical”), Yangzhou Huada Medical Device Co., Ltd. (“Yangzhou Huada”), Jiangsu Yada Technology Group Co., Ltd. (“Jiangsu Yada”), Jiangsu Huadong Medical Device Industrial Co., Ltd. (“Jiangsu Huadong”), Yangzhou Guanghui Medical Technology Co., Ltd. (“Guanghui”), Hainan Guoxie Technology Group Co., Ltd. (“Hainan Guoxie”) and Hainan Ruiying Technology Co., Ltd. (“Hainan Ruiying”). Guanghui was dissolved on June 1, 2023. See “Prospectus Supplement Summary — Company Overview.”

Meihua is a holding company which was incorporated under the laws of the Cayman Islands on November 10, 2020. Meihua’s direct subsidiary is Kang Fu International Medical, a Hong Kong company. Kang Fu International Medical was incorporated on October 13, 2015 by four shareholders, Yongjun Liu, Yin Liu, Ace Capital Limited and King Tai International Holding Limited. On November 22, 2019, Yongjun Liu acquired 9,300,000 shares in Kang Fu International Medical from Ace Capital Limited and 4,500,000 shares in Kang Fu International Medical from King Tai International Holding Limited, respectively. Upon consummation of such share transfer, Yongjun Liu and Yin Liu constituted all of the shareholders of Kang Fu International Medical, holding 100% of the shares of Kang Fu International Medical. On December 21, 2020, Meihua in turn acquired 41,400,000 shares (69% of the outstanding shares) from Yongjun Liu and 18,600,000 shares (31% of the outstanding shares) from Yin Liu, respectively, resulting in Kang Fu International Medical becoming Meihua’s wholly owned subsidiary. In exchange for the acquisition on Kang Fu, Meihua issued a total of 15,935,000 Ordinary Shares to Mr. and Mrs. Liu, who in turn transferred their shares to Bright Accomplish Limited, a holding company for which they are the sole shareholders, on December 21, 2020. Bright Accomplish Limited is Meihua’s controlling shareholder, holding approximately 63.54% of Meihua’s Ordinary Shares as of the date of this prospectus supplement. As such, we are a “controlled company” under Nasdaq Listing Rules 5615(c) and are allowed to follow certain exemptions afforded to a “controlled company” under the Nasdaq Listing Rules. However, we do not intend to avail ourselves of such corporate governance exemptions. See “Risks Related to Doing Business in China — We are a “controlled company” within the meaning of the Nasdaq listing rules and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders” at page 42 of this prospectus.

Meihua is not a Chinese operating company, but a Cayman Islands holding company with operations conducted by its subsidiaries located in mainland China. Meihua owns 100% of Kang Fu International Medical. Kang Fu International Medical owns 100% of Yangzhou Huada and 55% of Hainan Guoxie. Yangzhou Huada owns 100% of Jiangsu Yada. Jiangsu Yada, in turn, owns 100% of Jiangsu Huadong. Jiangsu Huadong, in turn, owns 100% of the equity interests of Guanghui, which was dissolved on June 1, 2023. Jiangsu Huadong owns 51% of Hainan Ruiying.

The structure of cash flows within our organization, and a summary of the applicable regulations, is as follows:

1.	Our equity structure is a direct holding structure, pursuant to which the overseas entity listed in the U.S., Meihua International Medical Technologies Co., Ltd. (“Meihua” or Meihua International”), directly controls Yangzhou Huada Medical Device Co., Ltd (“Yangzhou Huada”) (the “WFOE”) and other domestic operating entities which are directly owned through the Hong Kong company, Kang Fu International Medical Co., Limited (“Kang Fu International Medical”).

2.	Within our direct holding structure, the cross-border transfer of funds within our corporate group is legal and compliant with the laws and regulations of the PRC. After foreign investors’ funds enter Meihua International at the close of securities offerings, the funds can be directly transferred to Kang Fu International Medical, and then transferred to subordinate operating entities through the WFOE.

While we don’t presently intend to issue dividends to our shareholders, if the Company distributes dividends to our shareholders in the future, we will transfer the dividends to Kang Fu in accordance with the laws and regulations of the PRC, and then Kang Fu will transfer the dividends to Meihua International and the dividends will then be distributed from Meihua International to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

3.	Cash transfers occurred among the Company and its subsidiaries are fully eliminated in the consolidated financial statements and summarized as below:

	From January 1, 2023 to December 31, 2023 (in US$)
Inter-company cash transfers:	Meihua (Cayman)	Kang Fu International Medical (HK)	PRC subsidiaries
Cash transferred from Kang Fu International Medical to PRC subsidiaries (1)	-	$(1,000,000)	$1,000,000

(1)	Kang Fu International Medical transferred $1,000,000 to Yangzhou Huada, one of the PRC subsidiaries, as working capital loan.

	For the year ended December 31, 2022 (in US$)
Inter-company cash transfers:	Meihua (Cayman)	Kang Fu International Medical (HK)	PRC subsidiaries
Cash transferred from Meihua to Kang Fu International Medical (1)	$(26,010,150)	$26,010,150	-
Cash transferred from Kang Fu International Medical to Meihua (2)	$390	$(390)	-
Cash transferred from Kang Fu International Medical to PRC subsidiaries (3)	-	$(20,389,970)	$20,389,970
Cash transferred from PRC subsidiaries to Kang Fu International Medical (4)	-	$130,000	$(130,000)

(1)	Meihua transferred $26,010,150 to Kang Fu International Medical as a working capital loan.

(2)	Kang Fu International Medical transferred $390 to Meihua for repayment of a working capital loan.

(3)	Kang Fu International Medical contributed $20,389,970 to PRC subsidiaries as a capital contribution.*

(4)	Yangzhou Huada, one of the PRC subsidiaries, transferred $130,000 to Kang Fu International Medical as a working capital loan.

*	On February 18, 2022, the Company closed its initial public offering of Ordinary Shares and received approximately US$35 million. In March and April 2022, the Company transferred approximately US$26.0 million to Kang Fu International Medical for working capital purpose then Kang Fu International Medical made capital injections aggregating approximately US$20.4 million to PRC subsidiaries - Yangzhou Huada and Hainan Guoxie.

	For the year ended December 31, 2021 (in US$)
Inter-company cash transfers:	Meihua (Cayman)	Kang Fu International Medical (HK)	PRC subsidiaries
Cash transferred from Kang Fu International Medical to PRC subsidiaries (5)	-	$(46,297)	$46,297
Cash transferred from PRC subsidiaries to Kang Fu International Medical (6)	-	$768,042	$(768,042)

(5)	Kang Fu International Medical transferred $46,297 to PRC subsidiaries for repayment of a working capital loan.

(6)	Yangzhou Huada, one of the PRC subsidiaries, transferred $768,042 to Kang Fu International Medical as a working capital loan.

	For the year ended December 31, 2020 (in US$)
Inter-company cash transfers:	Meihua (Cayman)	Kang Fu International Medical (HK)	PRC subsidiaries
Cash transferred from PRC subsidiaries to Kang Fu International Medical (7)	-	$499,998	$(499,998)

(7)	Yangzhou Huada, one of the PRC subsidiaries, transferred $499,998 to Kang Fu International Medical as a working capital loan.

4.	As of the date of this prospectus supplement, no dividends or other distributions have been made to date from our subsidiaries to our holding company nor have we or any of our subsidiaries ever paid dividends or made distributions to U.S. investors to date. For the foreseeable future, the Company intends to use the earnings for research and development, to develop new products and to expand its production capacity. As a result, we do not expect to pay any cash dividends for the near term.

Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of each of their registered capitals. These reserves are not distributable as cash dividends.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Pursuant to the tax agreement between Mainland China and the Hong Kong Special Administrative Region, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10%. However, if the relevant tax authorities determine that our transactions or arrangements are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% withholding rate will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiaries. This withholding tax will reduce the amount of dividends we may receive from our PRC subsidiaries.

Meihua faces various legal and operational risks and uncertainties as a company with its principal subsidiaries based in and primarily operating in China. Most of Meihua’s subsidiaries operations are conducted in the PRC, and are governed by PRC laws, rules and regulations. Because the laws, rules and regulations are relatively new and quickly evolving, and because of the limited number of published decisions and the non-precedential nature of these decisions, and because the laws, rules and regulations often give the relevant regulator certain discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties in practice. As a result, the application, interpretation, and enforcement of new and existing laws and regulations are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. In particular, recent statements and regulatory actions by China’s government, such as those related to data security or anti-monopoly concerns, as well as the ability of Public Company Accounting Oversight Board, or the PCAOB, to inspect our auditors, may impact our Company’s ability to conduct our business, accept foreign investments, or be listed on a U.S. or other foreign stock exchange. See “Risk Factors – Risks Related to Doing Business in China” beginning at page 36 of this prospectus.

On December 28, 2021, the Cyberspace Administration of China (the “CAC”) and 12 other relevant PRC government authorities published the amended Cybersecurity Review Measures, which came into effect on February 15, 2022. The Cybersecurity Review Measures provide that a “network platform operator” that possesses personal information of more than one million users and seeks a listing in a foreign country must apply for a cybersecurity review. Further, the relevant PRC governmental authorities may initiate a cybersecurity review against any company if they determine certain network products, services, or data processing activities of such company affect or may affect national security. As of the date of this prospectus supplement, Meihua and its PRC subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice or sanction.

As of the date of this prospectus supplement and according to the currently in-effect PRC laws and regulations, we do not believe that we and our PRC subsidiaries are subject to the cybersecurity review, reporting or other permission requirements by the CAC under the applicable PRC cybersecurity laws and regulations with respect to the offering of our securities or the business operations of our PRC Subsidiaries, because neither we nor any of our PRC Subsidiaries qualifies as a critical information infrastructure operator or has conducted any data processing activities that affect or may affect national security or holds personal information of more than one million users.

In addition, we also believe that, as of the date of this prospectus supplement, we (1) are not required to obtain permissions from any PRC authorities to operate or issue our Ordinary Shares to foreign investors, (2) are not subject to permission requirements from the China Securities Regulatory Commission, or the CSRC, the CAC or any other entity that is required to approve our PRC subsidiaries’ operations, and (3) have not received or otherwise been denied such permissions by any PRC authorities. Nevertheless, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Given the current PRC regulatory environment, it is uncertain when and whether we or our PRC subsidiaries, will be required to obtain permission from the PRC government to continue to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings. As of the date of this prospectus supplement, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities.

On February 17, 2023, the CSRC promulgated Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five relevant supporting guidelines, together as the New Overseas Listing Rules, which became effective on March 31, 2023. According to the New Overseas Listing Rules, PRC domestic companies that seek to offer and list securities in overseas markets, either by direct or indirect means, are required to complete the filing procedure with the CSRC and report relevant information. In addition, an overseas-listed company must also submit the filing with respect to its follow-on offerings, issuance of convertible corporate bonds and exchangeable bonds, and other equivalent offering activities, within the time frame specified by the Trial Measures. The New Overseas Listing Rules set forth the regulatory filing requirements for both direct and indirect overseas listings and clarify the determination criteria for indirect overseas listing in overseas markets. For more detailed information, see “Risk Factors — Risks Related to Doing Business in China — Potential Chinese governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless” in the at page 37 of this prospectus and “Risk Factors — Risk Related to Doing Business in China — If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors outside of China and, as a result, cause the value of such securities to significantly decline or be worthless” at page 36 of this prospectus. The Warrants were sold to the Selling Shareholders in the previous private placement and we have filed with the CSRC within three business days after the completion of the previous placement as required under the New Overseas Listing Rules. As we are not selling any ordinary shares or other equivalent securities under this prospectus, and this offering is conducted by the Selling Shareholders, rather than by us, this offering is not subject to the filing requirement under the New Overseas Listing Rules.. We may be subject to orders to rectify, warnings and fines if we fail to comply with the requirements under the Trial Measures for any future overseas securities offering or listing, or if the CSRC disagrees with our view on the applicability of the New Overseas Listing Rules to this offering by the Selling Shareholder. Failure to comply with the filing requirements may result in an order of rectification, a warning and fines up to RMB10 million to the non-compliant domestic companies, and the directly responsible persons of the companies will be warned and fined between RMB500,000 and RMB5 million. Furthermore, if the controlling shareholder and the actual controller of the non-compliant companies organize or instigate the breach, they will be fined between RMB1 million and RMB10 million. In addition to the above filing requirements, the New Overseas Listing Rules also requires an issuer to report to the CSRC within three business days after occurrence of any the following events: (i) a change of control; (ii) its being subject to investigation or sanctions by any overseas securities regulators or overseas authorities; (iii) its change of listing status or listing segment; (iv) voluntary or mandatory delisting; and (v) material change of its principal business operations to the extent that it ceases to be subject to the filing requirements of the Trial Measures.

As a result of the legal and operational risks associated with us being based in and having our operations in China, such risks could result in a material change in our operations and/or the value of our securities and could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “Risk Factors – Risks Related to Doing Business in China” beginning at page 36 of this prospectus.

In addition, our Ordinary Shares may be delisted from Nasdaq or prohibited from being traded over the counter under the Holding Foreign Companies Accountable Act (“HFCA Act”) and related regulations if the PCAOB is unable to inspect our auditor for two consecutive years beginning in 2022. Our auditor is subject to inspection by the PCAOB on a regular basis and has not been subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, the Nasdaq Stock Market may determine to delist our Ordinary Shares. On December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained a provision to amend the HFCA Act by requiring the U.S. Securities and Exchange Commission, or the SEC, to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the delisting of our Company and the prohibition of trading in our securities if the PCAOB is unable to inspect our accounting firm at such future time. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Our securities may be delisted or prohibited from trading if the PCAOB determines that it cannot inspect or investigate completely our auditor under the Holding Foreign Companies Accountable Act. Our auditor, Kreit & Chiu CPA LLP, is headquartered in New York, NY with its office at 733 Third Avenue, Floor 16, #1014, New York, NY 10017, and is subject to inspection by the PCAOB on a regular basis. See “Risk Factors — Risks Related to Doing Business in China — Although the audit report included in this report was issued by U.S. auditors who are currently inspected by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors would be deprived of the benefits of such inspection and our Ordinary Shares may be delisted or prohibited from trading” at page 41 of this prospectus

As a medical device manufacturing and sales company, we are subject to extensive government regulation and supervision in the PRC. Pursuant to PRC laws, we must obtain production license for Class II and III disposable medical devices and production filing for Class I disposable medical device, operation license for Class III disposable medical devices and operation filing for Class II disposable medical devices, and filing or registration certificates for certain Class I, II or Class III disposable medical devices. As of the date of this prospectus supplement, we are current on all licenses and certificates and have obtained Class I, II and III disposable medical device qualifications in the PRC.

However, if we fail to timely renew our medical device licenses or registration certificates, it could adversely affect our reputation, financial conditions and results of operations. See “Risk Factors — Risks Related to Our Business and Industry — If we fail to timely renew our medical device licenses or registration certificates, it could adversely affect our reputation, financial conditions, and results of operations” at page 34 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February       , 2024

i

ABOUT THIS PROSPECTUS

This prospectus is part of a resale registration statement on Form F-1. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of our ordinary shares. Our business, financial condition, results of operations and prospects may have changed since that date. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find More Information” in this prospectus.

For investors outside the United States: We have not done anything that would permit a public offering of the securities or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus outside of the United States.

You should rely only on the information contained in or incorporated by reference in this prospectus and in any free writing prospectus prepared by or on behalf of us. We have not authorized anyone to provide you with information different from, or in addition to, that contained in or incorporated by reference in this prospectus or any related free writing prospectus. This prospectus is an offer to sell only the securities offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in or incorporated by reference in this prospectus is current only as of its date. Our business, financial condition, results of operations and prospects may have changed since that date.

We are not offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus and any free writing prospectus related to this offering in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus and any such free writing prospectus applicable to that jurisdiction.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate or plan to operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry, and assumptions based on such information and knowledge which we believe to be reasonable. Our management estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our company’s and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors” beginning on page 19. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements” on page iv below.

Unless otherwise stated, as used in this prospectus supplement, “Meihua,” refers to Meihua International Medical Technologies Co., Ltd., 美华国际医疗科技有限公司, a Cayman Islands exempted company, and depending on the context, “we,” “us,” “our company,” “our,” “the Company” and “Meihua International” refer to Meihua International Medical Technologies Co., Ltd., 美华国际医疗科技有限公司, a Cayman Islands exempted company, its subsidiaries, Kang Fu International Medical Co., Limited (“Kang Fu International Medical”), Yangzhou Huada Medical Device Co., Ltd. (“Yangzhou Huada”), Jiangsu Yada Technology Group Co., Ltd. (“Jiangsu Yada”), Jiangsu Huadong Medical Device Industrial Co., Ltd. (“Jiangsu Huadong”), Yangzhou Guanghui Medical Technology Co., Ltd. (“Guanghui”), Hainan Guoxie Technology Group Co., Ltd. (“Hainan Guoxie”) and Hainan Ruiying Technology Co., Ltd. (“Hainan Ruiying”). Guanghui was dissolved on June 1, 2023.

“PRC” or “China” refers to the People’s Republic of China, excluding, for the purpose of this prospectus supplement, Taiwan, Hong Kong, and Macau, “RMB” or “Renminbi” refers to the legal currency of China and “$” or “U.S. dollars” refers to the legal currency of the United States.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act relating to this offering of our ordinary shares. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In accordance with these requirements, we file reports and other information as a foreign private issuer with the SEC. Those reports or other information may be inspected without charge at the locations described below. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal stockholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC, or to file our annual report as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we are required to file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and will submit to the SEC, on Form 6-K, unaudited quarterly financial information for the first three quarters of each fiscal year.

You may read and copy the registration statement, including the related exhibits and schedules, and any document we file with the SEC without charge at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov.

We maintain a corporate website at http://www.meihuamed.com. Our filings with the SEC, and exhibits incorporated in and amendments to those reports, are available free of charge on our website as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the “Business Overview” and “Risk Factors” section in this prospectus as well as other documents we have filed with the SEC, including our most recent annual report on Form 20-F, as well as any amendments thereto (the “2022 Annual Report”).

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” as well as statements in the future tense or the negative or plural of those terms, and similar expressions intended to identify statements about the future, although not all forward- looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements.

Any statements in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), these forward- looking statements include, without limitation, statements regarding:

●	our future business development, financial condition and results of operations;

●	expected changes in our revenues, costs or expenditures;

●	our estimates regarding revenues, cash flows, capital requirements and our need for additional financing;

●	our expectations regarding demand for and market acceptance of our services;

●	competition in our industry; and

●	government policies and regulations relating to our industry.

The accuracy of these forward-looking statements depends upon a number of known and unknown risks and events. Many factors could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Consequently, you should not place undue reliance on these forward-looking statements. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

The forward-looking statements speak only as of the date on which they are made; and, except as required by law we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

You should refer to “Risk Factors” in this prospectus for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

You should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus may contain market data and industry forecasts that were obtained from industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the market position, market opportunity and market size information included in this prospectus, the accompanying prospectus and the documents incorporated by reference herein and therein is generally reliable, such information is inherently imprecise.

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement, and does not contain all of the information that you need to consider in making your investment decision. For a more complete understanding of our business and this offering, you should carefully read this entire prospectus supplement and the accompanying prospectus, including our historical financial statements and the notes thereto, which are incorporated herein by reference. You should read “Risk Factors” beginning on page 19 of this prospectus for more information about important risks that you should consider before making a decision to invest in our securities.

Company Overview

Meihua International is a Cayman Islands exempted company incorporated on November 10, 2020. Kang Fu International is our wholly owned subsidiary formed in Hong Kong on October 13, 2015. We operate our business through our operating subsidiaries in China, namely 1) Yangzhou Huada, a wholly foreign owned subsidiary of Kang Fu International Medical, formed on December 24, 2001, located in Yangzhou, Jiangsu Province, PRC; 2) Jiangsu Yada, a wholly owned subsidiary of Yangzhou Huada, formed on December 5, 1991, located in Yangzhou, Jiangsu Province, PRC; 3) Jiangsu Huadong, a wholly owned subsidiary of Jiangsu Yada, formed on November 18, 2000, located in Yangzhou, Jiangsu Province, PRC, 4) Hainan Guoxie Technology Group Co., Ltd., or Hainan Guoxie, of which Kang Fu owns 55% shares, formed on October 7, 2021, located in Qionghai City, Hainan Province, and 5) Hainan Ruiying Technology Co., Ltd., or Hainan Ruiying, of which Jiangsu Huadong owns 51% shares, form on October 25, 2023, located in Hainan Free Trade Port Boao Hope City, Hainan Province.

Through our operating subsidiaries in the PRC, Yangzhou Huada, Jiangsu Yada, Jiangsu Huadong, Hainan Guoxie, and Hainan Ruiying, we are mainly specialized in the research, development, manufacturing and sales of Class I, Class II and Class III disposable medical devices both domestically and internationally.

Pursuant to the Regulations on the Supervision and Administration of Medical Devices promulgated on January 4, 2000, which is effective on June 1, 2014 and amended by the State Council on May 4, 2017, medical devices are classified into the following three categories based on the degree of risk.

Class	Standard (per PRC National Medical Device Management regulations)
I	Class I medical devices shall refer to those devices with low level of risks and whose safety and effectiveness can be ensured through routine administration.
II	Class II medical devices shall refer to those devices with moderate risks that must be strictly controlled and regulated to ensure their safety and effectiveness.
III	Class III medical devices shall refer to those devices with relatively high risks that must be strictly controlled and regulated through special measures to ensure their safety and effectiveness.

We provide our customers with one-stop solution for a variety of safety and quality disposable medical devices. The safety and quality of disposable medical devices are always our core values. We attribute our success to our sustainable and organic growth driven by our capacity expansion based on market demand, our deep understanding of our target end markets and our sound relationships with our customers, distributors, independent sales agents, and suppliers.

Our Revenue Model

We generate revenues through 1) manufacturing and sales of Class I, II, III disposable medical devices under our own brands, 2) resales of Class I, II, III disposable medical devices sourced by us from other manufacturers. For the fiscal years ended December 31, 2022, 2021, and 2020, we recognized $103,346,341, $104,037,710, and $89,061,010, respectively, in revenues, of which our own brand sales accounted for 48.88%, 46.19%, and 49.94%, respectively, and the resales of sourced disposable medical devices from other manufactures accounted for 51.12%, 53.81%, and 50.06%, respectively.

Our disposable medical devices reach end users both domestically and internationally. For the fiscal years ended December 31, 2022, 2021, and 2020, our total sales to domestic direct end users customers and domestic distributor customers accounted for 99.52%, 85.78%, and 81.90% of our revenues, respectively. For the fiscal years ended December 31, 2022, 2021, and 2020, our sales to overseas distributing customers accounted for 0.48%, 14.22%, and 18.10%, respectively, of our revenues.

We sell disposable medical devices through our direct sales force and distributors. For the fiscal years ended December 31, 2022, 2021, and 2020, our sales through direct sale channels accounted for 9.16%, 9.13%, and10.59%, respectively, of our revenues, and our sales through distributors accounted for 90.84%, 90.87%, and 89.41%, respectively, of our revenues, of which domestic distributors accounted for 90.36%, 76.65%, and 71.31%, respectively, and exporting distributors accounted for 0.48%,14.22%, and 18.10%, respectively, of our revenues.

Our Products

Our products are sold throughout the PRC. Internationally, our products are exported to more than 30 countries, including Europe, North America, South America, Asia, Africa and Oceania.

Our current product portfolio (consisting of both self-manufactured and out-sourced products) includes: 1) Class I disposable medical devices, such as, disposable medical X-ray films, medical dry films, dry laser imagers, gauze bandages, examination gloves, pharmaceutical packaging materials and containers, low-density polyethylene (LDPE) bottles for eye drops, high-density polyethylene (HDPE) bottles for tablets, etc.; 2) Class II disposable medical devices, such as, disposable full anesthesia kits, medical brush, woman’s examination kits, urethral catheterization kits, gynecological examination kits, endotracheal intubation, medical masks, anal bags, and suction connecting tube, etc.; and 3) Class III disposable medical devices, such as disposable infusion pumps, anesthesia puncture kits, electronic pumps, etc.

As a medical device manufacturing and sales company, we are subject to extensive government regulation and supervision in the PRC. Pursuant to PRC laws, we must obtain production licenses for Class II and III disposable medical devices, an operation license for Class III disposable medical devices, and filing or registration certificates for certain Class I, II or Class III disposable medical devices. As of the date of this prospectus supplement, we are current on all licenses and certificates and have obtained Class I, II and III disposable medical device qualifications in the PRC. In addition, we maintain a robust quality assurance system. We have received international “CE” certification and ISO 13485 system certification. We have also registered with the FDA (registration number: 3006554788, 3007912861) for more than 30 products as of the date hereof, including but not limited to ID bracelets, surgical tapes, elastic and adhesive bandages, which are all FDA Class I products.

Our operating subsidiaries in the PRC focus on the manufacturing and sales of disposable medical devices as follows:

Yangzhou Huada

Yangzhou Huada mainly manufactures and sells Class I disposable medical devices, such as disposable pharmaceutical packaging materials and containers using LDPE for eye drops and high-density polyethylene (“HDPE”) bottles for tablets, as well as disposable plastic baby bottles, NB/PSN rubber covers and 8.2mL folded spoons for tools and containers, etc.

Additionally, Yangzhou Huada is also engaged in the resales of Class I and II disposable medical devices sourced from other manufacturers when we provide one-stop shopping experience to our customers.

Jiangsu Yada

Jiangsu Yada mainly manufactures and sells both domestically and internationally 1) Class I disposable medical devices, such as medical dry imaging films; and 2) Class II disposable medical devices, such as disposable woman’s examination kits, suction connecting tubes, and Class II 6866 medical polymer materials and products (including but not limited to transfusion equipment and pipelines, endotracheal intubation for respiratory anesthesia or ventilation), etc.

In addition to above, Jiangsu Yada is also engaged in the domestic and international resales of 1) Class I and Class II disposable medical devices sourced from other manufacturers when we provide one-stop shopping experience to our customers.

Jiangsu Huadong

Jiangsu Huadong mainly manufactures and sales both domestically and internationally 1) Class I medical devices, such as medical x-ray films, multi-functional self-extracting X-ray film machines, dry films for medical use, gauze bandages, examination gloves, etc.; 2) Class II medical devices, such as disposable full anesthesia kits, urethral catheterization kits, gynecological examination kits, endotracheal intubation, medical masks, and various tubes, etc.; and 3) Class III medical devices, such as disposable infusion pumps, anesthesia puncture kits, electronic pumps, etc.

In addition to above, Jiangsu Huadong is also engaged in the domestic and international resales of Class I, II and III medical devices sourced from other manufacturers when we provide one-stop shopping experience to our customers.

Hainan Guoxie

Leveraging the geographical and policy advantages of Hainan Province, Hainan Guoxie aims to become a manufacturer of advanced and high-tech medical equipment in Hainan Province. As of the date of this prospectus supplement, Hainan Guoxie is under construction.

Hainan Ruiying

Hainan Ruiying is a trading and import-export company, aiming to introduce cutting-edge patented pharmaceuticals, medical technologies, and civilian household equipment from renowned markets like the United States and Japan to China. The core focus of Hainan Ruiying will be in acting as a portal and facilitating the introduction of new medical technology, devices, and equipment to the Chinese market, including state-of-the-art medical devices like hearing aids, ultrasonic earwax cleaners, and advanced blood glucose meters. As of the date of this prospectus supplement, the Company has not engaged in any business operations.

Our Holding Company Structure

The Registered Notes and Conversion Shares offered pursuant to this prospectus supplement are the securities of Meihua International, an exempted company which was incorporated under the laws of the Cayman Islands on November 10, 2020 by our shareholder Yongjun Liu. Meihua’s direct subsidiary is Kang Fu International Medical, a Hong Kong company. Kang Fu International Medical was incorporated on October 13, 2015 by four shareholders, Yongjun Liu, Yin Liu, Ace Capital Limited and King Tai International Holding Limited. On November 22, 2019, Yongjun Liu acquired 9,300,000 shares in Kang Fu International Medical from Ace Capital Limited and 4,500,000 shares in Kang Fu International Medical from King Tai International Holding Limited, respectively. Upon consummation of the share transfer, Yongjun Liu and Yin Liu constituted all of the shareholders of Kang Fu International Medical, holding 100% shares of Kang Fu International Medical. On December 21, 2020, Meihua in turn acquired 41,400,000 shares (69% of the outstanding shares) from Yongjun Liu and 18,600,000 shares (31% of the outstanding shares) from Yin Liu, respectively, resulting in Kang Fu International Medical becoming Meihua International’s wholly owned subsidiary. In exchange for the acquisition on Kang Fu, Meihua issued a total of 15,935,000 Ordinary Shares to Mr. and Mrs. Liu, who in turn transferred their shares to Bright Accomplish Limited, a holding company for which they are the sole shareholders, on December 21, 2020. Bright Accomplish Limited is Meihua International’s controlling shareholder, holding approximately 63.54% of Meihua International’s Ordinary Shares as of the date of this prospectus supplement.

Meihua International is not a Chinese operating company, but a Cayman Islands holding company with operations conducted by its subsidiaries located in mainland China. Meihua International operates its business through its indirect subsidiaries in China. Below is a list of Meihua International’s operating subsidiaries:

●	Yangzhou Huada Medical Device Co., Ltd., or Yangzhou Huada: a subsidiary wholly owned by Kang Fu International Medical and established in Yangzhou, Jiangsu Province, PRC on December 24, 2001 with a registered capital of $602,400, which manufactures and sells Class I disposable medical devices under our own brands, and distributes Class I and Class II disposable medical devices sourced from other manufacturers, to our domestic customers. Specifically, Yangzhou Huada mainly focuses on the manufacturing, sales and distributions of non-bottled products, such as brushes, ID bracelets for domestic sales.

●	Jiangsu Yada Technology Group Co., Ltd., or Jiangsu Yada: a subsidiary wholly owned by Yangzhou Huada and established in Yangzhou, Jiangsu Province, PRC on December 5, 1991 with a registered capital of RMB51,390,000, which manufactures and sells Class I and Class II disposable medical devices under our own brands, and distributes Class I and Class II disposable medical devices sourced from other manufacturers, to our domestic and overseas customers. Specifically, Jiangsu Yada mainly focuses on overseas sales.

●	Jiangsu Huadong Medical Device Industrial Co., Ltd., or Jiangsu Huadong: a subsidiary wholly owned by Jiangsu Yada and established in Yangzhou, Jiangsu Province, PRC on November 18, 2000 with a registered capital of RMB50,000,000, which manufactures and sells Class I, II and III disposable medical devices under our own brands, and distributes Class I, II and III disposable medical devices sourced from other manufacturers, to our domestic and overseas customers. Specifically, Jiangsu Huadong mainly focuses on the manufacturing, sales and distributions of polyethylene bottled products, such as eye drop bottles and tablet bottles.

●	Hainan Guoxie Technology Group Co., Ltd., or Hainan Guoxie: a subsidiary of which 55% of registered capital (subscribed but unpaid registered capital) was acquired by Kang Fu International Medical from an individual Qin Wang with nil consideration on July 6, 2022, in order to conduct local business activities in Hainan. Hainan Guoxie was established in Qionghai, Hainan Province, China on October 7, 2021 with a registered capital of RMB100,000,000.

●	Hainan Ruiying Technology Co., Ltd, or Hainan Ruiying: a subsidiary of which 51% of registered capital (subscribed but unpaid registered capital) is owned by Jiangsu Huadong and established in Qionghai City, Hainan Province, China on October 25, 2023 with registered capital of RMB10,000,000 for purposes of serving as a trading and import-export company with a focus on facilitating the introduction of new medical technology, devices and equipment.

Meihua International owns 100% of Kang Fu International Medical. Kang Fu International Medical owns 100% of Yangzhou Huada and 55% of Hainan Guoxie. Yangzhou Huada owns 100% of Jiangsu Yada. Jiangsu Yada, in turn, owns 100% of Jiangsu Huadong. Jiangsu Huadong owns 51% of Hainan Ruiying. The following diagram illustrates the Company’s corporate structure as of the date of this prospectus supplement, including Meihua International’s principal subsidiary and their respective principal subsidiaries.

Key Information Related to Doing Business in China

Risks and Uncertainties Related to Doing Business in China

Meihua faces various legal and operational risks and uncertainties as a company which its principal subsidiaries based in and primarily operating in China. Most of Meihua’s subsidiaries operations are conducted in the PRC, and are governed by PRC laws, rules, and regulations. Because PRC laws, rules, and regulations are relatively new and quickly evolving, and because of the limited number of published decisions and the non-precedential nature of these decisions, and because the laws, rules and regulations often give the relevant regulator certain discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable. The PRC government has the power to exercise significant oversight and discretion over the conduct of our business, and the regulations to which we are subject may change rapidly and with little notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices.

See “Risk Factors — Risks Related to Doing Business in China — Because all of our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares,” and “— PRC’s economic, political and social conditions, as well as changes in any government policies, laws and regulations, could have a material adverse effect on our business,” as set forth at page 36 of this prospectus.

The PRC government has significant oversight and discretion over the conduct of our business, and may intervene in or influence our operations through adopting and enforcing rules and regulatory requirements. For example, in recent years the PRC government, has enhanced regulation in areas such as anti-monopoly, anti-unfair competition, cybersecurity and data privacy. See “Risk Factors — Risks Related to Our Business and Industry — If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors outside of China and, as a result, cause the value of such securities to significantly decline or be worthless”; and “— Uncertainties with respect to the PRC legal system could adversely affect us,” as set forth at page 36 of this prospectus.

In addition, our Ordinary Shares may be delisted from Nasdaq or prohibited from being traded over-the-counter under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditor for two consecutive years. Our auditor has been inspected by the PCAOB on a regular basis and it is not subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our Ordinary Shares is prohibited under the Holding Foreign Companies Accountable Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, the Nasdaq Stock Market may determine to delist our Ordinary Shares. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and reduces the number of consecutive non-inspection years required for triggering the listing and trading prohibitions from three years to two years,, thus reducing the time period before our securities may be prohibited from trading or delisted. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Our securities may be delisted or prohibited from trading if the PCAOB determines that it cannot inspect or investigate completely our auditor under the Holding Foreign Companies Accountable Act. Our auditor, Kreit & Chiu CPA LLP, is headquartered in New York, NY with its office at 733 Third Avenue, Floor 16, #1014, New York, NY 10017, and has been inspected by the PCAOB on a regular basis. See “Risk Factors — Risks Related to Doing Business in China — Although the audit report included in this report was issued by U.S. auditors who are currently inspected by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors would be deprived of the benefits of such inspection and our Ordinary Shares may be delisted or prohibited from trading,” as set forth at page 41 of this prospectus.

Permissions and Approvals Required to be Obtained from PRC Authorities for our Business Operations

As a medical device manufacturing and sales company, we are subject to extensive government regulation and supervision in the PRC. Pursuant to PRC laws, we must obtain production license for Class II and III disposable medical devices and production filing for Class I disposable medical device, operation license for Class III disposable medical devices and operation filing for Class II disposable medical devices, and filing or registration certificates for certain Class I, II or Class III disposable medical devices. As of the date of this prospectus supplement, we are current on all licenses and certificates and have obtained Class I, II and III disposable medical device qualifications in the PRC.

However, if we fail to timely renew our medical device licenses or registration certificates, it could adversely affect our reputation, financial conditions and results of operations. See “Risk Factors — Risks Related to Our Business and Industry — If we fail to timely renew our medical device licenses or registration certificates, it could adversely affect our reputation, financial conditions and results of operations,” as set forth at page 34 of this prospectus.

Permissions and Approvals Required to be Obtained from PRC Authorities for our Securities Offerings

As of the date of this prospectus supplement, we believe that we and our PRC subsidiaries, (1) are not required to obtain permissions from any PRC authorities to operate or issue our Ordinary Shares to foreign investors, (2) are not subject to permission requirements from the China Securities Regulatory Commission (the “CSRC”), the Cyberspace Administration of China (the “CAC”) or any other entity that is required to approve our PRC subsidiaries’ operations, and (3) have not received or were denied such permissions by any PRC authorities. Nevertheless, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Given the current PRC regulatory environment, it is uncertain when and whether we or our PRC subsidiaries, will be required to obtain permission from the PRC government to continue to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings. As of the date of this report, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities.

On February 17, 2023, the CSRC promulgated Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and relevant five supporting guidelines, together as the New Overseas Listing Rules, which became effective on March 31, 2023. According to the New Overseas Listing Rules, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to complete the filing procedure with the CSRC and report relevant information. In addition, an overseas-listed company must also submit the filing with respect to its follow-on offerings, issuance of convertible corporate bonds and exchangeable bonds, and other equivalent offering activities, within the time frame specified by the Trial Measures. The New Overseas Listing Rules laid out the regulatory filing requirements for both direct and indirect overseas listings and clarify the determination criteria for indirect overseas listing in overseas markets. For more detailed information, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Potential Chinese governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.” Pursuant to the New Overseas Listing Rules, (i) in connection with our previous issuance of securities to foreign investors, neither we, nor our PRC subsidiaries are required to obtain any permissions or approvals from the CSRC, and (ii) should we decide to issue additional equity or equity-linked securities for listing overseas in the future, we are not required to obtain any permissions or approvals from any PRC government authorities, except for the requisite filing with the CSRC in connection with such issuance. Failure to comply with the filing requirements may result in an order of rectification, a warning and fines up to RMB10 million to the non-compliant domestic companies, and the directly responsible persons of the companies will be warned and fined between RMB500,000 and RMB5 million. Furthermore, if the controlling shareholder and the actual controller of the non-compliant companies organizes or instigates the breach, they will be fined between RMB1 million and RMB10 million. In addition to above filing requirements, the Filings Rules also requires an issuer to report to the CSRC within three business days after occurrence of any the following events: (i) its change of control; (ii) its being subject to investigation or sanctions by any overseas securities regulators or overseas authorities; (iii) its change of listing status or listing segment; (iv) voluntary or mandatory delisting; and (v) material change of its principal business operations to the extent that it ceases to be subject to the filing requirements of the Trial Measures.

Securities Purchase Agreement with the Selling Shareholders

On December 27, 2023, the Company entered into a securities purchase agreement (the “SPA”) with Anson Investment Master Fund LP and Anson East Master Fund LP (together, the “Investors”), pursuant to which the Company agreed to issue, from time to time, up to $50,500,0000 in the Company’s securities (the “Offering”), consisting of convertible notes, issuable at a 7.0% original issue discount (the “Convertible Notes”), and accompanying ordinary share purchase warrants (the “Warrants”) with five-year terms and exercisable for a number of the Company’s ordinary shares, par value $0.0005 per share (the “Ordinary Shares”), equal to 50% of the number obtained from dividing each Convertible Note’s principal amount by the applicable VWAP (as defined in the SPA), subject to adjustment pursuant and a 4.99% beneficial ownership limitation. Pursuant to the SPA, the Company agreed to issue to the Investors at the initial closing of the Offering (the “First Closing”) $6,000,000 in Notes, convertible at the lower of (i) $2.738 per share (or 110% of the VWAP of the Ordinary Shares on December 27, 2023) or (ii) a price per share equal to 95% of the lowest VWAP of the Ordinary Shares during the seven (7)-trading day period immediately preceding the applicable conversion date, subject to certain adjustments and a 4.99% beneficial ownership limitation, and Warrants exercisable for up to an aggregate of 1,205,255 ordinary shares, at an exercise price of $2.9869 per share (or 120% of the VWAP of the Ordinary Shares on December 27, 2023). The Convertible Notes do not bear interest except upon the occurrence of an event of default thereunder, have 364-day maturity dates, must be redeemed by the Company at a premium in the event of (i) a Subsequent Financing (as defined in the SPA), (ii) a Change of Control (as defined in the SPA) and (iii) certain equity conditions listed therein. The Company also has the option to redeem the Notes in the event that the Company deems it in its best interest to do so, such as if it believes an event of default under the Notes is imminent. The Notes contain certain other covenants and events of default customary for similar transactions.

The First Closing occurred on January 2, 2024. After the First Closing, and subject to the satisfaction of certain additional conditions, including an Investor holding an outstanding Convertible Note with a principal amount below $500,000, additional tranches of funding may occur pursuant to the SPA (each, an “Additional Closing”). In conjunction with each Additional Closing, Investors will receive an additional Convertible Note containing substantially the same terms as the initial Convertible Notes issued, convertible into Ordinary Shares at 110% of the VWAP of the Ordinary Shares on the trading day immediately preceding such Additional Closing and subject to adjustment, and a Warrant exercisable for Ordinary Shares equal to 50% of the number obtained from dividing the principal amount of the Note by the VWAP on the trading day immediately prior to such Additional Closing, and such Warrant will be exercisable for 120% of the VWAP of the Ordinary Shares on the trading day immediately preceding such Additional Closing.

In addition, pursuant to the SPA and subject to certain exceptions, the Company (i) granted the Investors the right to participate in a Subsequent Financing (as defined in the SPA) until 12 months from the date on which no Convertible Notes or Warrants are outstanding, (ii) agreed not to issue or announce the issuance or proposed issuance of any Ordinary Shares or Ordinary Share Equivalents (as defined in the SPA) or file any registration statement with respect thereto during (x) the 60-day period beginning on the date of the SPA and (y) the 60-day period commencing on each Additional Closing and (iii) agreed not to enter into a Variable Rate Transaction (as defined in the SPA), or conduct a dilutive issuance (unless Investor approval is received) until such time that no Convertible Notes or Warrants are outstanding. In the event of a Subsequent Financing, the Investor has the right to demand the Company use 30% of such proceeds to repay their outstanding Convertible Notes at a 105% premium and on a pro rata basis. Additionally, the Company agreed not to effect a reverse split or reclassification of its capital stock within 12 months from the date of the SPA without the Investors’ prior consent, and subject to certain exceptions, and not to incur any additional indebtedness over $500,000 without the Investors’ prior consent, which consent is not to be unreasonably withheld. The SPA contains certain other representations and warranties, covenants and indemnities customary for similar transactions.1

The Convertible Note and the Ordinary Shares underlying the Notes are being issued pursuant to an effective shelf registration statement on Form F-3, as amended (File No. 333-27419), initially filed with the U.S. Securities and Exchange Commission (“SEC”) on August 24, 2023 and declared effective on September 29, 2023. On January 2, 2024, the Company filed a prospectus supplement pursuant to Rule 424(b)(5) of the Securities Act, registering the Convertible Notes issued at the First Closing and the Ordinary Shares underlying such Convertible Notes.

Registration Rights Agreement

Concurrently with the entry into the SPA and pursuant to its terms, the Company entered into a registration rights agreement (the “RRA”) with the Investors, pursuant to which the Company agreed to register the resale of the Ordinary Shares issuable upon exercise of the Warrants issued at the First Closing (the “Warrant Shares”) on a registration statement on Form F-3 or Form F-1, in the event Form F-3 is not available then available to the Company, (the “Registration Statement”) with the SEC. In addition, in accordance with the terms of the RRA, the Company will be obligated to register any other Notes, Warrants and Ordinary Shares underlying such future issuances of Notes or Warrants that may be sold and issued to the Investors in accordance with the terms of the SPA.

The Company agreed to use its best efforts to cause the Registration Statement registering the Warrant Shares to be declared effective by the SEC within sixty (60) calendar days (or, in the event of a “full” review by the SEC, within 90 calendar days) after the date of the RRA, and to use its best efforts to keep such Registration Statement continuously effective until the earliest of (i) the date on which the securities may be resold by the Selling Stockholders (as defined therein) without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144 of the Securities Act (“Rule 144”), without the requirement for the Company to be in compliance with the current public information under Rule 144 or any other rule of similar effect or (ii) the date on which all of the securities have been sold pursuant to this prospectus or Rule 144 or any other rule of similar effect.

Placement Agent

On December 27, 2023, the Company also entered into a placement agent agreement (the “PAA”) with Maxim Group LLC (“Maxim” or “Placement Agent”), to engage Maxim as its exclusive Placement Agent for the Offering. Maxim acted as the sole Placement Agent for the Offering. At closing of the Offering, on January 2, 2024, in accordance with the terms of the PAA, the Company paid the Placement Agent an aggregate cash fee equal to 7.0% of the gross proceeds raised in the Offering, plus up to $50,000 for all travel and other out-of-pocket expenses, including the reasonable and accounted fees and expenses of legal counsel to the Placement Agent.

Summary of Risk Factors

Investing in our securities involves significant risks. Before making any investment in our securities, in addition to reviewing the summary risk factors set forth below, you should carefully consider all of the information in our 2022 Annual Report, any amendment or update thereto reflected in subsequent filings with the SEC, including in our annual reports on Form 20-F, any amendments thereto, and all other information contained in this prospectus, and as updated by our subsequent filings under the Exchange Act. These risks are discussed more fully under “Item 3. Key Information—D. Risk Factors” in our 2022 Annual Report and in the section titled “Risk Factors” beginning on page 19 of this prospectus.

Risks Related to Our Business and Industry (for a more detailed discussion of the summary risk factors below, see “Risk Factors – Risks Related to Our Business and Industry” beginning at page 24 below)

Risks and uncertainties related to our business include, but are not limited to, the following:

●	in connection with the initial public offering of our Ordinary Shares in February 2022, we entered into certain agreements with a Hong Kong entity pursuant to which we believe we were defrauded of in excess of $10 million; because we failed to disclose such agreements at the time of the initial public offering, regardless of the arguably fraudulent nature of such agreements, we may be subject to potential liabilities or litigation exposure as a result of such agreements;

●	our operating history may not be indicative of our future growth or financial results and we may not be able to sustain our historical growth rates;

●	any failure to maintain effective quality control over our products and services could materially adversely affect our business;

●	due to the nature of our business, we may experience or be exposed to significant liability claims or complaints from customers, doctors, patients or hospitals, litigation and regulatory investigations and proceedings, such as claims arising in relation to medical device safety, or adverse publicity involving our products, which could adversely affect our financial condition and results of operations;

●	a significant interruption in the operations of our third-party suppliers and other business partners could potentially disrupt our operations;

●	while we utilize numerous suppliers, we do not have long term contracts with any of those suppliers and they could reduce order quantities or terminate their sales to us at any time;

●	we are dependent on our top customers. If we fail to acquire new customers or retain existing customers in a cost-effective manner, our business, financial condition and results of operations may be materially and adversely affected;

●	if we fail to provide a one-stop solution to our customers, we may lose customers, which would cause our financial conditions and results of operations to be adversely affected;

●	the continuing development of our products depends upon our maintaining strong working relationships with our customers, distributors and independent sales agents;

●	if we are unable to collect account receivables from our customers, our results of operations and cash flows could be adversely affected;

●	we may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations;

●	changes in U.S. and international trade policies, particularly with regard to China, may adversely impact our business and operating results;

●	we have no business liability or disruption insurance, which could expose us to significant costs and business disruption;

●	pandemics and epidemics, natural disasters, terrorist activities, political unrest, and other outbreaks could disrupt our delivery and operations, which could materially and adversely affect our business, financial condition, and results of operations;

●	failure to keep up with the changes in domestic industry policies or standards could have a material and adverse effect on our reputation, financial condition and results of operations;

●	if we fail to timely renew our medical device licenses or registration certificates, it could adversely affect our reputation, financial conditions and results of operations;

Risks Related to Our Corporate Structure (for a more detailed discussion of the summary risk factors below, see “Risk Factors—Risks Related to Our Corporate Structure” beginning at page 34 below)

We are also subject to risks and uncertainties related to our corporate structure, including, but not limited to, the following:

●	our directors and officers currently own an aggregate of 63.54% of the total voting power of our outstanding Ordinary Shares;

●	you may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited because we are incorporated under Cayman Islands law;

●	recently introduced economic substance legislation of the Cayman Islands may impact the Company or its operations;

Risks Related to Doing Business in China (for a more detailed discussion of the summary risk factors set forth below, see “Risk Factors—Risks Related to Doing Business in China” beginning at page 36 below)

We face certain risks and uncertainties related to doing business in China in general, including, but not limited to, the following:

●	because all of our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares;

●	if the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors outside of China and, as a result, cause the value of such securities to significantly decline or be worthless;

●	potential Chinese governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless;

●	changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations;

●	we may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business;

●	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of future securities offerings to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business;

●	although the audit report included in the 2022 Annual Report was issued by U.S. auditors who are currently subject to inspection by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors would be deprived of the benefits of such inspection and our Ordinary Shares may be delisted or prohibited from trading;

●	any failure to comply with PRC regulations regarding cybersecurity and data protection may subject us to fines and other legal or administrative sanctions, claims or legal proceedings;

●	U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in the PRC;

●	if we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders;

●	we face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies;

Risks Related to Our Ordinary Shares (for a more detailed discussion of the summary risk factors set forth below, see “Risks Related to Our Ordinary Shares” beginning at page 48 below)

In addition to the risks described above, we are subject to general risks and uncertainties related to our Ordinary Shares and the trading market, including, but not limited to, the following:

●	the market price for our Ordinary Shares may be volatile

●	because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares in order to obtain return on your investment;

●	substantial future sales or perceived potential sales of Ordinary Shares in the public market could cause the price of our Ordinary Shares to decline;

●	we may need additional capital and may sell additional Ordinary Shares or other equity securities or incur indebtedness, which could result in additional dilution to our shareholders or increase our debt service obligations;

●	certain existing shareholders have substantial influence over our company and their interests may not be aligned with the interests of our other shareholders;

●	we are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements; and

●	we may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

Cash Flows Through Our Company and Dividend Payments

The structure of cash flows within our organization, and a summary of the applicable regulations, is as follows:

1.	Our equity structure is a direct holding structure, pursuant to which the overseas entity listed in the U.S., Meihua International Medical Technologies Co., Ltd., directly controls Yangzhou Huada and other domestic operating entities which are directly owned through the Hong Kong company, Kang Fu.

2.	Within our direct holding structure, the cross-border transfer of funds within our corporate group is legal and compliant with the laws and regulations of the PRC. After foreign investors’ funds enter Meihua International at the close of securities offerings, the funds can be directly transferred to Kang Fu, and then transferred to subordinate operating entities through the WFOE.

As of the date of this prospectus supplement, we have not made any dividends or distributions to any U.S. investors. While we don’t presently intend to issue dividends to our shareholders, if the Company distributes dividends to our shareholders in the future, we will transfer the dividends to Kang Fu in accordance with the laws and regulations of the PRC, and then Kang Fu will transfer the dividends to Meihua International and the dividends will then be distributed from Meihua International to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

3.	In the reporting periods presented in for the year ended December 31, 2022, no cash and other asset transfers occurred among the Company and its subsidiaries other than as summarized as below:

	For the year ended December 31, 2022 (in US$)
Inter-company cash transfers:	Meihua (Cayman)	Kang Fu International Medical (HK)	PRC subsidiaries
Cash transferred from Meihua to Kang Fu International Medical (1)	$(26,010,150)	$26,010,150	-
Cash transferred from Kang Fu International Medical to Meihua (2)	$390	$(390)	-
Cash transferred from Kang Fu International Medical to PRC subsidiaries (3)	-	$(20,389,970)	$20,389,970
Cash transferred from PRC subsidiaries to Kang Fu International Medical (4)	-	$130,000	$(130,000)

(1)	Meihua transferred $26,010,150 to Kang Fu International Medical as a working capital loan.
(2)	Kang Fu International Medical transferred $390 to Meihua for repayment of a working capital loan.
(3)	Kang Fu International Medical contributed $20,389,970 to PRC subsidiaries as a capital contribution.*
(4)	Yangzhou Huada, one of the PRC subsidiaries, transferred $130,000 to Kang Fu International Medical as a working capital loan.

*	On February 18, 2022, the Company closed its initial public offering of Ordinary Shares and received approximately US$35 million. In March and April 2022, the Company transferred approximately US$26.0 million to Kang Fu International Medical for working capital purpose then Kang Fu International Medical made capital injection in aggregated of approximately US$20.4 million to PRC subsidiaries - Yangzhou Huada and Hainan Guoxie.

	For the year ended December 31, 2021 (in US$)
Inter-company cash transfers:	Meihua (Cayman)	Kang Fu International Medical (HK)	PRC subsidiaries
Cash transferred from Kang Fu International Medical to PRC subsidiaries (5)	-	$(46,297)	$46,297
Cash transferred from PRC subsidiaries to Kang Fu International Medical (6)	-	$768,042	$(768,042)

(5)	Kang Fu International Medical transferred $46,297 to PRC subsidiaries for repayment of a working capital loan.
(6)	Yangzhou Huada, one of the PRC subsidiaries, transferred $768,042 to Kang Fu International Medical as a working capital loan.

	For the year ended December 31, 2020 (in US$)
Inter-company cash transfers:	Meihua (Cayman)	Kang Fu International Medical (HK)	PRC subsidiaries
Cash transferred from PRC subsidiaries to Kang Fu International Medical (7)	-	$499,998	$(499,998)

(7)	Yangzhou Huada, one of the PRC subsidiaries, transferred $499,998 to Kang Fu International Medical as a working capital loan.

4.	No dividends or distributions of a subsidiary have been made to the Company for the years ended December 31, 2020, 2021 and 2022. For the foreseeable future, the Company intends to use the earnings for research and development, to develop new products and to expand its production capacity. As a result, we do not expect to pay any cash dividends for the near term.

Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of each of their registered capital. These reserves are not distributable as cash dividends.

According to the PRC Company Law and Foreign Investment Law, each of our PRC subsidiaries, as a foreign invested enterprise, or FIE, are required to draw 10% of its after-tax profits each year, if any, to fund a common reserve, which may stop drawing its after-tax profits if the aggregate balance of the common reserve has already accounted for over 50% of its registered capital. These reserves are not distributable as cash dividends. Furthermore, under the EIT Law, which became effective in January 2008, the maximum tax rate for the withholding tax imposed on dividend payments from PRC foreign invested companies to their overseas investors that are not regarded as “resident” for tax purposes is 20%. The rate was reduced to 10% under the Implementing Regulations for the EIT Law issued by the State Council. However, a lower withholding tax rate might be applied if there is a tax treaty between China and the jurisdiction of the foreign holding companies, such as tax rate of 5% in the case of Hong Kong companies that holds at least 25% of the equity interests in the foreign-invested enterprise, and certain requirements specified by PRC tax authorities are satisfied.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, should we wish to distribute dividends to our shareholders, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing such debt may restrict their ability to pay dividends or make other payments.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Pursuant to the tax agreement between Mainland China and the Hong Kong Special Administrative Region, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10%. However, if the relevant tax authorities determine that our transactions or arrangements are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% withholding rate will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiaries. This withholding tax will reduce the amount of dividends we may receive from our PRC subsidiaries.

Selected Condensed Consolidating Financial Schedule

In the tables below, we provide you with historical selected financial data for the years ended December 31, 2022 and 2021, which have been derived from our consolidated financial statements for those years. Historical results are not necessarily indicative of the results that may be expected for any future period.

Condensed Consolidating Schedule — Statement of Operations

	For the Year Ended December 31, 2022
	Meihua (Cayman)	Kang Fu International Medical (HK)	PRC subsidiaries	Eliminations	Consolidated Total
Revenues	$-	$-	$103,346,341	$-	$103,346,341
Cost	$-	$-	$65,247,864	$-	$65,247,864
Gross profit	$-	$-	$38,098,477	$-	$38,098,477
Income (loss) from operations	$(2,757,913)	$(4,046,265)	$17,606,140	$-	$10,801,962
Income before consolidation	$8,994,612	$13,481,369	$-	$(22,475,981)	$-
Net income	$6,242,969	$8,994,611	$13,416,105	$(22,475,981)	$6,177,704

	For the Year Ended December 31, 2021
	Meihua (Cayman)	Kang Fu International Medical (HK)	PRC subsidiaries	Eliminations	Consolidated Total
Revenues	$-	$-	$104,037,710	$-	$104,037,710
Cost	$-	$-	$64,232,469	$-	$64,232,469
Gross profit	$-	$-	$39,805,241	$-	$39,805,241
Income (loss) from operations	$(99,738)	$(16,387)	$26,377,079	$-	$26,260,954
Income before consolidation	$21,049,317	$19,812,052	$-	$(40,861,369)	$-
Net income	$20,949,579	$21,049,317	$19,812,052	$(40,861,369)	$20,949,579

Condensed Consolidating Schedule — Balance Sheet

	As of December 31, 2022
	Meihua (Cayman)	Kang Fu International Medical (HK)	PRC subsidiaries	Eliminations	Consolidated Total
Cash and restricted cash	$6,038,630	$1,611,955	$19,086,115	$-	$26,736,700
Total current assets	$33,625,172	$52,461,542	$120,694,223	$(71,461,782)	$135,319,155
Investments in subsidiaries	$104,497,765	$108,984,522	$-	$(213,482,287)	$-
Total non-current assets	$104,497,765	$108,984,522	$28,258,424	$(213,482,287)	$28,258,424
Total assets	$138,122,937	$161,446,064	$148,952,647	$(284,944,069)	$163,577,579
Total liabilities	$-	$1,274	$24,897,225	$-	$24,898,499
Total shareholders’ equity	$138,122,937	$161,444,790	$124,055,422	$(284,944,069)	$138,679,080
Total liabilities and shareholders’ equity	$138,122,937	$161,446,064	$148,952,647	$(284,944,069)	$163,577,579

	As of December 31, 2021
	Meihua (Cayman)	Kang Fu International Medical (HK)	PRC subsidiaries	Eliminations	Consolidated Total
Cash and restricted cash	$-	$129,037	$8,020,239	$-	$8,149,276
Total current assets	$1,616,971	$(5,839,105)	$88,203,305	$13,295,179	$97,276,350
Investments in subsidiaries	$106,251,369	$106,092,745	$-	$(212,344,114)	$-
Total non-current assets	$106,251,369	$106,092,745	$30,776,439	$(203,539,522)	$39,581,031
Total assets	$107,868,340	$100,253,640	$118,979,744	$(190,244,343)	$136,857,381
Total liabilities	$99,738	$443,265	$28,545,776	$-	$29,088,779
Total shareholders’ equity	$107,768,602	$99,810,375	$90,433,968	$(190,244,343)	$107,768,602
Total liabilities and shareholders’ equity	$107,868,340	$100,253,640	$118,979,744	$(190,244,343)	$136,857,381

Condensed Consolidating Schedule — Statement of Cash Flows

	For the Year Ended December 31, 2022
	Meihua (Cayman)	Kang Fu International Medical (HK)	PRC subsidiaries	Eliminations	Consolidated Total
Net cash (used in) provided by operating activities	$(28,820,953)	$21,906,025	$(2,248,110)	$-	$(9,163,038)
Net cash used in investing activities	$-	$(20,165,956)	$(8,620,292)	$20,165,956	$(8,620,292)
Net cash provided by (used in) financing activities	$34,859,583	$(257,150)	$22,809,023	$(20,165,956)	$37,245,500

	For the Year Ended December 31, 2021
	Meihua (Cayman)	Kang Fu International Medical (HK)	PRC subsidiaries	Eliminations	Consolidated Total
Net cash provided by (used in) operating activities	$-	$604,599	$(659,262)	$-	$(54,663)
Net cash used in investing activities	$-	$-	$(833,817)	$-	$(833,817)
Net cash (used in) provided by financing activities	$-	$(817,571)	$2,677,805	$-	$1,860,234

Corporate Information

Our principal executive offices are located at 88 Tongda Road, Touqiao Town, Guangling District, Yangzhou, 225000 People’s Republic of China, and our phone number is +86-0514-89800199. We maintain corporate websites at http://meihuamed.com and http://ir.meihuamed.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus supplement. Our agent for service of process in the United States is Dorsey & Whitney LLP, 51 West 52nd Street, New York, New York 10016 and its phone number is (212) 415-9200.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our SEC filings;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards.  We have elected to use the extended transition period under the JOBS Act. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (c) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur as of the end of our fiscal year if the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Foreign Private Issuer

We are incorporated under the laws of the Cayman Islands, and more than 50 percent of our outstanding voting securities are not directly or indirectly held by residents of the United States. Therefore, we are a “foreign private issuer,” as defined in Rule 405 under the Securities Act and Rule 3b-4(c) under the Exchange Act. As a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example:

●	we are not required to provide as many Exchange Act reports or provide periodic and current reports as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

As an exempted company with limited liability incorporated under the laws of the Cayman Islands that is listed on Nasdaq, the Company is subject to Nasdaq corporate governance listing standards. Under Nasdaq rules, a foreign private issuer may, in general, follow its home country corporate governance practices in lieu of some of the Nasdaq corporate governance requirements. Pursuant to the home country rule exemption set forth under Nasdaq Listing Rule 5615(a)(3)(A), a foreign private issuer may follow its home country practice in lieu of the requirements of the Nasdaq Marketplace Rule 5600 series so long as the issuer discloses in its annual report filed with the SEC each requirement of Rule 5600 that it does not follow and describes the home country practice followed in lieu of such requirement.

As such, we have exercised the home country rule exemption and elected to be exempt from the Nasdaq Marketplace Rule 5635(d) and notified Nasdaq of our decision to exercise such exemption. Nasdaq Marketplace Rule 5635(d) sets forth the circumstances under which shareholder approval is required prior to an issuance of securities, other than in a public offering, equal to 20% or more of the voting power outstanding at a price less than the lower of: (x) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (y) the average Nasdaq Official Closing Price of the Ordinary Shares (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement. We have notified Nasdaq that we have elected to be exempt from the Nasdaq Marketplace Rule 5635(d). In addition, we will disclose the home country rule exemption of Nasdaq Marketplace Rule 5635(d) in our annual report on Form 20-F for the fiscal year ending December 31, 2023.

Ogier, our Cayman Islands counsel, has provided a letter to the Nasdaq Stock Market certifying that under Cayman Islands law, we are not required to comply with above-mentioned requirements.

THE OFFERING

Ordinary Shares Offered:	1,205,255 ordinary shares issuable upon exercise of outstanding warrants

Ordinary Shares outstanding before this offering:	24,234,673

Ordinary Shares outstanding after this offering (1):	25,439,928

Use of Proceeds	While we may receive proceeds from the Selling Shareholders’ exercise of the Warrants (which may, in certain circumstances, be exercised cashlessly), we will not receive any proceeds from the sale of the Ordinary Shares underlying the Warrants offered in this prospectus. For further information, see the “Use of Proceeds” section below.

Risk Factors	See “Risk Factors” beginning on page 19 of this prospectus as well as other information included in this prospectus and our Annual Report on Form 20-F/A, as filed with the SEC on August 29, 2023, for a discussion of certain factors you should carefully consider before investing in our securities.

Nasdaq Global Market Symbol	MHUA

(1)	The number of shares outstanding following completion of the Offering do not include shares issuable upon conversion of the Convertible Notes held by the Selling Shareholders. The $6,000,000 in Convertible Notes sold to the Selling Shareholders in a primary offering on Form F-3 are convertible from time to time at the lower of (i) $2.738 per share or (ii) a price per share equal to 95% of the lowest VWAP of the Ordinary Shares during the seven trading day period immediately preceding the applicable conversion date, subject to certain adjustments and a 4.99% beneficial ownership limitation.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus supplement and the accompanying prospectus involves risks. You should carefully consider the risk factors described below and in our 2022 Annual Report and the accompanying prospectus, any amendment or update thereto reflected in subsequent filings with the SEC, including in our annual reports on Form 20-F, and all other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to this Offering

Our recent entry into a Securities Purchase Agreement with the Selling Shareholders for the sale of up to $50.5 million in Convertible Notes and Warrants, of which we have sold $6.0 million to date, along with any subsequent conversion and/or exercise thereof, may depress the price of our Ordinary Shares and encourage short sales by third parties, which could further depress the price of our Ordinary Shares.

To the extent that the Selling Shareholders opt to purchase additional Convertible Notes and Warrants from the Company, for up to an additional $44,500,000 in convertible notes and warrants, there could be substantial additional dilution and additional pressure placed on the market price of our Ordinary Shares in the event such Convertible Notes are converted. The risk of dilution from such issuances of Ordinary Shares may cause shareholders to sell our Ordinary Shares held by them, which could further contribute to any decline in the price of our Ordinary Shares. Any downward pressure on the price of our Ordinary Shares caused by the sale or potential sale of such Ordinary Shares could encourage short sales by third parties. In a short sale, a prospective seller borrows shares from a stockholder or broker and sells the borrowed shares. The prospective seller hopes that the share price will decline, at which time the seller can purchase shares at a lower price for delivery back to the lender. The seller profits when the share price declines because it is purchasing shares at a price lower than the sale price of the borrowed shares. Such sales could place downward pressure on the price of our Ordinary Shares by increasing the number of Ordinary Shares being sold, which could further contribute to any decline in the market price of our Ordinary Shares. In addition, such price depression could also result in our failure to meet the Nasdaq minimum bid price requirement set forth in Nasdaq Listing Rule 5450(a)(1). If the closing bid price of our Ordinary Shares falls below $1.00 per Ordinary Share for 30 consecutive trading days, we cannot assure you that we will regain compliance within the timeframes set by Nasdaq, and, although we would need to take such actions to maintain listing, such as completing a reverse stock split, we cannot assure you that our Ordinary Shares would not be delisted from the Nasdaq.

Raising additional capital and the sale of additional Ordinary Shares or other equity securities could result in dilution to our shareholders, while the incurrence of debt may impose restrictions on our operations.

We may require additional cash resources due to certain future developments, including any investments or acquisitions we may decide to pursue. If our cash resources are insufficient to satisfy our cash requirements, we may seek to sell equity or debt securities or obtain a credit facility in addition to or outside of the Convertible Note and Warrant offering. Such sale of equity securities would result in dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. Furthermore, the issuance of additional securities by us, whether equity or debt, or the possibility of such issuance, may cause the market price of our Ordinary Shares to decline and existing shareholders may not agree with our financing plans or the terms of such financings.

Future sales of our Ordinary Shares, whether by us or our shareholders, could cause our share price to decline.

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our Ordinary Shares on the public market, the trading price of Ordinary Shares could decline significantly. Similarly, the perception in the public market that our shareholders might sell Ordinary Shares could also depress the market price of our Ordinary Shares. A decline in the price of our Ordinary Shares might impede our ability to raise capital through the issuance of additional Ordinary Shares or other equity securities. In addition, the issuance and sale by us of additional Ordinary Shares or securities convertible into or exercisable for Ordinary Shares, or the perception that we will issue such securities, could reduce the trading price for our Ordinary Shares as well as make future sales of equity securities by us less attractive or not feasible.

Securities analysts may not cover our Ordinary Shares and this may have a negative impact on the market price of our Ordinary Shares.

The trading market for our Ordinary Shares will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts. We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our Ordinary Shares would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our Ordinary Shares, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, our share price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our Ordinary Shares could decrease and we could lose visibility in the financial markets, which could cause our share price and trading volume to decline.

Techniques employed by short sellers may drive down the market price of our Ordinary Shares.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

Public companies listed in the United States that have a substantial majority of their operations in China have at times been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions.

We may in the future be the subject of unfavorable allegations made by short sellers. Any such allegations may be followed by periods of instability in the market price of our Ordinary Shares and negative publicity. If and when we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable federal or state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations and shareholder’s equity, and the value of any investment in our Ordinary Shares could be greatly reduced or rendered worthless.

Management will have broad discretion as to the use of the proceeds from the exercise of any Warrants by the Selling Shareholders, and uses may not improve our financial condition or market value.

Because we have not designated the amount of net proceeds from the exercise of any Warrants by the Selling Shareholders to be used for any particular purpose, our management will have broad discretion as to the application of such proceeds. Our management may use the proceeds for working capital and general corporate purposes that may not improve our financial condition or advance our business objectives.

Risks and Uncertainties Related to Doing Business in China

Meihua faces various legal and operational risks and uncertainties as a company which its principal subsidiaries based in and primarily operating in China. Most of Meihua’s subsidiaries operations are conducted in the PRC, and are governed by PRC laws, rules, and regulations. Because PRC laws, rules, and regulations are relatively new and quickly evolving, and because of the limited number of published decisions and the non-precedential nature of these decisions, and because the laws, rules and regulations often give the relevant regulator certain discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable. The PRC government has the power to exercise significant oversight and discretion over the conduct of our business, and the regulations to which we are subject may change rapidly and with little notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices.

See “Risk Factors — Risks Related to Doing Business in China — Because all of our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares.” And “— PRC’s economic, political and social conditions, as well as changes in any government policies, laws and regulations, could have a material adverse effect on our business.”

The PRC government has significant oversight and discretion over the conduct of our business, and may intervene in or influence our operations through adopting and enforcing rules and regulatory requirements. For example, in recent years the PRC government, has enhanced regulation in areas such as anti-monopoly, anti-unfair competition, cybersecurity and data privacy. See “Risk Factors — Risks Related to Our Business and Industry — If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors outside of China and, as a result, cause the value of such securities to significantly decline or be worthless.”; and “— Uncertainties with respect to the PRC legal system could adversely affect us.”

In addition, our Ordinary Shares may be delisted from Nasdaq or prohibited from being traded over-the-counter under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditor for two consecutive years. Our auditor has been inspected by the PCAOB on a regular basis and it is not subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our Ordinary Shares is prohibited under the Holding Foreign Companies Accountable Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, the Nasdaq Stock Market may determine to delist our Ordinary Shares. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and reduces the number of consecutive non-inspection years required for triggering the listing and trading prohibitions from three years to two years,, thus reducing the time period before our securities may be prohibited from trading or delisted. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Our securities may be delisted or prohibited from trading if the PCAOB determines that it cannot inspect or investigate completely our auditor under the Holding Foreign Companies Accountable Act. Our auditor, Kreit & Chiu CPA LLP, is headquartered in New York, NY with its office at 733 Third Avenue, Floor 16, #1014, New York, NY 10017, and has been inspected by the PCAOB on a regular basis. See “Risk Factors — Risks Related to Doing Business in China — Although the audit report included in this report was issued by U.S. auditors who are currently inspected by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors would be deprived of the benefits of such inspection and our Ordinary Shares may be delisted or prohibited from trading.”

Permissions and Approvals Required to be Obtained from PRC Authorities for our Business Operations

As a medical device manufacturing and sales company, we are subject to extensive government regulation and supervision in the PRC. Pursuant to PRC laws, we must obtain production license for Class II and III disposable medical devices and production filing for Class I disposable medical device, operation license for Class III disposable medical devices and operation filing for Class II disposable medical devices, and filing or registration certificates for certain Class I, II or Class III disposable medical devices. As of the date of this prospectus, we are current on all licenses and certificates and have obtained Class I, II and III disposable medical device qualifications in the PRC.

However, if we fail to timely renew our medical device licenses or registration certificates, it could adversely affect our reputation, financial conditions and results of operations. See “Risk Factors — Risks Related to Our Business and Industry — If we fail to timely renew our medical device licenses or registration certificates, it could adversely affect our reputation, financial conditions and results of operations.”

Permissions and Approvals Required to be Obtained from PRC Authorities for our Securities Offerings

As of the date of this prospectus, we believe that we and our PRC subsidiaries, (1) are not required to obtain permissions from any PRC authorities to operate or issue our Ordinary Shares to foreign investors, (2) are not subject to permission requirements from the China Securities Regulatory Commission (the “CSRC”), the Cyberspace Administration of China (the “CAC”) or any other entity that is required to approve our PRC subsidiaries’ operations, and (3) have not received or were denied such permissions by any PRC authorities. Nevertheless, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Given the current PRC regulatory environment, it is uncertain when and whether we or our PRC subsidiaries, will be required to obtain permission from the PRC government to continue to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings. As of the date of this report, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities.

On February 17, 2023, the CSRC promulgated Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and relevant five supporting guidelines, together as the New Overseas Listing Rules, which became effective on March 31, 2023. According to the New Overseas Listing Rules, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to complete the filing procedure with the CSRC and report relevant information. In addition, an overseas-listed company must also submit the filing with respect to its follow-on offerings, issuance of convertible corporate bonds and exchangeable bonds, and other equivalent offering activities, within the time frame specified by the Trial Measures. The New Overseas Listing Rules laid out the regulatory filing requirements for both direct and indirect overseas listings and clarify the determination criteria for indirect overseas listing in overseas markets. For more detailed information, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Potential Chinese governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.” Pursuant to the New Overseas Listing Rules, (i) in connection with our previous issuance of securities to foreign investors, neither we, nor our PRC subsidiaries are required to obtain any permissions or approvals from the CSRC, and (ii) should we decide to issue additional equity or equity-linked securities for listing overseas in the future, we are not required to obtain any permissions or approvals from any PRC government authorities, except for the requisite filing with the CSRC in connection with such issuance. Failure to comply with the filing requirements may result in an order of rectification, a warning and fines up to RMB10 million to the non-compliant domestic companies, and the directly responsible persons of the companies will be warned and fined between RMB500,000 and RMB5 million. Furthermore, if the controlling shareholder and the actual controller of the non-compliant companies organizes or instigates the breach, they will be fined between RMB1 million and RMB10 million. In addition to above filing requirements, the Filings Rules also requires an issuer to report to the CSRC within three business days after occurrence of any the following events: (i) its change of control; (ii) its being subject to investigation or sanctions by any overseas securities regulators or overseas authorities; (iii) its change of listing status or listing segment; (iv) voluntary or mandatory delisting; and (v) material change of its principal business operations to the extent that it ceases to be subject to the filing requirements of the Trial Measures.

Risks Related to Our Business and Industry

In connection with the initial public offering of our Ordinary Shares in February 2022, we entered into certain agreements with a Hong Kong entity pursuant to which we believe we were defrauded of in excess of $10 million; because we failed to disclose such agreements at the time of the initial public offering, regardless of the arguably fraudulent nature of such agreements, we may be subject to potential liabilities or litigation exposure as a result of such agreements.

The Company closed its initial public offering (the “IPO”) of its ordinary shares (the “Ordinary Shares”) on February 18, 2022, through which the Company raised $39.4 million through the sale of 3,940,000 Ordinary Shares at a purchase price of $10.00 per share. During the roadshow leading up to the IPO, a Hong Kong investment company named Tai He International Group Limited (“Tai He”) was referred to the Company by Shengang Securities Company Limited (“Shengang”), the Company’s co-underwriter based in the People’s Republic of China (“PRC”). Tai He, through negotiations with Shengang, asserted that it would participate in the IPO as an investor. As a development stage PRC medical device company, the Company’s management had no experience in the U.S. capital markets and relied on its investment bankers and underwriters in providing guidance and advice concerning its U.S. public offering. Accordingly, the Company was unaware of the actual motives of Tai He. Based on the Company’s trust in Shengang and given the circumstances that the Company was unable to make further verification, the Company hastily entered into a series of agreements with Tai He (the “Tai He Agreements”).

Pursuant to the Tai He Agreements, Tai He agreed to invest a minimum of $35 million in the IPO subject to the Company making a $7.0 million refundable deposit (the “Refundable Deposit”) and advancing a $3.0 million service fee for investor relations and other services (together, the “Services”) payable to Tai He. The Company, its affiliates and individual shareholders paid the $7.0 million Refundable Deposit and $3.0 million service fee to Tai He in several installments from January 27, 2022 to March 11, 2022. After March 11, 2022, the Company has made no other payments to, nor had any direct interaction with, Tai He, and, in actuality, the Company never directly communicated with Tai He during the negotiations, only communicating about Tai He and the Tai He Agreements through Shengang.

After the IPO, through the Company’s internal risk control process, the Company learned that Tai He does not appear to be an investor in the Company and, when the Company attempted to inquire about it, Tai He refused to speak with the Company. Based on the facts as investigated and understood by the Company, the Company believes that it was defrauded by Tai He and that Tai He never actually invested $35 million in the IPO. In fact, the Company learned that Tai He made no investments in the Company at all, and Tai He has no involvement in the Company’s IPO matters. In addition, the Refundable Deposit has not been repaid to the Company and no Services have been provided to the Company by Tai He. As a result, the Company believes that the Tai He Agreements may be deemed a fraud perpetrated by Tai He and Shengang against the Company by Tai He taking advantage of asymmetric information, including the Company’s lack of knowledge and understanding of the U.S. markets, IPO rules and processes, and the trust of the Company.

After consultation with professionals, the Company is now aware that the Tai He Agreements were required to be disclosed to the public and the Company believes that the agreements themselves are fraudulent and non-enforceable, and therefore the Company is disclosing the Tai He Agreements to meet the compliance requirements of the Securities and Exchange Commission (“SEC”). Further, the Company acknowledges that it had improperly relied on the advice, direction and counsel of Shengang when entering into the Tai He Agreements. The Company is now proactively working to terminate the Tai He Agreements and recover the monies already paid to Tai He by the Company. Due to the uncertainty of collection, the Company has written off approximately $4.8 million deposit and fully expensed $2.3 million service fee paid by the Company to Tai He in the year ended December 31, 2022. The Company and its executive management team intends to cooperate with the SEC, as well as any other relevant authorities, to ensure that its investors’ interests are protected while such matters are resolved. Nonetheless, the existence of the Tai He Agreements and the Company’s failure to disclose them could expose the Company potential shareholder litigation and/or SEC enforcement or other regulatory action.

Our operating history may not be indicative of our future growth or financial results and we may not be able to sustain our historical growth rates.

Our operating history may not be indicative of our future growth or financial results. There is no assurance that we will be able to grow our revenues in future periods. Our growth rates may decline for any number of possible reasons, and some of them are beyond our control, including decreasing customer demand, increasing competition, declining growth of the medical device industry in general, emergence of alternative business models, or changes in government policies or general economic conditions. We will continue to expand our sales network and product offerings to bring greater convenience to our customers and to increase our customer base and number of transactions. However, the execution of our expansion plan is subject to uncertainty and the total number of items sold and number of transacting customers may not grow at the rate we expect for the reasons stated above. If our growth rates decline, investors’ perceptions of our business and prospects may be adversely affected and the market price of our Ordinary Shares could decline.

Failure to maintain the quality and safety of our products could have a material and adverse effect on our reputation, financial condition and results of operations.

The quality and safety of our products, whether self-manufactured or outsourced, are critical to our success. As a medical device manufacturer with a history of over 30 years, and a management team with more than 40 years of industry experience, quality and safety are maintained as our core value. Our medical devices are directly used on the human body and are essential to human health. We pay close attention to quality control, monitoring each step in the process from procurement to production and from warehouse to delivery. Maintaining consistent product quality depends significantly on the effectiveness of our quality control system, which in turn depends on a number of factors, including but not limited to the design of our quality control system, employee training to ensure that our employees adhere to and implement our quality control policies and procedures and the effectiveness of monitoring of any potential violation(s) of our quality control policies and procedures. There can be no assurance that our quality control system will always prove to be effective.

In addition, the quality of the products or services provided by our suppliers or business partners is subject to factors beyond our control, including the effectiveness and the efficiency of their quality control system, among others. There can be no assurance that our suppliers or business partners will always be able to adopt appropriate quality control systems and meet our stringent quality control requirements in respect of the products or services they provide. Any failure of our suppliers or business partners to provide satisfactory products or services could harm our reputation and adversely impact our operations. In addition, we may be unable to receive sufficient compensation from suppliers and business partners for the losses caused by them.

As of the date of this report, we are unaware of any material accidents related to the quality or safety of our products.

Any failure to maintain effective quality control over our products and services could materially adversely affect our business.

The quality of our services and products is critical to the success of our business, and such quality to a large extent depends on the effectiveness of our quality control system. We have developed a rigorous quality control system that enables us to monitor each stage of the production process.

However, despite our quality control management system, we cannot eliminate all risks of errors, defects or failures. We may fail to detect or cure defects as a result of a number of factors, many of which are outside our control, including:

●	technical or mechanical malfunctions in the production process;

●	human error or malfeasance by our quality control personnel;

●	tampering by third parties; and

●	defective raw materials or equipment.

Failure to detect quality defects in our products could result in patient injury, customer dissatisfaction, or other problems that could seriously harm our reputation and business, expose us to liability, and adversely affect our revenue and profitability.

In 2018, our PRC subsidiaries Jiangsu Yada and Jiangsu Huadong were fined an immaterial amount for noncompliance with certain local laws and regulations, which non-compliance was cured by us in the same year.

For the fiscal year of 2022 and as of the date of report, we are not aware of any material investigations, prosecutions, disputes, claims or other proceedings relating to quality or quality control issues, nor has the Company received any notices of, been punished for, nor can we foresee any punishment being made by any related government authorities of the PRC as of the date of this report.

Due to the nature of our business, we may experience or be exposed to significant liability claims or complaints from customers, doctors, patients or hospitals, litigation and regulatory investigations and proceedings, such as claims arising in relation to medical device safety, or adverse publicity involving our products, which could adversely affect our financial condition and results of operations.

We face an inherent risk of liability claims or complaints related to the use of our products by our customers, doctors, patients and hospitals. We take those complaints and claims seriously and endeavor to reduce such complaints by implementing various remedial measures. Nevertheless, we cannot assure you that we can successfully prevent or address all such complaints.

Any complaints or claims against us, even if meritless and unsuccessful, may divert management’s attention and other resources from our business and adversely affect our business and operations. Such complaints or claims may cause customers to lose confidence in us and our brand, which may adversely affect our business and results of operations. Furthermore, negative publicity including but not limited to negative online reviews on social media and crowd-sourced review platforms, industry findings or media reports related to medical device quality and safety, public health concerns, illness, injuries, whether or not accurate, and whether or not concerning our products, can adversely affect our business, results of operations and reputation.

We face potential liability, expenses for legal claims and exposure to other harm due to the nature of our business. For example, customers could assert legal claims against us in connection with personal injuries or illness related to the use of medical devices we sell. The PRC government, media outlets and public advocacy groups have been increasingly focused on customer protection in recent years. Selling of defective products may expose us to liabilities associated with customer protection laws. We may be deemed responsible for compensating customer losses even if personal injuries or illness are not directly caused by us. Such liability could arise through the actions of our suppliers or business partners. Thus, we may be held liable if our suppliers or other business partners fail to comply with applicable product quality and safety related rules and regulations. In such a situation, though we can ask the responsible parties to indemnify us for such liability, even if we receive full indemnification our reputation could still be adversely affected.

We may face additional exposure to claims and lawsuits. These claims could divert management time and attention away from our business and result in significant costs to investigate and defend, regardless of the merits of the claims. In some instances, we may elect or be forced to pay substantial damages if we are unsuccessful in our efforts to defend against these claims, which could harm our business, financial condition and results of operations. In addition, our directors, management and employees may from time to time be subject to litigation and regulatory investigations and proceedings or otherwise face potential liability and expense in relation to medical device quality and safety, commercial, labor, employment, securities or other matters, which could adversely affect our reputation and results of operations.

As of the date of this report, we are not aware of any notices, warnings, investigations, prosecutions, disputes, claims or other proceedings related to customer rights protection having been brought against us, nor have we been punished or fined or can we foresee any punishment or fines to be made by any government authorities of the PRC or any other jurisdiction.

We face the risk of fluctuations in the cost, availability and quality of our raw materials, which could adversely affect our results of operations.

The cost, availability and quality of our principal raw materials, such as rubber, chemical PE, polyethylene, polypropylene, nylon, non-woven fabrics and other bulk commodities, are important to our operations. After years of development, we have established long-term cooperative relationships with numerous raw material suppliers under a positive price negotiation and adjustment mechanism. However, if the cost of raw materials increases due to policy changes, large market price fluctuations or any other reasons, our business and results of operations could be adversely affected.

Lack of availability of raw materials, whether due to shortages in supply, delays or interruptions in processing, failure of timely deliver materials or otherwise, could interrupt our operations and adversely affect our financial results.

Defective raw materials or raw materials with quality issues could subject us to product liability claims or legal actions, which could adversely affect our financial conditions and results of operations.

A significant interruption in the operations of our third-party suppliers and other business partners could potentially disrupt our operations.

We have limited control over the operations of our third-party suppliers and other business partners and any significant interruption in their operations may have an adverse impact on our operations. For example, a significant interruption in the operations of our supplier’s manufacturing facilities could cause delay or termination of shipment of the raw materials to us, which may cause delay or termination of shipment of ordered products to our customers, resulting in damage to our customer relationships. If we could not solve the impact of the interruptions of operations of our third-party suppliers, our business operations and financial results may be materially and adversely affected.

Although we believe that we could establish alternate sources from other suppliers for most of our raw materials, any delay in locating and establishing relationships with other sources could result in shortages or back orders for such raw materials. There can be no assurance that such replacement suppliers will provide the raw materials that are needed by us in the quantities that we request or at the prices that we are willing to pay. Any shortage in quantities or increase in prices could adversely affect our financial conditions and results of operations.

As the relevant land plots are of allocated land use right, we may be required to pay the land granting fees to convert such allocated land use rights to granted land use rights.

Allocated land use rights may only be held by Chinese state-owned enterprises, government authorities and public entities or used for certain prescribed purposes - for example, military installations and infrastructure projects. Allocated lands may be requisitioned by the state at any time and without compensation. An allocated land use right may be converted to a granted land use rights by the payment of land granting fees to the land authority. Therefore, we might be required to convert the land use rights of the relevant land plots from “allocated” to “granted” by payment of the land granting fees.

While we utilize numerous suppliers, we do not have long term contracts with any of those suppliers and they could reduce order quantities or terminate their sales to us at any time.

While we utilize numerous suppliers, we do not have long term contracts with any of those suppliers. As a result, at any time, our suppliers could reduce the quantities of products they sell to us or cease selling products to us altogether. Such reductions or terminations could have a material adverse impact on our revenues, profits and financial condition.

Overall tightening of the labor market, increases in labor costs or any possible labor unrest may adversely affect our business and results of operations.

Our business requires a substantial number of personnel. Any failure to retain and maintain stable and dedicated workforce by us may lead to disruption to our business operations. Although we have not experienced any labor shortages to date, we have observed an overall tightening and increasingly competitive labor market. We have experienced, and expect to continue to experience, increases in labor costs due to increases in salary, social benefits and employee headcount. We compete with other companies in our industry and other labor-intensive industries for labor, and we may not be able to offer competitive remuneration and benefits compared to them. If we are unable to manage and control our labor costs, our business, financial condition and results of operations may be materially and adversely affected.

We are dependent on our top customers. If we fail to acquire new customers or retain existing customers in a cost-effective manner, our business, financial condition and results of operations may be materially and adversely affected.

Maintaining existing customers and developing new customers are always essential to our success. Although we are not heavily dependent on one or two customers, we are still dependent on our top customers. For the years ended December 31, 2022, 2021 and 2020, our top five customers contributed approximately 56.53%, 56.96%, and 53.47%, respectively, to our revenue.

Our ability to cost-effectively attract new customers and retain existing customers, especially our top customers, is crucial to driving net revenues growth and achieving profitability. We have invested significantly in branding, sales and marketing to acquire and retain customers since our inception. For example, we attend domestic and international expos and exhibitions in marketing our products and attracting new customers. We also expect to continue to invest significantly to acquire new customers and retain existing ones, especially our top customers. There can be no assurance that new customers will stay with us, or the net revenues from new customers we acquire will ultimately exceed the cost of acquiring those customers. In addition, if our existing customers, especially our existing top customers no longer find our products appealing, or if our competitors offer more attractive products, prices, discounts or better customer services, our existing customers may lose interest in us, decrease their orders or even stop ordering from us. If we are unable to retain our existing customers, especially our top customers or to acquire new customers in a cost-effective manner, our revenues may decrease and our results of operations will be adversely affected.

If we are unable to build and maintain sufficient sales and distribution network to meet increasing demand of our products, our ability to execute on our business plan as outlined in this report will be impaired.

We sell our products through our direct sales force and distribution channel. As of the date of this report, we have 81 employees in our sales department and 5,000 independent sales agents, 3,004 distributors for domestic sales and 324 exporting distributors for overseas sales. Each of the aforementioned 324 exporting distributors may sell medical devices to at least three overseas customers. We have also established a cooperative network with more than 525 hospitals through our direct sales network. For the years ended December 31, 2022, 2021, and 2020, our direct sales force contributed 9.16%, 9.13%, and 10.59% a, respectively, to our revenues, and distributors contributed 90.84%, 90.87%, and 89.41%, respectively, to our revenues.

Although our sales and distribution satisfy our existing business needs, they might be insufficient to meet demand for our products as we continue to grow our business, which could result in harm to our sales and business operations, financial condition and results of operations. To mitigate such risk, we intent to invest our internally generated cash from operations and capital to be raised to add additional teams to our direct sales force, expand our geographic reach with new distribution channels into other provinces within China and overseas. If our planned efforts to expand our direct sales force and distribution channels are not effective, our ability to execute on our business plan and to realize continued growth with be impaired.

If we fail to provide a one-stop solution to our customers, we may lose customers, which would cause our financial conditions and results of operations to be adversely affected.

We sell our own brand of products and the products of other brands. For the fiscal year ended December 31, 2022, 2021, and 2020, we recognized total revenues of $103,346,341, $104,037,710, and $89,061,010, respectively, of which our own brand sales accounted for 48.88%, 46.19%, and 49.94%, respectively, and the resales of sourced disposable medical devices from other manufacturers accounted for 51.12%, 53.81%, and 50.06%, respectively.

When we receive an order containing products out of our product portfolio, we may procure such products per the specific order requirements from other manufacturers and provide our customers with a one-stop shopping experience. Lack of availability of these products from other manufacturers, whether due to shortages in supply, delays or interruptions in processing, failure of timely delivery or otherwise, could interrupt our operations and adversely affect our financial results.

Our industry is intensely competitive. We may face competition from, and we may be unable to compete successfully against, new entrants and established companies with greater resources.

The medical device industry is intensely competitive and includes thousands of companies both domestically and internationally. As more medical device companies seek to outsource more of the design, prototyping and manufacturing of their products, we will face increasing competitive pressures to grow our business in order to maintain our competitive position and we may encounter competition from, and lose customers to, other companies with design, technological and manufacturing capabilities similar to ours. Some of our potential competitors may have greater name recognition, greater operating revenues, larger customer bases, longer customer relationships and greater financial, technical, personnel and marketing resources than we have. If we are unsuccessful competing with our competitors for our existing and prospective customers’ business, our financial conditions and results of operation may be adversely affected.

Furthermore, increased competition may reduce our market share and profitability and require us to increase our sales and marketing efforts and capital commitment in the future, which could negatively affect our results of operations or force us to incur further losses. Although we continually aim to grow our customer base, there is no assurance that we will be able to continue to do so in the future against current or future competitors, and such competitive pressures may have a material adverse effect on our business, financial condition and results of operations.

The continuing development of our products depends upon our maintaining strong working relationships with our customers, distributors and independent sales agents.

The research, development, marketing and sales of our current products and potential new and improved products or future product indications for which we receive regulatory clearance or approval depend upon our maintaining working relationships with our customers, distributors and independent sales agents. See “Our Research and Development” below. We rely on those professionals to provide us with considerable knowledge and experience regarding the research, development, marketing and sales of our products. Distributors and independent sales agents assist us in marketing and sales, as well as collecting customers’ feedbacks and advice related to our products. Researchers at hospital and medical institution customers keep us informed of their latest requirements and R&D results. If we cannot maintain our strong working relationships with these professionals and continue to receive their advice and input, the development, improvement and marketing of our products could suffer, which could have a material adverse effect on our business, financial condition and results of operations.

Technological change may adversely affect sales of our products and may cause our products to become obsolete.

The medical device market is characterized by extensive research and development and rapid technological change. Technological progress or new developments in our industry could adversely affect sales of our products. Our products could be rendered obsolete because of future innovations by our competitors or others, which would have a material adverse effect on our business, financial condition and results of operations.

Consolidation in the medical device industry could have an adverse effect on our revenue and results of operations.

Many medical device companies are consolidating to create new companies with greater market power. As the medical device industry consolidates, competition to provide goods and services to industry participants will become more intense. These industry participants may try to use their market power to negotiate price concessions or reductions for our products. If we reduce our prices because of consolidation in the healthcare industry, our revenue would decrease, which could have a material adverse effect on our business, financial condition and results of operations.

If we fail to identify, acquire and develop other products, we may be unable to grow our business.

As a significant part of our growth strategy, we intend to develop and commercialize additional products through our research and development program or by acquiring additional technologies and patents from third parties. The success of this strategy depends upon our ability to identify, select and acquire the technologies and patents on terms that are acceptable to us.

Any patents and technology we identify or acquire may require additional development efforts prior to commercial manufacturing and sale, including approval or clearance by the applicable regulatory authorities. All products are prone to the risks of failure inherent in medical device product development, including the possibility that the product will not be shown to be sufficiently safe and effective for approval or clearance by regulatory authorities. In addition, we cannot assure you that any such products that are approved or cleared will be manufactured or produced economically, successfully commercialized or widely accepted in the marketplace.

If we are unable to develop suitable potential products through internal research programs or by obtaining patents or technologies from third parties, it could have a material adverse effect on our business, financial condition and results of operations.

If we are not able to implement our strategies to achieve our business objectives, our business operations and financial performance will be adversely affected.

Our business plan and growth strategy are based on currently prevailing circumstances and the assumption that certain circumstances will or will not occur, as well as the inherent risks and uncertainties involved in various stages of development. However, there is no assurance that we will be successful in implementing our strategies or that our strategies, even if implemented, will lead to the successful achievement of our objectives. If we are not able to successfully implement our strategies, our business operations and financial performance will be adversely affected.

We are dependent upon certain key executives and highly qualified managers and we cannot assure their retention.

Our success depends, in part, upon the continued services of key members of our management team. Our executives’ and managers’ knowledge of the market, our business and our company represents a key strength of our business, which cannot be easily replicated. The success of our business strategy and our future growth also depends on our ability to attract, train, retain and motivate skilled managerial, sales, administration, development and operating personnel.

Although we have developed a mature production system, a stable and reliable sales network and marketing team, a complete after-sales service system, and a research and development process and team that keeps us abreast of market needs, and also developed complete management systems, including personnel management and welfare systems, raw material procurement and supply systems, warehousing systems, safe production and manufacturing procedures and systems, capital utilization management systems, sales and after-sales service systems, quality assessment, review and inspection systems, labor safety security system, accountability system for violations of laws and disciplines, and a comprehensive information feedback system, which ensure the normal business development of the company, if we loss any of our key personnel, there can be no assurance that our existing personnel will be adequate or qualified to carry out our strategy, or that we will be able to hire or retain experienced, qualified employees to carry out our strategy. The loss of one or more of our key management or operating personnel, or the failure to attract and retain additional key personnel, could have a material adverse effect on our business, financial condition and results of operations.

If we fail to adopt new technologies to evolving customer needs or emerging industry standards, our business may be materially and adversely affected.

To remain competitive, we must continue to stay abreast of the constantly evolving industry trends and enhance and improve our technology accordingly. Our success will depend, in part, on our ability to identify, develop or acquire leading technologies useful in our business. There can be no assurance that we will be able to use new technologies effectively or meet customer’s requirements. If we are unable to adapt in a cost-effective and timely manner in response to changing market conditions or customer preferences, whether for technical, legal, financial or other reasons, our business may be materially and adversely affected.

Changes to our payment terms with both customers and suppliers may materially adversely affect our operating cash flows.

We may experience significant pressure from our suppliers to reduce the number of days our accounts payable remain outstanding. At the same time, we may experience pressure from our customers to extend the number of days before paying our accounts receivable. Any failure to manage our accounts payable and accounts receivable may have a material adverse effect on our business, financial condition and results of operations.

If we are unable to collect account receivables from our customers, our results of operations and cash flows could be adversely affected.

Our business depends on our ability to successfully obtain payment from customers of the amounts they owe us for products sold. As of December 31, 2022 and 2021, our accounts receivable balance amounted to $68,945,792 and $67,101,297, respectively. This growth in receivables reflects, in part, our growth in sales. If we are unable to timely collect our accounts receivable on a timely and consistent basis, however, our cash flows and access to operating capital could be adversely affected.

If we fail to manage our inventory effectively, our operations and financial condition may be materially and adversely affected.

If we fail to manage our inventory effectively, we may be subject to a heightened risk of inventory obsolescence, a decline in inventory value, and significant inventory write-downs or write-offs. As of December 31, 2022 and 2021, our inventory balance amounted to $1,122,038 and $1,251,393, respectively.

Economic recessions could have a significant, adverse impact on our business.

Our revenues are generated from sales of medical devices both domestically and internationally and we anticipate that revenues from such sales will continue to represent a substantial portion of our total revenues in the near future. Our sales and earnings can also be affected by changes in the general economy.

The medical device industry historically has experienced cyclical fluctuations in financial results due to economic recession, downturns in business cycles of our customers, interest rate fluctuations, and other economic factors beyond our control. Deterioration in the economic environment subjects our business to various risks, which may have a material and adverse impact on our operating results and cause us to not reach our long-term growth goals. For example, a downturn in the economy could directly affect the discretionary spending power of our customers and in turn, depress the number of orders for our products.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate intellectual property rights held by third parties. For instance, our subsidiary, Jiangsu Huadong was historically a third defendant in an intellectual property infringement case, under which certain products purchased by Jiangsu Huadong involved patent infringement. As of the date of this report, such case has been settled and Jiangsu Huadong has permanently stopped purchasing and selling the infringing products and destroyed the products in stock as requested by court’s decision. In the future, however, we may be subject to other legal proceedings and claims relating to the intellectual property rights of others. Such future proceedings could also involve existing intellectual property of which we are not aware and on which our products may inadvertently infringe. We cannot assure you that holders of intellectual property purportedly relating to some aspect of our technology or business, if any such holders exist, would not bring such intellectual property claims or enforcement actions against us in China or any other jurisdiction. If we are found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property going forward, and, in addition, we may incur licensing fees or be forced to develop alternatives of our own. In addition, we may incur significant expenses, and may be forced to divert management’s time and other resources from our business and operations to defend against these infringement claims, regardless of their merits. Successful infringement or licensing claims made against us may result in significant monetary liabilities and may materially disrupt our business and operations by restricting or prohibiting our use of the intellectual property in question, and our business, financial position and results of operations could be materially and adversely affected.

Further, the application and interpretation of China’s patent laws and the procedures and standards for granting patents in China are still evolving and uncertain, and we cannot assure you that PRC courts or regulatory authorities would agree with our analysis or interpretation concerning their implementation.

We may not be able to prevent others from the unauthorized use of our intellectual property, which could materially harm our business and competitive position.

We rely on a combination of trademark, fair trade practice, patent, copyright and trade secret protection laws in China, as well as confidentiality procedures and contractual provisions, to protect our intellectual property rights. We enter into confidentiality agreements with our employees that include terms identifying all employee-developed intellectual property as service inventions belonging to the Company. In addition, we are carful to remain current in our annual patent fee payments. We regard our trademark, patents, know-how, proprietary technologies, and similar intellectual property as critical to our success. We may become an attractive target to intellectual property attacks in the future with the increasing recognition of our brand. Any of our intellectual property rights could be challenged, invalidated, circumvented or misappropriated, or such intellectual property may not be sufficient to provide us with competitive advantages. In addition, there can be no assurance that (i) all of our intellectual property rights will be adequately protected, or (ii) our intellectual property rights will not be challenged by third parties or found by a judicial authority to be invalid or unenforceable. Intellectual property protection may not be sufficient in China. Confidentiality agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights in China. In addition, policing any unauthorized use of our intellectual property is difficult, time-consuming and costly and the steps we have taken may be inadequate to prevent the misappropriation of our intellectual property. In the event that we must resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

Changes in U.S. and international trade policies, particularly with regard to China, may adversely impact our business and operating results.

The U.S. government has recently made statements and taken certain actions that may lead to potential changes to U.S. and international trade policies, including imposing tariffs affecting certain products manufactured in China. It is unknown whether and to what extent new tariffs (or other new laws or regulations) will be adopted, or the effect that any such actions would have on us or our industry and customers. Although cross-border business currently contributes a small portion of our business, as we continue to sell our products internationally in the future, any unfavorable government policies on international trade, such as capital controls or tariffs, may affect the demand for our products and services, impact the competitive position of our products or prevent us from being able to sell products in certain countries. If any new tariffs, legislation and/or regulations are implemented, or if existing trade agreements are renegotiated or, in particular, if the U.S. government takes retaliatory trade actions due to the recent U.S.-China trade tension, such changes could have an adverse effect on our business, financial condition, results of operations.

We have no business liability or disruption insurance, which could expose us to significant costs and business disruption.

The insurance industry in China is still at an early stage of development, and insurance companies in China currently offer limited business-related insurance products. We do not have any business liability or disruption insurance to cover our operations. We have determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. Any uninsured risks may result in substantial costs and the diversion of resources, which could adversely affect our results of operations and financial condition.

We may incur liabilities that are not covered by insurance.

While we seek to maintain appropriate levels of insurance, not all claims are insurable and we may experience major incidents of a nature that are not covered by insurance. We maintain accident insurance for some of our high risk employees, such as electricians. We also provide social security insurance including pension, medical insurance, unemployment insurance, maternity insurance, on-the-job injury insurance and housing fund plans through a PRC government-mandated benefit contribution plan for our employees. We do not carry any key-man life insurance, product liability and professional liability insurance. Even if we were to purchase these kinds of insurance, the insurance may not fully protect us from the financial impact of defending against product liability or professional liability claims. We have not purchased any property insurance or business interruption insurance. We have determined that the costs of insuring for related risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical. We consider our insurance coverage to be sufficient for our business operations in China. We maintain an amount of insurance protection that we believe is adequate, but there can be no assurance that such insurance will continue to be available on acceptable terms or that our insurance coverage will be sufficient or effective under all circumstances and against all liabilities to which we may be subject. If we were to incur substantial losses or liabilities due to fire, explosions, floods, other natural disasters or accidents or business interruption, our results of operations could be materially and adversely affected. We could, for example, be subject to substantial claims for damages upon the occurrence of several events within one calendar year. In addition, our insurance costs may increase over time in response to any negative development in our claims history or due to material price increases in the insurance market in general.

Pandemics and epidemics, natural disasters, terrorist activities, political unrest, and other outbreaks could disrupt our delivery and operations, which could materially and adversely affect our business, financial condition, and results of operations.

Global pandemics, epidemics in China or elsewhere in the world, or fear of spread of contagious diseases, such as Ebola virus disease (EVD), coronavirus disease 2019 (COVID-19), Middle East respiratory syndrome (MERS), severe acute respiratory syndrome (SARS), H1N1 flu, H7N9 flu, and avian flu, as well as hurricanes, earthquakes, tsunamis, or other natural disasters could disrupt our business operations, reduce or restrict our supply of products and services, incur significant costs to protect our employees and facilities, or result in regional or global economic distress, which may materially and adversely affect our business, financial condition, and results of operations. Actual or threatened war, terrorist activities, political unrest, civil strife, and other geopolitical uncertainty could have a similar adverse effect on our business, financial condition, and results of operations. Any one or more of these events may impede our production and delivery efforts and adversely affect our sales results, or even for a prolonged period of time, which could materially and adversely affect our business, financial condition, and results of operations.

We are also vulnerable to natural disasters and other calamities. We cannot assure you that we are adequately protected from the effects of fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks, or similar events. Any of the foregoing events may give rise to interruptions, damage to our property, delays in production, breakdowns, system failures, technology platform failures, or internet failures, which could cause the loss or corruption of data or malfunctions of our manufacturing facility as well as adversely affect our business, financial condition, and results of operations.

Our international sales are subject to a variety of risks that could adversely affect our profitability and operating results.

We sell disposable medical devices internationally. For the fiscal years ended December 31, 2022, 2021, and 2020, our international sales accounted for 0.48%, 14.22%, and 18.10%, respectively, of our revenues. Although we take measures to minimize risks inherent to our international sales, the following risks may have a negative effect on our profitability and operating results, impair the performance of our foreign sales or otherwise disrupt our business:

●	fluctuations in the value of currencies could cause exchange rates to change and impact our profitability;

●	greater difficulty in collecting accounts receivable and longer payment cycles, which can be more common in our international sales, could adversely impact our operating results over a particular fiscal period; and

●	changes in foreign regulations, export duties, taxation and limitations on imports or exports could increase our operational costs, impose fines or restrictions on our ability to carry on our business or expand our international sales.

We are subject to a variety of environmental laws that could be costly for us to comply with, and we could incur liability if we fail to comply with such laws or if we are responsible for releases of contaminants to the environment.

Our operating subsidiaries are all located in PRC. The manufacturing of our products will generate wastewater, exhaust gas, solid waste and equipment noise. Chinese laws impose various environmental controls on the management, handling, generation, manufacturing, transportation, storage, use and disposal of wastewater, exhaust gas, solid waste, equipment noise and other materials used or generated in the manufacturing of our products. If we fail to comply with any present or future environmental laws, we could be subject to fines, corrective action, other liabilities or the suspension of production.

We pay great attention to environmental protection and governance and have formulated a systematic environmental protection management system in the treatment of our wastewater, exhaust gas, solid waste and equipment noise in accordance with national requirements. However, changes in environmental laws may result in costly compliance requirements or otherwise subject us to future liabilities. To the extent these changes affect our customers and require changes to their demand in medical devices, our customers may have a reduced need for our products, and, as a result, our revenue could adversely affect.

In addition, with the implementation of the fund-raising investment project, our pollutant emissions will increase, resulting in the increase of the environmental protection spending and the difficulty of environmental protection management, which could have an adverse effect on our financial conditions and results of operations.

As of the date of this report, the Company is not aware of any investigations, prosecutions, disputes, claims or other proceedings in respect of environmental protection, nor has the Company been punished or can foresee any punishment to be made by any environmental administration authorities of the PRC.

Failure to keep up with the changes in domestic industry policies or standards could have a material and adverse effect on our reputation, financial condition and results of operations.

As a medical device manufacturer, the products we manufacture and sell are closely related to human health, which is subject to strict supervision by relevant Chinese authorities. The related national government authorities have issued a series of regulatory guidelines and industry policies to ensure the healthy development of the industry. In recent years, as China further deepens the reform of its medical and health system, relevant government departments have successively implemented a series of regulations and policies regarding industry standards, bidding, price formation mechanisms, circulation systems and other related fields, which have brought wide and profound impact on the livelihood and development of pharmaceutical companies.

In April 2016, the General Office of the State Council issued the Notice on Key Tasks for Deepening the Reform of the Pharmaceutical and Healthcare System in 2016, proposing to actively encourage the implementation of the “two-invoice system” in pilot cities for comprehensive reform of public hospitals. In December 2016, the Medical Reform Office of the State Council promulgated the Opinions on the Implementation of the “Two-Invoice System” in Drug Procurement by Public Medical Institutions (for Trial Implementation), which means that the “Two Invoice System” has been officially launched and will be further promoted nationwide. Under the “two-invoice system,” invoices are issued once when pharmaceutical products are sold from manufacturers to wholesalers; and then, invoices are issued again when wholesalers resell the products to hospitals. The aim is to shorten circulation links and reduce hospital procurement costs. Under the “two-invoice system,” consumable products manufacturers with advantages of brand and economies of scale could increase their coverage of terminals. At the same time, the “two-invoice system” also presents consumable products manufacturers with higher requirements for the construction and optimization of marketing channels. Manufacturers will need to grow their marketing teams, expand sales networks and improve refined service capabilities.

The deepening of the reform of the domestic pharmaceutical industry and the strengthening of supervision may affect our operations and profitability in the domestic market. If we fail to adapt to the profound changes in industry policies in a timely manner, it could materially and adversely affect our business, financial condition and results of operations.

We depend on our professional technology research and development talents and we cannot assure their retention.

Our success partly depends upon the retention of our professional technology research and development talents (“R&D Talents”). As a high-tech enterprise in the medical device industry, we have a professional R&D Talents team comprised of 30 employees as of the date of this report, who have expertise in polymer materials, medicine, molds, and mechanical automation and possess high-level professional technology expertise and profound industry experience. Among those R&D Talents, seven have a bachelor’s degree and the other 23 have received an associate degree.  There can be no assurance that our existing R&D Talents will be adequate or qualified to carry out our strategy, or that we will be able to hire or retain new R&D Talents to carry out our strategy. The loss of one or more of our R&D Talents, or the failure to attract and retain additional R&D Talents, could have a material adverse effect on our business, financial condition and results of operations.

In addition, if we fail to establish a competitive incentive mechanism in terms of career prospects, salary, benefits and working environment, we may face the risk of instability in the scientific research team, which could adversely affect our long-term development.

Loss of certain procurement bids could have a material and adverse effect on our reputation, financial conditions and results of operations.

According to the Notice of the Ministry of Health on Further Strengthening the Management of Centralized Procurement of Medical Devices (Wei Gui Cai Fa [2007] No. 208), centralized procurement of medical equipment within the large medical equipment management list is required. For other medical equipment and consumables, the provincial health administrative department shall study and formulate a centralized procurement catalog at the provincial and prefecture level based on actual conditions. In recent years, China has actively promoted a provincial-level bidding platform for medical devices with reference to the drug procurement bidding platform. At present, some provinces and cities have conducted a unified bid for some types of medical devices. According to the Notice of the Office of the National Healthcare Security Administration on Centralized Pharmaceutical Purchasing and Price Management in 2023 (Yi Bao Ban Han [2023] No. 13) and the Notice on Key Tasks for Deepening the Reform of the Pharmaceutical and Healthcare System in 2022 (Guo Ban Fa [2022] No. 14)，it is a strategy to continually promote the volume-based centralized procurement for medical devices in a long-term period.

Under the centralized procurement model, the price information becomes more transparent and open, which will put greater downward pressure on the winning bid price of the product. If we lose a bid to our competitors due to the disadvantage of product price or other reason, we will lose some hospital customers. If the local procurement platform does not solicit a supplementary bid for a long time or reopen the bid, it could have a material and adverse effect on our reputation, financial conditions and results of operations.

If our employees or customers are involved in improper medical device sales transactions, it could adversely affect our reputation, financial conditions and results of operations.

We have established and improved our internal control system against unfair business practices, to prevent, minimize and eliminate employees and customers improper behaviors in the medical device sales transactions, including unauthorized rebates. There can be no assurance that our existing internal control system will be adequate to prevent, minimize and eliminate such improper transactions, that we will be able to effectively implement our internal control polices, or that we will be able to perfect our internal control system to eliminate such improper transactions. If any individual employees or downstream customers have improper business practices in the purchase and sale of medical devices, we may be identified by the relevant regulatory authorities as a violator of relevant laws and regulations and thus included in the blacklist of commercial records, which could adversely affect our reputation, financial conditions and results of operations.

If we fail to timely renew our medical device licenses or registration certificates, it could adversely affect our reputation, financial conditions and results of operations.

As a medical device manufacturer with all of our operating subsidiaries located in PRC, all of our manufacturing and sales activities must comply with relevant Chinese laws and regulations. Pursuant to the Measures for the Administration of Registration of Medical Devices promulgated on June 27, 2014and effective on October 1, 2014, as amended from time to time and currently amended as Measures for the Administration of Registration and Recordation of Medical Devices effective on October 1, 2021, Class I medical devices are subject to recordation administration with Class II and Class III medical devices subject to registration administration. We are in the business of manufacturing and sales of Class I, II and III medical devices. If we fail to timely record or register our medical devices, our financial conditions and results of operations will be adversely affected.

As of the date of this report, we are current in the recording and/or registration of all of our medical devices.

Risks Related to Our Corporate Structure

Our directors and officers currently own an aggregate of 63.54% of the total voting power of our outstanding Ordinary Shares.

Currently, our directors and officers collectively own an aggregate of 63.54% of the total voting power of our outstanding Ordinary Shares. These beneficial owners could have significant influence on determining the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, the election of directors and other significant corporate actions. In cases where their interests are aligned and they vote together, these beneficial owners will also have the power to prevent or cause a change in control. Without the consent of some or all of these shareholders, we may be prevented from entering into transactions that could be beneficial to us or our minority shareholders. The interests of these beneficial owners may differ from the interests of our other shareholders. The concentration in the ownership of our Ordinary Shares may cause a material decline in the value of our Ordinary Shares.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our amended and restated memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands (the “Companies Act”) and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of such companies) or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to convene a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles of association allow our shareholders holding shares representing in aggregate not less than ten percent of our voting share capital in issue, to convene a general meeting of our shareholders, in which case our directors are obliged to call such meeting. Advance notice of at least seven days is required for the convening of our general meetings. A quorum required for a meeting of shareholders consists of at least one shareholder present or by proxy, representing a majority of the paid up voting share capital in the Company.

Recently introduced economic substance legislation of the Cayman Islands may impact the Company or its operations

The Cayman Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. Effective January 1, 2019, the International Tax Co-operation (Economic Substance) Act, 2018 (the “Substance Law”) and issued Regulations and Guidance Notes came into force in the Cayman Islands introducing certain economic substance requirements for “relevant entities” which are engaged in certain “relevant activities,” which in the case of exempted companies incorporated before January 1, 2019, will apply in respect of fiscal years commencing July 1, 2019, onwards. A “relevant entity” includes an exempted company incorporated in the Cayman Islands; however, it does not include an entity that is tax resident outside the Cayman Islands. Accordingly, for so long as the Company is a tax resident outside the Cayman Islands, it is not required to satisfy the economic substance test under the Substance Law. Although it is presently anticipated that the Substance Law will have little material impact on the Company or its operations, as the legislation is new and remains subject to further clarification and interpretation it is not currently possible to ascertain the precise impact of these legislative changes on the Company.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands company and substantially all of our assets are located in mainland China. All of our current business operations are conducted in mainland China.

In addition, all of our current officers, including Yongjun Liu, Xin Wang, Lianzhang Zhao, Xiaoming E, Huijuan Zhao and Wenzhang Jia are nationals and residents of the PRC. Substantially all of the assets of these persons are located in the PRC. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of the PRC may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Risks Related to Doing Business in China

Because all of our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares.

As a business operating in China, we are subject to the laws and regulations of the PRC, which can be complex and evolve rapidly. The PRC government has the power to exercise significant oversight and discretion over the conduct of our business, and the regulations to which we are subject may change rapidly and with little notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	Delay or impede our development,

●	Result in negative publicity or increase our operating costs,

●	Require significant management time and attention, and

●	Subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact the ability or manner in which we conduct our business and could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our products, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected as well as materially decrease the value of our Ordinary Shares.

If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors outside of China and, as a result, cause the value of such securities to significantly decline or be worthless.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted outside of China and/or foreign investments in China based issuers. The PRC has recently promulgated new rules that require companies collecting or holding large amounts of data to undergo a cybersecurity review prior to listing in foreign countries, a move that will significantly tighten oversight over China-based internet giants. The Measures for Cybersecurity Review (2021 version) was promulgated on December 28, 2021 and became effective on February 15, 2022. These measures specify that any “online platform operators” controlling the personal information of more than one million users which seek to list on a foreign stock exchange are subject to prior cybersecurity review.

As our business belongs to the medical instrument industry in China, and our business does not involve the collection of user data or involve any other type of restricted industry, our business is generally outside the scope of the Measures for Cybersecurity Review. Based on the advice of counsel and our understanding of currently applicable PRC laws and regulations, our recent registered initial public offering in the U.S. was not subject to the review or prior approval of the CAC or the CSRC. Uncertainties still exist, however, due to the possibility that laws, regulations or policies in the PRC could change or rapidly evolve in the future. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Potential Chinese governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters.

In addition, an overseas offering and listing is prohibited under any of the following circumstances: (1) if the intended securities offering and listing is specifically prohibited by national laws and regulations and relevant provisions; (2) if the intended securities offering and listing may constitute a threat to or endangers national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) if there are material ownership disputes over the equity, major assets, and core technology, etc. of the issuer; (4) if, in the past three years, the domestic enterprise or its controlling shareholders or actual controllers have committed corruption, bribery, embezzlement, misappropriation of property, or other criminal offenses disruptive to the order of the socialist market economy, or are currently under judicial investigation for suspicion of criminal offenses, or are under investigation for suspicion of major violations; (5) if, in past three years, directors, supervisors, or senior executives have been subject to administrative punishments for severe violations, or are currently under judicial investigation for suspicion of criminal offenses, or are under investigation for suspicion of major violations; (6) other circumstances as prescribed by the State Council. The Administration Provisions defines the legal liabilities of breaches such as failure in fulfilling filing obligations or fraudulent filing conducts, imposing a fine between RMB 1 million and RMB 10 million, and in cases of severe violations, a parallel order to suspend relevant business or halt operation for rectification, revoke relevant business permits or operational license.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. The Trial Measures and its supporting guidelines reiterate the basic principles of the Draft Rules Regarding Overseas Listing and impose substantially the same requirements for the overseas securities offering and listing by domestic enterprises. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete the filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application, or its completion of follow-on offering in the same overseas market where it has listed (including issuance of any corporate convertible bonds, exchangeable bonds and other equity-linked securities, but excluding the offering for employees incentive, dividend distribution by shares and share split). If a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as orders to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

According to the Notice on the Administrative Arrangements for the Filing of the Overseas Securities Offering and Listing by Domestic Companies from the CSRC, or the CSRC Notice, which was promulgated on February 17, 2023 and became effective on the same day, the domestic companies that have already been listed overseas before the effective date of the Trial Measures (i.e. March 31, 2023) shall be deemed as existing issuers (the “Existing Issuers”). Existing Issuers are not required to complete the filing procedures immediately, and they shall be required to file with the CSRC for any subsequent offerings. Further, according to the CSRC Notice, domestic companies obtained approval from overseas regulatory authorities or securities exchanges (for example, the effectiveness of a registration statement for offering and listing in the U.S. has been approved) for their indirect overseas offering and listing prior to March 31, 2023 but have not yet completed their indirect overseas issuance and listing, are granted a six-month transition period from March 31, 2023 to September 30, 2023. Those issuers that complete their indirect overseas offering and listing within such six-month period are deemed as Existing Issuers and are not required to file with the CSRC for their indirect overseas offerings and listings. Within such six-month transition period, however, if such domestic companies fail to complete their indirect overseas issuance and listing, they shall complete the filing procedures with the CSRC.

However, since the Trial Measures were newly promulgated, their interpretation, application and enforcement remain unclear. If the filing procedure with the CSRC under the Trial Measures is required for any subsequent offerings, listing or any other capital raising activities, which may subject us to additional compliance requirements in the future, we cannot assure you that we will be able to get the clearance of filing procedures under the Trial Measures on a timely basis, or at all. If we do not complete any required record-filing or if we incorrectly conclude that record-filing is not required or if the CSRC or other regulatory agencies promulgate new rules, explanations or interpretations requiring that we obtain their prior approvals or record-filing for any follow-on offering, we may be unable to obtain such approvals and record-filing which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors.

Furthermore, the PRC government authorities may strengthen oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers like us. Such actions taken by the PRC government authorities may intervene or influence our operations at any time, which are beyond our control. Therefore, any such action may adversely affect our operations and significantly limit or hinder our ability to offer or continue to offer securities and reduce the value of such securities.

As of the date of this report, we and our PRC subsidiaries have not been involved in any investigations on cybersecurity review initiated by the Cyber Administration of China or related governmental regulatory authorities, and have not received any requirements to obtain permissions from any PRC authorities to issue our Ordinary Shares to foreign investors or were denied such permissions by any PRC authorities. However, given the current PRC regulatory environment, it is uncertain when and whether we or our PRC subsidiaries, will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded.

We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings. As of the date of this report, except for the potential uncertainties disclosed above, we have not received any inquiry, notice, warning, sanctions or regulatory objection from the CSRC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities.

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.

Substantially all of our assets and operations are located in the PRC. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in the PRC generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in the PRC is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over the PRC’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in the PRC, in the policies of the Chinese government or in the laws and regulations in the PRC could have a material adverse effect on the overall economic growth of the PRC. Such developments could adversely affect our business and operating results, lead to a reduction in demand for our services and adversely affect our competitive position. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy but may nonetheless have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate adjustment, to control the pace of economic growth. These measures may cause decreased economic activity in the PRC, which may adversely affect our business and operating results.

Non-compliance with labor-related laws and regulations of the PRC may have an adverse impact on our financial condition and results of operation.

We have been subject to stricter regulatory requirements in terms of entering into labor contracts with our employees and paying various statutory employee benefits, including pensions, housing fund, medical insurance, work-related injury insurance, unemployment insurance and childbearing insurance to designated government agencies for the benefit of our employees. Pursuant to the PRC Labor Contract Law, or the Labor Contract Law, that became effective in January 2008 and its implementing rules that became effective in September 2008 and was amended in July 2013, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employees’ probation and unilaterally terminating labor contracts. In the event that we decide to terminate some of our employees or otherwise change our employment or labor practices, the Labor Contract Law and its implementation rules may limit our ability to effect those changes in a desirable or cost-effective manner, which could adversely affect our business and results of operations. We believe our current practice complies with the Labor Contract Law and its amendments. However, the relevant governmental authorities may take a different view and impose fines on us.

As the interpretation and implementation of labor-related laws and regulations are still evolving, we cannot assure you that our employment practice does not and will not violate labor-related laws and regulations in China, which may subject us to labor disputes or government investigations. If we are deemed to have violated relevant labor laws and regulations, we could be required to provide additional compensation to our employees and our business, financial condition and results of operations could be materially and adversely affected.

The PRC’s economic, political and social conditions, as well as changes in any government policies, laws and regulations, could have a material adverse effect on our business.

All of our operations are located in the PRC and substantially of our net revenues are derived from customers where the contracting entity is located in the PRC. Accordingly, our business, financial condition, results of operations, prospects and certain transactions we may undertake may be subject, to a significant extent, to economic, political and legal developments in the PRC.

The PRC’s economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the PRC’s economy has been transitioning from a planned economy to a more market-oriented economy since the late 1970s, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over the PRC’s economic growth through allocating resources, controlling the incurrence and payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Changes in any of these policies, laws and regulations could adversely affect the economy in the PRC and could have a material adverse effect on our business.

The PRC government has implemented various measures to encourage foreign investment and sustainable economic growth and to guide the allocation of financial and other resources. However, we cannot assure you that the PRC government will not repeal or alter these measures or introduce new measures that will have a negative effect on us. PRC’s social and political conditions may change and become unstable. Any sudden changes to PRC’s political system or the occurrence of widespread social unrest could have a material adverse effect on our business and results of operations.

Uncertainties with respect to the PRC legal system could adversely affect us.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters generally. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investments in the PRC. However, the PRC has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in the PRC. In particular, the interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, these regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have a retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. In addition, any administrative and court proceedings in the PRC may be protracted, resulting in substantial costs and diversion of resources and management attention.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in the PRC against us or our management named in the report based on foreign laws.

We conduct substantially all of our operations in the PRC, and substantially all of our assets are located in the PRC. In addition, all of our officers and directors are PRC nationals and reside within PRC. As a result, it may be difficult for our shareholders to effect service of process upon us or our directors and officers inside the PRC. In addition, the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands and many other countries and regions. Therefore, recognition and enforcement in the PRC of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.

We rely principally on dividends and other distributions on equity from our PRC subsidiaries for our cash requirements, including for services of any debt we may incur.

Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries, as a Foreign Invested Enterprise, or FIE, are required to draw 10% of its after-tax profits each year, if any, to fund a common reserve, which may stop drawing its after-tax profits if the aggregate balance of the common reserve has already accounted for over 50 percent of its registered capital. These reserves are not distributable as cash dividends. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. Any limitation on the ability of our PRC subsidiaries to distribute dividends or other payments to their respective shareholders could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends or otherwise fund and conduct our business.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of future securities offerings to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Any funds we transfer to our PRC subsidiaries, either as a shareholder loan or as an increase in registered capital, are subject to approval by or registration with relevant governmental authorities in the PRC. According to the relevant PRC regulations on foreign-invested enterprises, or FIEs, in the PRC, capital contributions to our PRC subsidiaries are subject to the approval of or filing with the Ministry of Commerce, or MOFCOM or its local branches and registration with a local bank authorized by the State Administration of Foreign Exchange, or SAFE. In addition, (i) a foreign loan of less one year duration procured by our PRC subsidiaries is required to be registered with SAFE or its local branches and (ii) a foreign loan of one year duration or more procured by our PRC subsidiaries is required to be applied to the NDRC in advance for undergoing recordation registration formalities. Any medium or long-term loan to be provided by us to our PRC operating subsidiaries, must be registered with the NDRC and the SAFE or its local branches. We may not be able to complete such registrations on a timely basis, with respect to future capital contributions or foreign loans by us to our PRC subsidiaries. If we fail to complete such registrations, our ability to use the proceeds of any future securities offerings and to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

On March 30, 2015, the SAFE promulgated the Circular on Reforming the Management Approach Regarding the Foreign Exchange Capital Settlement of Foreign-Invested Enterprises, or SAFE Circular 19, which took effect as of June 1, 2015. SAFE Circular 19 launched a nationwide reform of the administration of the settlement of the foreign exchange capitals of FIEs and allows FIEs to settle their foreign exchange capital at their discretion, but continues to prohibit FIEs from using the Renminbi fund converted from their foreign exchange capital for expenditure beyond their business scopes, providing entrusted loans or repaying loans between nonfinancial enterprises. The SAFE issued the Circular on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts, or SAFE Circular 16, effective in June 2016. Pursuant to SAFE Circular 16, enterprises registered in China may also convert their foreign debts from foreign currency to Renminbi on a self-discretionary basis. SAFE Circular 16 provides an integrated standard for conversion of foreign exchange under capital account items (including but not limited to foreign currency capital and foreign debts) on a self-discretionary basis which applies to all enterprises registered in China. SAFE Circular 16 reiterates the principle that Renminbi converted from foreign currency-denominated capital of a company may not be directly or indirectly used for purposes beyond its business scope or prohibited by PRC laws or regulations, while such converted Renminbi shall not be provided as loans to its non-affiliated entities. On October 23, 2019, the SAFE issued the Notice of the State Administration of Foreign Exchange on Further Facilitating Cross-border Trade and Investment, or the SAFE Circular 28, which, among other things, expanded the use of foreign exchange capital to domestic equity investment area. The foreign-invested enterprises, whose business scope do not include equity investment, are allowed to lawfully make domestic equity investments by using their capital on the premise without violation to prevailing special administrative measures for access of foreign investments (negative list) and the authenticity and compliance with the regulations of domestic investment projects. As this circular is relatively new, there remains uncertainty as to its interpretation and application and any other future foreign exchange related rules. Violations of these Circulars could result in severe monetary or other penalties. SAFE Circular 19, SAFE Circular 16 and SAFE Circular 28 may significantly limit our ability to use Renminbi converted from the net proceeds of future securities offerings to fund our PRC subsidiaries, to invest in or acquire any other PRC companies through our PRC subsidiaries, which may adversely affect our business, financial condition and results of operations.

Although the audit report included in this prospectus was issued by U.S. auditors who are currently inspected by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors would be deprived of the benefits of such inspection and our Ordinary Shares may be delisted or prohibited from trading.

The audit report included in this prospectus for our 2022 and 2021 fiscal year was issued by Kreit & Chiu CPA LLP (“KC”), a U.S.-based accounting firm that is registered with the PCAOB and can be inspected by the PCAOB. The audit report included in this prospectus for our 2020 fiscal year was issued by Briggs & Veselka Co. (“B&V”), which was also a U.S.-based accounting firm that was registered with the PCAOB and can be inspected by the PCAOB. We have no intention of engaging any auditor not based in the U.S. and not subject to regular inspection by the PCAOB. As an auditor of companies that are registered with the SEC and publicly traded in the United States and a firm registered with the PCAOB, KC is required under the laws of the United States to undergo regular inspections by the PCAOB to assess its compliance with the laws of the United States and professional standards. If we were to engage a different auditor at any time in the future, we would engage an auditor that is U.S.-based and subject to full PCAOB inspection with all materials related to the audit of our financial statements accessible to the PCAOB. There is no guarantee, however, that any future auditor engaged by the Company would remain subject to full PCAOB inspection during the entire term of our engagement. In such case, we will engage a new qualified and fully inspected auditor, which may result in us delaying or restating our financial statements.

The PCAOB was unable to conduct inspections in the PRC without the approval of Chinese government authorities. If it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in the PRC that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate.

As part of a continued regulatory focus in the U. S. on access to audit and other information currently protected by national law, in particular PRC’s, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress which, if passed, would require the SEC to maintain a list of issuers for which PCAOB was not able to inspect or investigate the audit work performed by a foreign public accounting firm completely. The proposed Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges (“EQUITABLE”) Act prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. national securities exchanges such as the Nasdaq of issuers included on the SEC’s list for three consecutive years. It is unclear if this proposed legislation will be enacted. Furthermore, there have been recent deliberations within the U.S. government regarding potentially limiting or restricting China-based companies from accessing U.S. capital markets. On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act (the “HFCAA”), which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCAA on December 2, 2020, and the HFCAA was signed into law on December 18, 2020. Additionally, in July 2020, the U.S. President’s Working Group on Financial Markets issued recommendations for actions that can be taken by the executive branch, the SEC, the PCAOB or other federal agencies and department with respect to Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the United States. In response, on November 23, 2020, the SEC issued guidance highlighting certain risks (and their implications to U.S. investors) associated with investments in China-based issuers and summarizing enhanced disclosures the SEC recommends China-based issuers make regarding such risks. On December 2, 2021, the SEC adopted final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year (as defined in the interim final rules) under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Under the HFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not able to be inspected by the PCAOB for three consecutive years, and this ultimately could result in our Ordinary Shares being delisted. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which, if enacted, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not able to be inspected by the PCAOB for two consecutive years instead of three. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China, because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. On December 23, 2022, the AHFCAA was enacted, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On August 26, 2022, the China Securities Regulatory Commission (the “CSRC”), the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination.

Our securities may be delisted under the HFCAA if the PCAOB is unable to inspect auditors with presence in China for three consecutive years. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors of the benefits of such inspections.

The above recent developments may have added uncertainties to our ability to continue to list on Nasdaq or to offer our securities and we cannot assure you whether Nasdaq or other regulatory authorities would apply additional and more stringent criteria to us since we are an emerging growth company and substantially all of our operations are conducted in China. The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection.

Moreover, on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to the HFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two.

If our Ordinary Shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our Ordinary Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Ordinary Shares.

We are a “controlled company” within the meaning of the Nasdaq listing rules, and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.

Our largest shareholder, Mr. Yongjun Liu, owns more than a majority of the voting power of our outstanding Ordinary Shares. Under the Nasdaq listing rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and is permitted to phase in its compliance with the independent committee requirements. Although we do not intend to rely on the “controlled company” exemptions under the Nasdaq listing rules even if we are deemed a “controlled company,” we could elect to rely on these exemptions in the future. If we were to elect to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, if we rely on the exemptions, during the period we remain a controlled company and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions and the foreign exchange policy adopted by the PRC government. It is difficult to predict how long such appreciation of RMB against the U.S. dollar may last and when and how the relationship between the RMB and the U.S. dollar may change again. All of our revenues and substantially all of our costs are denominated in Renminbi. We rely on dividends paid by our operating subsidiaries in China for our cash needs. Any significant revaluation of Renminbi may materially and adversely affect our results of operations and financial position reported in Renminbi when translated into U.S. dollars, and the value of, and any dividends payable on, the Ordinary Shares in U.S. dollars. To the extent that we need to convert U.S. dollars into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our Ordinary Shares or for other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount.

Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in Renminbi. Under our current corporate structure, we primarily rely on dividend payments from our PRC subsidiaries to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of SAFE by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of our PRC subsidiaries in China may be used to pay dividends to our company. However, approval from or registration with appropriate government authorities is required, in principle, where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use cash generated from the operations of our PRC subsidiaries to pay off their respective debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi. The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of the Ordinary Shares.

Any failure to comply with PRC regulations regarding cybersecurity and data protection may subject us to fines and other legal or administrative sanctions, claims or legal proceedings.

The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained during the course of performing duties or providing services, or obtaining such information through theft or other illegal means. On November 7, 2016, the Standing Committee of the National People’s Congress of the PRC issued the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017. Pursuant to the Cyber Security Law, network operators must not collect users’ personal information without their consent and may only collect users’ personal information necessary to the provision of services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations. The Civil Code of the PRC (issued by the National People’s Congress of the PRC on May 28, 2020 and effective from January 1, 2021) provides the main legal basis for privacy and personal information infringement claims under PRC civil law.

PRC regulators, including the Cyberspace Administration of China (the “CAC”), the Ministry of Industry and Information Technology and the Ministry of Public Security, have been increasingly focused on regulation in areas of data security and data protection. The PRC regulatory requirements regarding cybersecurity are constantly evolving. For example, various PRC regulatory bodies, including the CAC, the Ministry of Public Security and the State Administration for Market Regulation (“SAMR”), have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations.

In April 2020, the PRC government promulgated the 2020 Cybersecurity Review Measures, which came into effect on June 1, 2020. In July 2021, the CAC and other related authorities released a draft amendment to the 2020 Cybersecurity Review Measures for public comments. On December 28, 2021, the PRC government promulgated the 2022 Cybersecurity Review Measures, which came into effect and replaced the 2020 Cybersecurity Review Measures on February 15, 2022. According to the 2022 Cybersecurity Review Measures, (i) critical information infrastructure operators that purchase network products and services and internet platform operators that conduct data processing activities shall be subject to cybersecurity review in accordance with the 2022 Cybersecurity Review Measures if such activities affect or may affect national security; and (ii) internet platform operators holding personal information of more than one million users and seeking to have their securities list on a stock exchange in a foreign country shall file for cybersecurity review with the Cybersecurity Review Office. Under the Regulation on Protecting the Security of Critical Information Infrastructure promulgated by the State Council on July 30, 2021, effective September 1, 2021, “critical information infrastructure” is defined as important network facilities and information systems in important industries and fields, such as public telecommunication and information services, energy, transportation, water conservancy, finance, public services, e-government and national defense, science, technology and industry, as well as other important network facilities and information systems that, in case of destruction, loss of function or leak of data, may severely damage national security, the national economy and the people’s livelihood and public interests. As of the date of this prospectus, neither we nor any of our PRC Subsidiaries has been informed by any PRC governmental authority that we or any of our PRC Subsidiaries is a “critical information infrastructure operator.”

On November 14, 2021, the CAC released the Administrative Regulations on the Management of Network Data Security (Draft for comments) or the Draft Administrative Regulation. Under the Draft Administrative Regulation, (i) data processors, i.e., individuals and organizations who can decide on the purpose and method of their data processing activities at their own discretion, that process personal information of more than one million individuals shall apply for cybersecurity review before listing in a foreign country; (ii) foreign- listed data processors shall carry out annual data security evaluation and submit the evaluation report to the municipal cyberspace administration authority; and (iii) where the data processor undergoes merger, reorganization and subdivision that involves important data and personal information of more than one million individuals, the recipient of the data shall report the transaction to the in-charge authority at the municipal level.

According to the currently in-effect PRC laws and regulations, we believe that neither we nor any of our PRC Subsidiaries is subject to the cybersecurity review, reporting or other permission requirements by the CAC under the applicable PRC cybersecurity laws and regulations with respect to the offering of our securities or the business operations of our PRC Subsidiaries, because neither we nor any of our PRC Subsidiaries qualifies as a critical information infrastructure operator or has conducted any data processing activities that affect or may affect national security or holds personal information of more than one million users. Additionally, as of the date of this prospectus, neither we nor any of our PRC Subsidiaries has been required by any PRC governmental authority to apply for cybersecurity review, nor have we or any of our PRC Subsidiaries received any inquiry, notice, warning, sanction in such respect or been denied permission from any PRC regulatory authority to list on U.S. exchanges. However, as PRC governmental authorities have significant discretion in interpreting and implementing statutory provisions and there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations if the PRC regulatory authorities take a position contrary to ours, we cannot assure you that we or any of our PRC Subsidiaries will not be deemed to be subject to PRC cybersecurity review requirements under the 2022 Cybersecurity Review Measures or the Draft Administrative Regulations (if enacted), nor can we assure you that we or our PRC Subsidiaries would be able to pass such review. If we or any of our PRC Subsidiaries fails to receive any requisite permission or approval from the CAC for future offerings or the business operations of our PRC Subsidiaries, or the waiver for such permission or approval, in a timely manner, or at all, or inadvertently concludes that such permission or approval is not required, or if applicable laws, regulations or interpretations change and obligate us to obtain such permission or approvals in the future, we or our PRC Subsidiaries may be subject to fines, suspension of business, website closure, revocation of business licenses or other penalties, as well as reputational damage or legal proceedings or actions against us, which may have a material adverse effect on our business, financial condition or results of operations. In addition, we could become subject to enhanced cybersecurity review or investigations launched by PRC regulators in the future pursuant to new laws, regulations or policies.

As of the date of this prospectus, we have not been involved in any investigations or become subject to a cybersecurity review initiated by the CAC, and we have not received any inquiry, notice, warning, sanctions in such respect or any regulatory objections with respect to our business operations or in connection with future offerings from the CAC. However, as the Cybersecurity Review Measures and the Draft Administrative Regulation were newly issued, there remain uncertainties as to how it would be interpreted and enforced, and to what extent it may affect us.

Certain PRC regulations may make it more difficult for us to pursue growth through acquisitions.

Among other things, the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (“M&A Rules”) and Anti-Monopoly Law of the People’s Republic of China promulgated by the Standing Committee of the NPC which became effective in 2008 and amended in 2022 (“Anti-Monopoly Law”), established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. Such regulation requires, among other things, that State Administration for Market Regulation (“SAMR”) be notified in advance of any change-of-control transaction in which a foreign investor acquires control of a PRC domestic enterprise or a foreign company with substantial PRC operations, if certain thresholds under the Provisions of the State Council on the Standard for Declaration of Concentration of Business Operators, issued by the State Council in 2008 and amended in 2018, are triggered. Moreover, the Anti-Monopoly Law requires that transactions which involve the national security, the examination on the national security shall also be conducted according to the relevant provisions of the State. In addition, PRC Measures for the Security Review of Foreign Investment which became effective in January 2021 require acquisitions by foreign investors of PRC companies engaged in military-related or certain other industries that are crucial to national security be subject to security review before consummation of any such acquisition. We may pursue potential strategic acquisitions that are complementary to our business and operations.

Complying with the requirements of these regulations to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval or clearance from the MOFCOM, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us.

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles, or SAFE Circular 37, to replace the Notice on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents’ Financing and Roundtrip Investment Through Offshore Special Purpose Vehicles, or SAFE Circular 75, which ceased to be effective upon the promulgation of SAFE Circular 37. SAFE Circular 37 requires PRC residents (including PRC individuals and PRC corporate entities) to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we make in the future.

Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore special purpose vehicles, or SPVs, will be required to register such investments with SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of an SPV is required to update its filed registration with the local branch of SAFE with respect to that SPV, to reflect any material change. Moreover, any subsidiary of such SPV in China is required to urge the PRC resident shareholders to update their registration with the local branch of SAFE. If any PRC shareholder of such SPV fails to make the required registration or to update the previously filed registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contributions into its subsidiary in China. On February 13, 2015, the SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13, which became effective on June 1, 2015. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, will be filed with qualified banks instead of SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of SAFE.

Certain of our shareholders that we are aware of are subject to SAFE regulations, and we expect all of these shareholders will have completed all necessary registrations with the local SAFE branch or qualified banks as required by SAFE Circular 37. We cannot assure you, however, that all of these shareholders will continue to make required filings or updates in a timely manner, or at all. We can provide no assurance that we are or will in the future continue to be informed of identities of all PRC residents holding direct or indirect interest in our company. Any failure or inability by such shareholders to comply with SAFE regulations may subject us to fines or legal sanctions, such as restrictions on our cross-border investment activities or our PRC subsidiaries’ ability to distribute dividends to, or obtain foreign exchange-denominated loans from, our company or prevent us from making distributions or paying dividends. As a result, our business operations and our ability to make distributions to you could be materially and adversely affected.

Furthermore, as these foreign exchange regulations are still relatively new and their interpretation and implementation have been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

As of the date of this disclosure, to our knowledge these PRC resident shareholders   have applied for foreign exchange registration under the SAFE Circular 37 and other related rules. Although they are in the process of making foreign exchange registration, they may still face the above said possible fines in accordance with the PRC Laws.

Failure to make adequate contributions to various employee benefit plans and withhold individual income tax on employees’ salaries as required by PRC regulations may subject us to penalties.

Companies operating in the PRC are required to participate in various government-mandated employee benefit contribution plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our businesses. The requirement of employee benefit contribution plans has not been implemented consistently by the local governments in the PRC given the different levels of economic development in different locations. Companies operating in the PRC are also required to withhold individual income tax on employees’ salaries based on the actual salary of each employee upon payment. We may be subject to late fees and fines in relation to the underpaid employee benefits and under-withheld individual income tax, our financial condition and results of operations may be adversely affected.

Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

Pursuant to the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly-Listed Company, promulgated by SAFE in 2012, or SAFE Notices No. 7, PRC citizens and non-PRC citizens who reside in China for a continuous period of no less than one year who participate in any stock incentive plan of an overseas publicly listed company offered to the director, supervisor, senior management and other employees of, and any individual who has labor relationship with its domestic affiliated entities are required to register with SAFE through a domestic qualified agent, which could be a PRC subsidiary of such overseas listed company, and complete certain other procedures. In addition, an overseas entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests. We and our directors, executive officers and other employees who are PRC citizens or who reside in the PRC for a continuous period of no less than one year and who have been granted stock options are subject to these regulations. Failure to complete the SAFE registrations for our employee incentive plans may subject them to fines and legal sanctions and may also limit our ability to contribute additional capital into our PRC subsidiaries and limit our PRC subsidiaries’ ability to distribute dividends to us. We also face regulatory uncertainties that could restrict our ability to adopt additional incentive plans for our directors, executive officers and employees under PRC law.

In addition, the State Administration of Taxation, or SAT, has issued certain circulars concerning employee stock options and restricted shares. Under these circulars, our employees working in the PRC who exercise stock options or are granted restricted shares will be subject to PRC individual income tax. Our PRC subsidiaries have obligations to file documents related to employee stock options or restricted shares with relevant tax authorities and to withhold individual income taxes of those employees who exercise their share options or are granted with restricted shares. If our employees fail to pay or we fail to withhold their income taxes according to relevant laws and regulations, we may face sanctions imposed by the tax authorities or other PRC governmental authorities.

U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in the PRC.

Any disclosure of documents or information located in the PRC by foreign agencies may be subject to jurisdiction constraints and must comply with the PRC’s state secrecy laws, which broadly define the scope of “state secrets” to include matters involving economic interests and technologies. There is no guarantee that requests from U.S. federal or state regulators or agencies to investigate or inspect our operations will be honored by us, by entities who provide services to us or with whom we associate, without violating PRC legal requirements, especially as those entities are located in the PRC. Furthermore, under the current PRC laws, an on-site inspection of our facilities by any of these regulators may be limited or prohibited.

If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with its “de facto management body” within the PRC is considered a “resident enterprise” and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In 2009, the State Administration of Taxation, or SAT, issued a circular, known as SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular applies only to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China, and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board of directors and shareholder resolutions are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

We believe our company is not a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that our company is a PRC resident enterprise for enterprise income tax purposes, we would be subject to PRC enterprise income on our worldwide income at the rate of 25%. Furthermore, we would be required to withhold a 10% tax from dividends we pay to our shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders may be subject to PRC tax on gains realized on the sale or other disposition of the Ordinary Shares, if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders and any gain realized on the transfer of the Ordinary Shares by such shareholders may be subject to PRC tax at a rate of 20% (which, in the case of dividends, may be withheld at source by us). These rates may be reduced by an applicable tax treaty, but it is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in our Ordinary Shares.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the SAT issued the Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises, or SAT Bulletin 7. SAT Bulletin 7 extends its tax jurisdiction to transactions involving the transfer of taxable assets through offshore transfer of a foreign intermediate holding company. In addition, SAT Bulletin 7 has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Bulletin 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets, as such persons need to determine whether their transactions are subject to these rules and whether any withholding obligation applies.

On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or SAT Bulletin 37, which came into effect on December 1, 2017. The SAT Bulletin 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax.

Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an “Indirect Transfer,” the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such Indirect Transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who pays for the transfer is obligated to withhold the applicable taxes currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries and investments. Our company may be subject to filing obligations or taxed if our company is transferor in such transactions and may be subject to withholding obligations if our company is transferee in such transactions, under SAT Bulletin 7 and/or SAT Bulletin 37. For transfer of shares in our company by investors who are non-PRC resident enterprises, our PRC subsidiaries may be requested to assist in the filing under SAT Bulletin 7 and/or SAT Bulletin 37. As a result, we may be required to expend valuable resources to comply with SAT Bulletin 7 and/or SAT Bulletin 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

Risks Related to Our Ordinary Shares

The market price for our Ordinary Shares may be volatile.

The trading prices of our Ordinary Shares are likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, like the performance and fluctuation in the market prices or the underperformance or deteriorating financial results of internet or other companies based in China that have listed their securities in the United States in recent years. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in their trading prices. The trading performances of other Chinese companies’ securities after their offerings, including internet and e-commerce companies, may affect the attitudes of investors toward Chinese companies listed in the United States, which consequently may impact the trading performance of our Ordinary Shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or other matters of other Chinese companies may also negatively affect the attitudes of investors towards Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. In addition, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, such as the large decline in share prices in the United States, China and other jurisdictions in late 2008, early 2009 and the second half of 2011, which may have a material adverse effect on the market price of our Ordinary Shares.

In addition to the above factors, the price and trading volume of our Ordinary Shares may be highly volatile due to multiple factors, including the following:

●	regulatory developments affecting us, our consumers, or our industry;

●	conditions in the medical supplies business and the public perception of the legitimacy and ethics of certain business practices of our competitors or other market players within the industry;

●	announcements of studies and reports relating to the quality of our product and service offerings or those of our competitors;

●	changes in the economic performance or market valuations of other medical supplies businesses;

●	actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

●	changes in financial estimates by securities research analysts;

●	announcements by us or our competitors of new product and service offerings, acquisitions, strategic relationships, joint ventures or capital commitments;

●	additions to or departures of our senior management;

●	detrimental negative publicity about us, our management or our industry;

●	fluctuations of exchange rates between the Renminbi and the U.S. dollar;

●	release or expiry of lock-up or other transfer restrictions on our outstanding Ordinary Shares; and

●	sales or perceived potential sales of additional Ordinary Shares.

The trading market for our Ordinary Shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who cover us downgrade shares or publish inaccurate or unfavorable research about our business, the market price for our Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for our Ordinary Shares to decline.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline.

The trading market for our Ordinary Shares are influenced by research or reports that industry or securities analysts publish about our business. If industry or securities analysts decide to cover us and in the future downgrade our Ordinary Shares, the market price for our Ordinary Shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our Ordinary Shares to decline.

Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Ordinary Shares as a source for any future dividend income.

Our board of directors has discretion as to whether to distribute dividends, subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium; provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Ordinary Shares will likely depend entirely upon any future price appreciation of our Ordinary Shares. There is no guarantee that our Ordinary Shares will appreciate in value or even maintain the price at which you purchased our Ordinary Shares. You may not realize a return on your investment in our Ordinary Shares and you may even lose your entire investment in our Ordinary Shares.

Substantial future sales or perceived potential sales of Ordinary Shares in the public market could cause the price of our Ordinary Shares to decline.

Sales of Ordinary Shares in the public market, or the perception that these sales could occur, could cause the market price of our Ordinary Shares to decline. As of the date of this report, we have 24,234,973 Ordinary Shares outstanding. All of the 3,940,000 Ordinary Shares sold in our recent initial public offering are freely transferable without restriction or additional registration under the Securities Act of 1933, as amended, or the Securities Act, and we recently sold $6,000,0000 in 7% OID convertible notes (“Convertible Notes”) in a primary offering pursuant to a takedown from our shelf registration statement on Form F-3, which Notes will be convertible from time to time at the lower of $2.738 per share or 95% of the lowest VWAP over the seven trading days prior to conversion. All of our executive officers and directors and shareholders holding at least ten percent of our Ordinary Shares are subject to a six month lock-up agreement that was entered into in conjunction with the Convertible Notes offering. Ordinary Shares subject to these lock-up agreements become eligible for sale in the public market upon expiration of these lock-up agreements, subject to volume and other restrictions as applicable under Rules 144 and 701 under the Securities Act. To the extent shares issued upon conversion of the Convertible Notes, as well as exercise of the Warrants and sale of the Warrant Shares being registered herein, as well as any shares held by our executive officers, directors or significant shareholders, are sold into the market, the market price of our Ordinary Shares could decline. Moreover, the perceived risk of this potential dilution could cause shareholders to attempt to sell their shares and investors to short our Ordinary Shares. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. For further information about our recent offering of Convertible Notes, see “Our recent entry into a Securities Purchase Agreement with the Selling Shareholders for the sale of up to $50.5 million in Convertible Notes and Warrants, of which we have sold $6.0 million to date, along with any subsequent conversion and/or exercise thereof, may depress the price of our Ordinary Shares and encourage short sales by third parties, which could further depress the price of our Ordinary Shares,” below.

We may need additional capital and may sell additional Ordinary Shares or other equity securities or incur indebtedness, which could result in additional dilution to our shareholders or increase our debt service obligations.

We may require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our cash resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities or equity-linked debt securities could result in additional dilution to our shareholders. The incurrence of indebtedness would result in debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or terms acceptable to us, if at all.

Certain existing shareholders have substantial influence over our company and their interests may not be aligned with the interests of our other shareholders.

Our directors and officers collectively own an aggregate of 63.54% of the total voting power of our outstanding Ordinary Shares. As a result, they have substantial influence over our business, including significant corporate actions such as mergers, consolidations, election of directors and other significant corporate actions.

They may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of our Ordinary Shares. These actions may be taken even if they are opposed by our other shareholders. In addition, the significant concentration of share ownership may adversely affect the trading price of our Ordinary Shares due to investors’ perception that conflicts of interest may exist or arise.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

In addition, under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of an exemption that allows us to delay adopting new or revised accounting standards until such time as those standards apply to private companies. As a result, we will not be subject to the same new or revised accounting standards as other public companies that comply with the public company effective dates. We have also elected to take advantage of certain of the reduced disclosure obligations and may elect to take advantage of other reduced reporting requirements in future filings. As a result of these elections, the information that we provide to our stockholders may be different than you might receive from other public reporting companies.

We are a foreign private issuer within the meaning of the rules under the Exchange Act and, as such, we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our financial results on a semi-annual basis in the form of press releases, distributed pursuant to the rules and regulations of the Nasdaq Global Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Global Market corporate governance requirements; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq Global Market corporate governance requirements. However, presently, we do not have any immediate plans to rely on home country practice with respect to our corporate governance.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer and, therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our Ordinary Shares are directly or indirectly held by residents of the U.S. and we fail to meet additional requirements necessary to maintain our foreign private issuer status. In the future, if we lose our foreign private issuer status as of the last date of our second fiscal quarter, we would be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms beginning on the following January 1, which are more detailed and extensive than the forms available to us as a foreign private issuer. In such case, we would also have to comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders would become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we would lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq Global Market listing rules. As a U.S. listed public company that is not a foreign private issuer, we would incur significant additional legal, accounting and other expenses that we do not presently incur as a foreign private issuer listed on a U.S. securities exchange.

If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Prior to our initial public offering in February of 2022, we were a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. Since then, we have been in a continuing process to develop, establish, and put in place a system to maintain internal controls and procedures that will allow our management to report on, and our independent registered public accounting firm to attest to, our internal controls over financial reporting if and when required to do so under Section 404 of the Sarbanes-Oxley Act of 2002. Although our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act until the date we are no longer an emerging growth company, our management will be required to report on our internal controls over financial reporting under Section 404.

As of December 31, 2022, our management assessed the effectiveness of our internal control over financial reporting. The material weaknesses relate to the fact that the Company does not have accounting personnel with sufficient knowledge of U.S. GAAP and SEC reporting procedures. Management concluded that as of December 31, 2022, our internal control over financial reporting were ineffective.

In order to address and resolve the foregoing material weakness, we have implemented measures designed to improve our internal control over financial reporting to remediate this material weakness, including hiring Shanghai Bluehill Advisory Co., Ltd. as our consultant and who has the requisite training and experience in the preparation of financial statements in compliance with applicable SEC requirements. With the assistance of our consultant, we are currently in compliance with U.S. GAAP and SEC reporting requirements. In addition to hiring an outside consultant, we also plan to take remedial measures including (i) hiring more qualified accounting personnel with relevant U.S. GAAP and SEC reporting experience and qualifications to strengthen the financial reporting function and to set up a financial and system control framework; (ii) implementing regular and continuous U.S. GAAP accounting and financial reporting training programs for our accounting and financial reporting personnel; and (iii) setting up an internal audit function as well as engaging an external consulting firm to assist us with assessment of Sarbanes-Oxley compliance requirements and improvement of overall internal control.

The implementation of these measures may not fully address the material weaknesses in our internal control over financial reporting, and we cannot conclude that they have been fully remedied. Our failure to correct theses material weaknesses or our failure to discover and address any other material weaknesses could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations and prospects, as well as the trading price of our Ordinary Shares, may be materially and adversely affected. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud. In addition, once we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, as a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

DESCRIPTION OF THE SECURITIES THAT WE ARE OFFERING

Warrants and Warrant Shares

General

On December 27, 2023, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the Selling Shareholders pursuant to which we agreed to issue to the Investors up to $50,500,000 in senior convertible promissory notes and accompanying warrants exercisable for a number of Ordinary Shares equal to 50% of the number obtained from dividing each such note’s principal amount by the applicable VWAP (as defined in the Securities Purchase Agreement). On the same date, we agreed to sell to such Selling Shareholders $6,000,000 of senior convertible notes (the “Convertible Notes”), which were offered and sold in a primary offering registered pursuant to a shelf registration statement on Form F-3, and five-year warrants (the “Warrants”) to purchase up to 1,205,255 Ordinary Shares at an exercise price of $2.9869 per share, subject to certain adjustments, which Warrants were sold concurrently through a private placement. The Convertible Notes were sold with a 7% original issue discount (“OID”), or $420,000. As such, the Selling Shareholders paid for the Convertible Notes and Warrants by delivering $5,580,000, before deducting fees and other offering expenses payable by the Company, in cash consideration to the Company.

The following description relates to the particular material terms of the Warrants being registered herein.

The Warrants are immediately exercisable upon issuance (the “Initial Exercise Date”) at an exercise price of $2.9869 per share, subject to customary adjustments thereunder, and will expire on the fifth (5th) anniversary of the Initial Exercise Date. The Warrants are exercisable on a cashless basis if there is no effective registration statement registering the Warrant Shares for resale at the time of exercise.

The Warrants and the Warrant Shares being registered herein were initially sold pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. Accordingly, the Selling Shareholders may exercise such Warrants and sell the Ordinary Shares underlying such Warrants only pursuant to an effective registration statement under the Securities Act covering the resale of such shares, an exemption under Rule 144 under the Securities Act, or another applicable exemption under the Securities Act.

For a complete description of the documents entered into in relation to such concurrent private placement, you should review a copy of the form of Warrant and form of Registration Rights Agreement, which are included as exhibits to the Company’s Current Report on Form 6-K, filed with the SEC on December 28, 2023.

Concurrent Primary Offering

Concurrently with the private placement of the Warrants and Warrant Shares we are registering herein, we simultaneously sold $6,000,000 in 7% OID Convertible Notes to the Selling Shareholders. The Convertible Notes, which were sold pursuant to a prospectus supplement filed on Form F-3, are described below.

Maturity Date

The Convertible Notes will mature 364 days after the date of issuance.

Interest

The Convertible Notes bear no interest unless an event of default thereon has occurred. From and after the occurrence of any such event of default, the aggregate unconverted and then outstanding principal amount of the Convertible Notes shall be paid at the rate of ten percent (10%) per annum. See “Events of Default” below.

Conversion

The Convertible Notes are convertible at any time after the issuance, at the option of the Investors, into our Ordinary Shares at the lower of (i) $2.738 per share, (ii) 95% of the lowest VWAP of the Ordinary Shares during the seven (7)-trading day period immediately preceding the applicable conversion date, in each case subject to adjustment as provided therein.

Certain Adjustments

The conversion price is subject to a standard adjustments in the event of any stock split, stock dividend, stock combination, recapitalization or other similar transaction.

Mandatory Redemption

If, at any time while the Convertible Notes are outstanding the Company carries out one or more Subsequent Financings, the Investors have the right to require us to first use up to 30% of the gross proceeds of such Subsequent Financing to redeem all or a portion of the Registered Notes, on a pro rata basis, for an amount in cash equal to the outstanding principal amount of the Registered Notes, plus all accrued but unpaid interest, plus all liquidated damages, if any, and any other amounts, if any, multiplied by 1.05.

If, at any time while the Convertible Notes are outstanding, a Change of Control occurs, the Investors will have the right to require us to redeem all of the Convertible Notes, plus all accrued but unpaid interest, plus all liquidated damages, if any, and any other amounts, if any, then owing to the Investors in respect of the Convertible Notes.

Negative Covenants

We will be subject to certain customary affirmative and negative covenants regarding the incurrence of certain indebtedness, the existence of liens, the repayment of indebtedness, the payment of cash in respect of dividends, distributions or redemptions, and the transfer of assets, among other matters.

Events of Default

The Convertible Notes include certain customary and other events of default, including, among other things, failure to maintain an effective registration statement to allow the Investors to resell the Ordinary Shares, whether such shares are issued pursuant to the Convertible Notes, the Warrants, or any Additional Notes or Additional Warrants that may be subsequently sold to the Investors, and maintain our Nasdaq listing.

In connection with such an event of default, the aggregate unconverted and then outstanding principal amount of the Convertible Notes are required to be paid at the rate of ten percent (10%) per annum, plus any interest or penalties that may be then owed.

Change of Control

In connection with a Change of Control, the Investors have the right to require us to redeem all of the Convertible Notes, plus all accrued but unpaid interest, plus all liquidated damages, if any, and any other amounts, if any, then owing to the Investors in respect of the Convertible Notes for an amount in cash equal to the total amount owed to the investors multiplied by 1.05.

Conversion Limitation

Each Investor will not have the right to convert any portion of the Convertible Notes, to the extent that, after giving effect to such conversion, the Investors (together with certain of its related parties) would beneficially own in excess of 4.99% of our Ordinary Shares outstanding immediately after giving effect to such conversion. The Investors may from time to time increase this limit to 9.99%, provided that any such increase will not be effective until the 61st day after delivery of a notice to us of such increase.

Related Transaction Agreements

In connection with the concurrent private placement of Warrants contemplated by the Securities Purchase Agreement, on December 27, 2023, we and the Selling Shareholders entered into a Registration Rights Agreement (the “Registration Right Agreement”) pursuant to which we agreed to file with the SEC an additional registration statement (the “Registration Statement”) to register the Ordinary Shares underlying the Warrants and any additional notes or additional warrants purchased by the Investors in any Additional Closings (as defined in the Securities Purchase Agreement) within 60 calendar days following the date of the Registration Rights Agreement. In addition, on December 27, 2023, the Company entered into a placement agent agreement (“Placement Agent Agreement”) pursuant to which Maxim Group LLC (“Maxim”) was engaged to act as exclusive placement agent in the offering and would be entitled to an aggregate cash fee of 7.0% of the gross proceeds of the offering, plus up to $50,000 for all travel and other out-of-pocket expenses, including reasonable and accounted for fees and expenses of Maxim’s legal counsel.

The above summaries of certain terms and provisions of the Convertible Notes, the Warrants, the Securities Purchase Agreement, the Registration Rights Agreement and Placement Agent Agreement are not complete and are subject to, and qualified in its entirety by, the provisions of the forms of such documents, which have been filed as exhibits to the Company’s Current Report on Form 6-K on December 28, 2023. You should review the copies of such documents before you invest in our securities.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Warrant Shares by the Selling Shareholders. However, we may receive funds upon the Selling Shareholders’ exercise of the Warrants. In the event we receive funds from the Selling Shareholder’s exercise of the Warrants, pursuant to the Securities Purchase Agreement, we have agreed to use the net proceeds to fund our ongoing general corporate and working capital needs. However, the amount and timing of our actual expenditures will depend on numerous factors, including our business strategy and development efforts.   Pending these uses, the proceeds will be invested in short-term bank deposits. We may also use a portion of the net proceeds for the acquisitions of businesses, products, technologies, or licenses that are complementary to our business, although we have no present commitments or agreements to do so.

PRINCIPAL AND SELLING SHAREHOLDERS

The table below sets forth certain information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, by:

●	each of our directors and executive officers;

●	all of our executive officers and directors as a group;

●	each person known to us to beneficially own more than five percent of our ordinary shares; and

●	the selling stockholders.

The ordinary shares being offered by the Selling Shareholders are those issuable to the Selling Shareholders pursuant to the terms of certain of the Company’s warrants sold to the Selling Shareholders pursuant to the Securities Purchase Agreement. For additional information regarding the issuances of the Warrants, see “Private Placement of Warrants” above. We are registering the ordinary shares in order to permit the Selling Shareholders to offer the shares for resale from time to time. Except for the sale of the Convertible Notes (sold in a primary offering described in “Concurrent Primary Offering” above) and the accompanying Warrants being described herein, the Selling Shareholders have not had any material relationship with us within the past three years.

The table below lists the Selling Shareholders and other information regarding the beneficial ownership of our ordinary shares by each of the Selling Shareholders. The second column lists the number of ordinary shares beneficially owned by each Selling Shareholder, based on its ownership of the Convertible Notes and accompanying Warrants, as of February 20, 2024, assuming the conversion of the Convertible Notes and accompanying Warrants held by the Selling Shareholders on that date, without regard to any limitations on conversion.

The third column lists the ordinary shares being offered by this prospectus by the Selling Shareholders.

In accordance with the terms of a registration rights agreement with the Selling Shareholders, this prospectus covers the resale of 1,205,255 ordinary shares issuable upon exercise of the Warrants, The fourth column assumes the sale of all of the shares offered by the Selling Shareholders pursuant to this prospectus.

Under the terms of the Convertible Notes and Warrants held by the Selling Shareholders, a Selling Shareholder may not be issued shares under the notes or accompanying warrants to the extent such issuance would cause such Selling Shareholder, together with its affiliates and attribution parties, to beneficially own a number of ordinary shares which would exceed 4.99% of our then outstanding ordinary shares following such conversion. The number of shares in the second column does not reflect this limitation. The selling shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Shareholder	Number of Shares Owned Prior to Offering	Maximum Number of Shares to be Offered for the Account of the Selling Shareholder	Number of Shares Owned After the Offering**	% Owned After the Offering**
Selling Shareholders
Anson East Master Fund LP(1)	679,328	241,051	438,277	1.75%
Anson Investment Master Fund LP(2)	2,173,514	964,204	1,209,310	4.82%
Current Executive Officers and Directors
Yonjun Liu(3)	15,935,000	-	15,935,000	60.62%
Xin Wang	-	-	-	-%
Yulin Wang	-	-	-	-%
Xiaoming E	-	-	-	-%
Huijuan Zhao(4)	740	-	740	-%
Wenzhang Jia(5)	1,866	-	1,866	-%
All Current Officers and Directors	15,936,906	-	15,936,606	60.62%
≥ 5% Beneficial Owners	-	-	-	-%

*	The percentage of ownership before the offering is calculated based on 25,077,467 shares outstanding as of February 20, 2024. The percentage of ownership after the offering assumes the issuance of all of the shares issuable upon exercise of the Warrants that are offered for resale hereby, and the sale by such selling stockholder of all of the shares offered for resale hereby.
**	Assumes all Warrant Shares have been sold in the Offering and assumes that any shares issuable upon conversion of the Convertible Notes will be subject to a 4.99% ownership limitation, as set forth in the Securities Purchase Agreement.

(1).	Consists of (i) 438,277 shares issuable upon conversion of the Convertible Notes, assuming a fixed conversion price of $2.738 per share, and (ii) 241,051 shares issuable upon exercise of the Warrants held by Anson East Master Fund LP (“AEMF”). Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of AEMF, hold voting and dispositive power over the ordinary shares held by AEMF. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these ordinary shares except to the extent of their pecuniary interest therein. The principal business address of AEMF is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(2)	Consists of (i) 1,209,310 shares issuable upon conversion of the convertible Notes, assuming a fixed conversion price of $2.738 per share, and (ii) 964,204 shares issuable upon exercise of the Warrants held by Anson Investments Master Fund LP (“AIMF”). Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of AIMF, hold voting and dispositive power over the ordinary shares held by AIMF. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these ordinary shares except to the extent of their pecuniary interest therein. The principal business address of AIMF is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(3)	Mr. Liu holds these shares through Bright Accomplish Limited, a holding company controlled jointly by Mr. Liu and his wife, Yin Liu.

(4)	Represents options to purchase 1,886 Ordinary Shares of the Company, at an exercise price of $5.30 per share. The options vest in equal monthly installments over Mr. Jia’s initial year of service and are exercisable for a term of ten years.

(5)	Represents options to purchase 740 Ordinary Shares of the Company, at an exercise price of $13.51 per share. The options vest in equal monthly installments over Ms. Zhao’s initial year of service and are exercisable for a term of ten years.

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our Ordinary Shares.

Major Shareholders

Other than as set forth above, there are no beneficial owners of 5% or more of our voting securities. The company is not directly or indirectly owned or controlled by another corporation(s) or by any foreign government. There are no arrangements, known to us, the operation of which may at a subsequent date result in a change in control of the company.

DIRECTORS AND SENIOR MANAGEMENT

The following table sets forth certain information regarding our directors and senior management, as well as employees upon whose work we are dependent, as of the date of this prospectus.

Directors and Executive Officers	Age	Position/Title
Yongjun Liu	67	Chairman of the board of directors
Xin Wang	35	Chief Executive Officer and Director
Lianzhang Zhao	56	Chief Financial Officer
Xiaoming E	62	Independent Director
Huijuan Zhao	35	Independent Director
Wenzhang Jia	58	Independent Director

The following is a brief biography of each of our executive officers and directors:

Yongjun Liu - Chairman of the board of directors

Mr. Liu has been Chairman of the board of directors since November  10, 2020, Chairman and General Manager of Kang Fu International Medical since October 2015, Chairman and General Manager of Yangzhou Huada since December 2001, Chairman and General Manager of Jiangsu Huadong since November 2000, and Chairman and General Manager of Jiangsu Yada since December 1990. In October 2015, Mr. Liu co-founded Kang Fu International Medical with several other co-founders, In December 2001, November 2000 and December 1990, he founded Yangzhou Huada, Jiangsu Huadong and Jiangsu Yada, respectively.

From October 1998 to present, Mr. Liu has been the Chairman of Yangzhou Medical Device Industry Association and Chamber of Commerce and Industry of Touqiao County. From November 2013 to present, Mr. Liu is the Deputy to The People’s Congress of Guangling district, Yangzhou City. In December 2018, Mr. Liu was awarded the “Outstanding Entrepreneurs of Guangling District” in Yangzhou. Mr. Liu is a successful entrepreneur with over 40 years’ experience in the medical device industry. Mr. Liu is a successful entrepreneur with over 40 years of experience in the medical device industry. He has been awarded as Excellent Entrepreneur, Honest Entrepreneur Representative and Medical Device Industry Representative many times. Mr. Liu participates in philanthropic activities, including public welfare undertakings and has sponsored various impactful undertakings, such as road reconstruction in towns and villages, donations to the Red Cross Society, reconstruction of nursing homes, poverty alleviation, and aid for students.

As the founder of the Company and based on his extensive experience in the medical device industry, we believe that Mr. Liu is qualified to serve as a director.

Xin Wang – Chief Executive Officer and Director

Mr. Xin Wang has been our Chief Executive Officer and Director since December 1, 2022. Prior to his appointment as CEO and director of MHUA, from 2021 to 2022, Mr. Wang was CEO of the Jiangsu Yada. In addition, Mr. Wang served as Vice General Manager of Shanghai New Asia (Group) Co., Ltd., a pharmaceutical company, where he led production management, market expansion, research and development of proprietary Chinese traditional medicines from 2020 to 2021. From 2018 to 2020, Mr. Wang held a key position at Panda Group, Inc., a franchise restaurant corporation based in California, where he was in charge of large commercial projects related to expanding its business operations and upgrading its brand strategy in the U.S. market. In addition, Mr. Wang previously worked as a financial analyst at Morgan Stanley and an area manager at Citibank, N.A., thus providing him insight into global investment banking and U.S. financial markets. Mr. Wang obtained his bachelor’s degree from the University of California Santa Barbara, where he double majored in Financial Mathematics & Statistics Analysis and Computer Science. He also obtained his master’s degree in Actuarial Science in 2012 from University of California Santa Barbara.

We believe that Mr. Wang is qualified to serve as our CEO and a director because of his extensive knowledge and management experience in the area of the financial market and his experience in the pharmaceutical industry.

Lianzhang Zhao– Chief Financial Officer

Mr. Lianzhang Zhao has been our Chief Financial Officer since December 1, 2022. Prior to his appointment as CFO of MHUA, Mr. Lianzhang Zhao was a Senior Partner at Yangzhou Hanrui Accounting Firm, a PRC accounting firm, from 2013 to 2022. Prior to that, from 2000 to 2013, Mr. Zhao served as the chief financial officer of Yangzhou Guolian Garment Factory Co., which is a Sino-U.S. joint venture company in China. Mr. Zhao is a certified public accountant (“CPA”) in China, allowing him to draw on his diverse financial accounting experience across multiple international markets to support MHUA’s financial reporting matters. Mr. Zhao received his bachelor’s degree in Financial Accounting and Economic Management in 1990 from Yangzhou University.

We believe that Mr. Zhao is qualified to serve as our CFO because of his expertise as a CPA and his extensive knowledge and experience in the financial industry.

Xiaoming E – Independent Director

Mr. E has been a director of our Company since February 18, 2022. From January 2010 to present, he has served as Chairman and General Manager of Jiangsu Changfeng Medical Industry Co., Ltd. From May 2004 to present, he has been Vice Chairman of the Yangzhou Guangling District Medical Device Industry Association. From July 1998 to May 2004, he served as Vice Chairman of Yangzhou Sanitary Product Association. He earned a college degree from Yangzhou Education College in economic management in March 2004.

We believe that Mr. E is qualified to serve as a director because of his experience in the medical device industry.

Huijuan Zhao – Independent Director

Ms. Huijuan Zhao has been a director of our Company since December 1, 2022. Ms. Huijuan Zhao served as a member of the management team at Ping’An Bank, where she oversaw services for high net wealth clients and risk control practices from 2019 to 2022. In her prior role as head of marketing and risk control operations at two Jiangsu-based privately owned businesses operating in the business and financial service sectors, positions she held from 2013 to 2019, Ms. Zhao helped build out market expansion and risk control protocols and playbook and played critical supervisory and coaching roles to the growth and expansion of both businesses. She holds a bachelor’s degree in Financial English from Suzhou University, which she received in 2012.

We believe that Ms. Zhao is qualified to serve as director because of her experience in risk control practice. We believe she can provide valuable guidance and oversight to the Company.

Wenzhang Jia – Independent Director

Mr. Wenzhang Jia has been a director of our Company, and the chairman of our audit committee, since June 28, 2022. Mr. Jia is the chairman and chief financial officer of Jiangsu Xibei Electronic Network Co., a company that produces and sells wire and cable, cable TV equipment and network communications equipment, a position he has served in since February of 2000. Mr. Jia received his Bachelor’s degree in finance in 2004 from Yangzhou Institute of Commerce and Industry and pursued post-graduate studies in business administration at Tsinghua University in 2007. Mr. Jia has been president of the Yangzhou Electrical Appliance Industry Association since 2007.

As a result of Mr. Jia’s knowledge and experience in business and finance, we believe Mr. Jia is qualified to serve as a director on our board of directors and will provide us with valuable oversight and guidance.

Family Relationships

None of our directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Controlled Company

Mr. Yongjun Liu, our chairman of the board of directors, currently beneficially owns approximately 63.50% of the aggregate voting power of our outstanding Ordinary Shares, based on the total shares outstanding as of the date of this prospectus and before exercise of the Warrant Shares being registered herein. As a result, we are a “controlled company” within the meaning of the Nasdaq listing rules. As a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including:

●	the requirement that a majority of the board of directors consist of independent directors;

●	the requirement that our director nominees be selected or recommended solely by independent directors; and

●	the requirement that we have a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

Although we do not intend to rely on the controlled company exemptions under the Nasdaq listing rules even if we are a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Compensation

Set forth below is the compensation paid to our executive officers and directors during the fiscal year ended December 31, 2023:

Name	2023 Compensation
Yongjun Liu	$51,429
Xin Wang (2)	67,572
Lianzhang Zhao (2)	51,429
Xiaoming E	13,715
Huijuan Zhao (3)	42,857
Wenzhang Jia	-

Board Practices

Term of Office

Our directors are not subject to a term of office and hold office until their resignation, death, incapacity or occurrence of an event resulting in disqualification, or until their respective successors have been duly elected and qualified or until removed from office by ordinary resolution of the Company in accordance with our articles of association.

Employment Agreement with our Chief Executive Officer and Chief Financial Officer

Effective December 1, 2022, the Company appointed Mr. Xin Wang to serve as the Company’s CEO and a director and Mr. Lianzhang Zhao to serve as the Company’s CFO. In conjunction with his appointment as CEO of MHUA, Mr. Wang entered into a three-year employment agreement with MHUA. In conjunction with his appointment as CFO of MHUA, Mr. Zhao entered into an employment agreement with MHUA.

Directors Service Contracts

On February 18, 2022, we entered into Director Service Agreements (the “Agreements”) with each of our independent directors, Xiaoming E, Xu Han (who resigned from his position as an independent director since November 30, 2022) and Heung Ming Wong (whose service terminated on June 10, 2022). The Agreements each feature a one-year term with annual renewals. Mr. E and Mr. Han would each receive a monthly stipend of ¥8,000 (approximately $1,265) per month during their terms of service. Mr. Wong, who served as the Chairman of the Audit Committee of the board of directors, received a monthly stipend of $2,500 per month during his term of service. In addition, Mr. Wong received options to purchase 1,000 Ordinary Shares of the Company, at an exercise price of $8.90 per share, representing a value of $10,000, as determined by reference to the Company’s IPO price. The options were to vest in equal monthly installments over Mr. Wong’s initial year of service and were exercisable for a term of ten years. Upon annual renewals of his service agreement, Mr. Wong was to receive additional options valued at $10,000, with the number of options granted to be determined with reference to the volume weighted average price for the Company’s Ordinary Shares during the thirty (30) trading days preceding the annual renewal date. We entered into a similar agreement with Mr. Jia following his appointment to the board of directors, and as chair of the Audit Committee, on June 28, 2022, pursuant to which Mr. Jia received $10,000, or 1,886, of our Ordinary Shares, exercisable at $5.30 per share, which was the closing price of our Ordinary Shares on the date of grant and which options vest in substantially equal monthly installments over a period of 12 months. Mr. Jia also receive a cash fee of $2,500 per month during his term of service.

On December 1, 2022, in conjunction with her appointment as a director, Ms. Zhao entered into a letter agreement with the Company outlining the terms of her service as a director. Ms. Zhao, who serves as a member of audit committee and the chairwoman of the nominating committee, will receive a monthly stipend of $2,500 per month during her term of service. In addition, Ms. Zhao will receive stock options to purchase 740 of the Company’s Ordinary Shares, par value $0.0005 per share, at an exercise price of $13.51. The options will vest and become exercisable in equal monthly installments over the course of Ms. Zhao’s initial year of service, that is over a 12 month period.

Committees of the Board

We have established and will maintain three committees under the board of directors: an audit committee, a compensation committee, and a nominating and corporate governance committee. We have adopted the charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee. Our audit committee consists of Wenzhang Jia, Xiaoming E and Huijuan Zhao, and is chaired by Mr. Jia. Wenzhang Jia, Xiaoming E and Huijuan Zhao each satisfies the “independence” requirements of Rule 5605(c)(2) of the Listing Rules of the Nasdaq Stock Market and meets the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Wenzhang Jia qualifies as an “audit committee financial expert.” The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things:

●	selecting the independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by the independent registered public accounting firm;

●	reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response;

●	reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

●	discussing the annual audited financial statements with management and the independent registered public accounting firm;

●	reviewing major issues as to the adequacy of our internal controls and any special audit steps adopted in light of material control deficiencies;

●	annually reviewing and reassessing the adequacy of our audit committee charter;

●	meeting separately and periodically with management and the independent registered public accounting firm; and

●	reporting regularly to the board of directors.

Compensation Committee. Our compensation committee consists of Wenzhang Jia, Xiaoming E and Huijuan Zhao, and is chaired by Huijuan Zhao. The compensation committee will assist the board of directors in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated upon. The compensation committee is responsible for, among other things:

●	reviewing the total compensation package for our executive officers and making recommendations to the board of directors with respect to it;

●	reviewing the compensation of our non-employee directors and making recommendations to the board of directors with respect to it; and

●	periodically reviewing and approving any long-term incentive compensation or equity plans, programs or similar arrangements, annual bonuses, and employee pension and welfare benefit plans.

Nominating Committee. Our nominating committee consists of Wenzhang Jia, Xiaoming E and Huijuan Zhao, and is chaired by Huijuan Zhao. The nominating committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board of directors and its committees. The nominating committee is responsible for, among other things:

●	recommending nominees to the board of directors for election or re-election to the board of directors, or for appointment to fill any vacancy on the board of directors;

●	reviewing annually with the board of directors the current composition of the board of directors with regards to characteristics such as independence, age, skills, experience and availability of service to us;

●	selecting and recommending to the board of directors the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating committee itself; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to our company, including a duty of loyalty, a duty to act honestly, and a duty to act in a manner they consider in good faith to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also owe to our company a duty to exercise the skills they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time. We have the right to seek damages against any director who breaches a duty owed to us.

Terms of Directors

Our directors may be elected by resolution of our board of directors, or by an ordinary resolution of our shareholders. Our directors are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution of the shareholders or automatically vacated from office. A director will automatically cease to be a director if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies; (iii) is found by our company to be or becomes of unsound mind; or (iv) resigns his office by notice in writing to the company.

Code of Business Conduct and Ethics

Our board of directors has adopted a code of business conduct and ethics that applies to our directors, officers and employees. A copy of this code is available on our website. We intend to disclose on our website any amendments to the Code of Business Conduct and Ethics and any waivers of the Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions.

Employees

We had 617, 626 and 622 full-time employees as of December 31, 2023, 2022 and 2021, respectively. The following table sets forth the number of full-time employees based on category of employment and place of employment as of December 31, 2023:

Function/Department	Yangzhou Huada	Jiangsu Huadong	Jiangsu Yada
Management	12	33	39
Sales and Marketing	9	36	36
Research and Development	0	37	37
Production	68	95	220
Subtotal Total	89	201	332
Total		617

Our success depends on our ability to attract, motivate, train and retain qualified personnel. We believe we offer our employees competitive compensation packages and an environment that encourages self-development and, as a result, have generally been able to attract and retain qualified personnel and maintain a stable core management team.

As required by laws and regulations in China, we participate in various employee social security plans that are organized by municipal and provincial governments including, among other things, pension, medical insurance, unemployment insurance, maternity insurance, on-the-job injury insurance and housing fund plans through a PRC government-mandated benefit contribution plan. We are required under PRC law to make contributions to employee benefit plans at specified percentages of the salaries, bonuses and certain allowances of our employees, up to a maximum amount specified by the local government from time to time.

We believe we maintain a good working relationship with our employees, and we have not experienced any material labor disputes. None of our employees is represented by a labor union.

Certain Relationships and Related Party Transactions

Except for the transactions set forth below, during our preceding three financial years up to the date of this prospectus, there have been no transactions or loans between the company and (a) enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, the company; (b) associates; (c) individuals owning, directly or indirectly, an interest in the voting power of the company that gives them significant influence over the company, and close members of any such individual’s family; (d) key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling the activities of the company, including directors and senior management of companies and close members of such individuals’ families; and (e) enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence.

Transaction with Yangzhou Meihua Import and Export Co., Ltd.

We sell products at market price to Yangzhou Meihua Import and Export Co., Ltd., an affiliate controlled by Kai Liu, the son of Yongjun Liu, our Chairman and shareholder. For the fiscal years ended December 31, 2022 and 2021, the sales amount was $18,780 and $51,750, respectively, and as of December 31, 2022 and December 31, 2021, the amount due from Yangzhou Meihua Import and Export Co., Ltd. both were nil. The main business of Yangzhou Meihua Import and Export Co., Ltd. is the import and export of medical consumables, and the main types of products it purchases from the Company are dressing wounds and wiping wounds, Yang Ke Tou (Suction tube), disposable urinary swab, disposable umbilical cord clamp, disposable suction connection pipe, disposable medical gauze, medical urine cup, medical disinfection dressing surgical kit and round head steel needles.

Transaction with Yangzhou Yada Powder Metallurgy Co., Ltd.

We sell products at market price to Yangzhou Yada Powder Metallurgy Co., Ltd., an affiliate controlled by Kai Liu, the son of Yongjun Liu, our Chairman and shareholder. For the fiscal years ended December 31, 2022 and 2021, the sales amount was $nil and $347,737, respectively, and as of December 31, 2022 and December 31, 2021, the amount due from Yangzhou Yada Powder Metallurgy Co., Ltd. both were nil. The main business of Yangzhou Yada Powder Metallurgy Co., Ltd. is gear and metal accessories processing, and the main types of products it purchases from the Company are One-way seat fittings, Gear 2 accessories, Gear 3 accessories, Steel needle, Crank fittings, Universal joint seat fittings, Cylindrical pin, Axle sleeve, Axle pin and Bevel gear fittings.

Transaction with Shanghai Xinya Pharmaceutical Hanjiang Co., Ltd.

We sell products at market price to Shanghai Xinya Pharmaceutical Hanjiang Co., Ltd., an affiliate controlled by Kai Liu, the son of Yongjun Liu, our Chairman and shareholder. For the fiscal years ended December 31, 2022 and 2021, the sales amount was $10,416 and $176,414, respectively, and as of December 31, 2022 and December 31, 2021, the amount due from Xinya Pharmaceutical Hanjiang Co., Ltd. both were nil. The main business of Shanghai Xinya Pharmacy Hanjiang Co., Ltd. is drug production and sales, and the main types of products it purchases from the Company are oral solid medical high-density polyethylene bottles and disposable masks.

Share Exchange Agreement with Kang Fu International Medical Co., Ltd. and its Shareholders

On December 21, 2020, we entered into a Share Exchange Agreement with Kang Fu International Medical Co., Ltd. (“Kang Fu”) and its shareholders, Yongjun Liu (our Chairman and Director) and Yin Liu (his wife). Under the Share Exchange Agreement, we issued a total of 15,933,000 Ordinary Shares to Mr. and Mrs. Liu, and in turn acquired 41,400,000 shares (69%) of Kang Fu from Yongjun Liu and 18,600,000 shares (31%) of Kang Fu from Yin Liu, respectively, resulting in Kang Fu becoming our wholly owned subsidiary. Mr. and Mrs. Liu subsequently transferred the 15,935,000 Ordinary Shares received in this transaction to their holding company, Bright Accomplish Limited.

CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

None.

DIVIDEND POLICY

We have not previously declared or paid cash dividends and we have no plan to declare or pay any dividends in the near future on our Ordinary Shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

We are a holding company incorporated in the Cayman Islands. We rely principally on dividends from our PRC subsidiaries for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us. See “Risk Factors — Risks Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.”

Our board of directors has discretion as to whether to distribute dividends, subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium, and provided always that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Even if our board of directors decides to pay dividends, the form, frequency, and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. Please see the section entitled “Taxation” beginning on page 79 of this prospectus supplement for information on the potential tax consequences of any cash dividends declared.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company incorporated with limited liability and our affairs are governed by our memorandum of association and articles of association, each as amended and restated from time to time, and the Companies Act (Revised) of the Cayman Islands, which is referred to as the “Companies Act” below, and the common law of the Cayman Islands.

As of the date of this prospectus supplement, our Company’s authorized share capital is US$50,000 divided into: (i) 80,000,000 Ordinary Shares, par value of US$0.0005 per share; and (ii) 20,000,000 preferred shares, par value US$0.0005 per share. As of the date of this prospectus supplement, 24,234,673 Ordinary Shares are issued and outstanding and no preferred shares are issued and outstanding. All of our issued and outstanding Ordinary Shares are fully paid.

In addition, we have issued Warrants to purchase 1,205,255 ordinary shares, which are being registered herein, and $6,000,000 of 7% OID Convertible Notes, which will convert, from time to time, at the lower of $2.9869 per share or 95% of the lowest seven-day VWAP, thus causing additional shares to be issued into the market upon each conversion of the Convertible Notes. The Convertible Notes were registered in a separate primary offering pursuant to a take down from our effective “shelf” registration statement on Form F-3 (See the section entitled “Concurrent Primary Offering” above).

Our Memorandum and Articles

The following are summaries of material provisions of our amended and restated memorandum of association and amended and restated articles of association and of the Companies Act, insofar as they relate to the material terms of our Ordinary Shares.

Objects of Our Company. Under our amended and restated memorandum and amended and restated articles of association, the objects of our Company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

Ordinary Shares. Our Ordinary Shares are issued in registered form and are issued when registered in our register of members. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends. The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may by ordinary resolution declare a final dividend, but no dividend may exceed the amount recommended by our directors. Dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our board of directors determine is no longer needed. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose subject to the restrictions of the Companies Act, provided that in no circumstances may we pay a dividend if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Any action required or permitted to be taken by the shareholders must be taken at a duly called and quorate annual or extraordinary general meeting of the shareholders entitled to vote on such action, or in lieu of a general meeting, be effected by a resolution in writing. On a show of hands each shareholder is entitled to one vote or, on a poll, each shareholder is entitled to one vote for each Ordinary Share, voting together as a single class, on all matters that require a shareholder’s vote. Voting at any shareholders’ meeting is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or one or more shareholders present in person or by proxy entitled to vote and who together hold not less than 10 percent of the paid-up voting share capital for the Company.

A quorum required for a meeting of shareholders consists of one or more shareholders present and holding at least a majority of the votes of the issued and outstanding voting shares in our company. Shareholders may be present in person or by proxy or, if the shareholder is a legal entity, by its duly authorized representative. Shareholders’ meetings may be convened by our board of directors on its own initiative or upon a request to the directors by shareholders holding no less than 10 percent of our paid voting share capital. Advance notice of at least seven days is required for the convening of our annual general shareholders’ meeting and any other general shareholders’ meeting.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding Ordinary Shares at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our amended and restated memorandum and articles of association. Holders of the Ordinary Shares may, among other things, divide or combine their shares by ordinary resolution.

Election of directors. Directors may be appointed by an ordinary resolution of our shareholder or by a resolution of the directors of the Company.

Meetings of directors. At any meeting of directors, a quorum will be present if two directors are present, unless otherwise fixed by the directors. If there is a sole director, that director shall be a quorum. A person who holds office as an alternate director shall be counted in the quorum. A director who also acts as an alternate director shall be counted twice towards the quorum. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors.

Transfer of Ordinary Shares. Any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share whether or not it is fully paid up without assigning any reason for doing so.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 45 days in any year as our board may determine.

Liquidation. On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares), assets available for distribution among the holders of Ordinary Shares shall be distributed among the holders of our shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Shares. The Companies Act and our amended and restated articles of association permit us to purchase, redeem or otherwise acquire our own shares, subject to certain restrictions and requirements under the Companies Act, our amended and restated memorandum and articles of association and any applicable requirements imposed from time to time by the Nasdaq, the Securities and Exchange Commission. In accordance with our articles of association and provided the necessary shareholders or board approval have been obtained, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner, including out of capital, as may be determined by our board of directors. Under the Companies Act, the repurchase of any share may be paid out of our company’s profits, out of our share capital account or out of the proceeds of a fresh issue of shares made for the purpose of such repurchase, or, subject to certain conditions, out of capital. If the repurchase proceeds are paid out of our Company’s capital, our Company must, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be repurchased (1) unless it is fully paid up, (2) if such repurchase would result in there being no shares outstanding, and (3) unless the manner of purchase (if not so authorized under the amended and restated memorandum and articles of association) has first been authorized by a resolution of our shareholders. In addition, under the Companies Act, our Company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no shares outstanding (other than shares held as treasury shares).

Variations of Rights of Shares. The rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not our company is being wound-up, may be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or series or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Changes in the number of shares we are authorized to issue and those in issue. We may from time to time by resolution of shareholders in the requisite majorities:

●	increase or decrease the authorized share capital of our Company;

●	subdivide our authorized and issued shares into a larger number of shares; and

●	consolidate our authorized and issued shares into a smaller number of shares.

Issuance of Additional Shares. Our amended and restated memorandum and articles of association authorizes our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Inspection of Books and Records. Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find More Information.”

Preferred Shares

As at the date of this prospectus supplement, we have not issued any preferred shares. Under the amended and restated articles of association, before any preferred shares of any series are issued, our directors shall fix, by resolution of directors, the following provisions of such series:

●	the designation of such series and the number of preferred shares to constitute such series;

●	whether the shares of such series shall have voting rights, in addition to any voting rights provided by Companies Act, and, if so, the terms of such voting rights, which may be general or limited;

●	the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of any other class of shares or any other series of preferred shares;

●	whether the preferred shares or such series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption;

●	the amount or amounts payable upon preferred shares of such series upon, and the rights of the holders of such series in, a voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Company;

●	whether the preferred shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the preferred shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation of the retirement or sinking fund;

●	whether the preferred shares of such series shall be convertible into, or exchangeable for, shares of any other class of shares or any other series of preferred shares or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

●	the limitations and restrictions, if any, to be effective while any preferred shares or such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the existing shares or shares of any other class of shares or any other series of preferred shares;

●	the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional shares, including additional shares of such series or of any other class of shares or any other series of preferred shares; and

●	any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions of any other class of shares or any other series of preferred shares.

Exempted Company

We are an exempted company incorporated with limited liability under the Companies Act of the Cayman Islands. The Companies Act of the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that, for an exempted company that does not hold a license to carry on business in the Cayman Islands:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;

●	an exempted company’s register of members is not required to be open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company is prohibited from making any invitation to the public in the Cayman Islands to subscribe for any of its securities;

●	an exempted company may not issue negotiable or bearer shares;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as an exempted limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company.

We are subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Except as we have elected to be exempt from the Nasdaq Marketplace Rule 5635(d), as disclosed elsewhere in this prospectus supplement, we currently intend to comply with the Nasdaq Global Market rules in lieu of following home country practice.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a combined company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a shareholder of a Cayman Islands constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his or her shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting from a merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by seventy-five percent (75%) in value of the shareholders or class of shareholders, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to apply and follow the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto, which limits the circumstances in which a shareholder may bring a derivative action on behalf of the company or a personal action to claim loss which is reflective of loss suffered by the company) which permit a minority shareholder to commence a class action against, or derivative actions in the name of, a company to challenge the following:

●	a company acts or proposes to act illegally or ultra vires and is therefore incapable of ratification by the shareholder;

●	an irregularity in the passing of a resolution which requires a qualified majority;

●	an act purporting to abridge or abolish the individual rights of a member; and

●	an act which constitutes a fraud on the minority where the wrongdoers are themselves in control of the company.

In the case of a company (not being a bank) having its share capital divided into shares, the Grand Court may, on the application of members holding not less than one fifth of the shares of the company in issue, appoint an inspector to examine the affairs of the company and to report thereon in such manner as the Grand Court shall direct.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent that any such provision may be held by the Cayman Islands courts to be contrary to public policy. Subject to the provisions of the Companies Act and in the absence of fraud or willful default, the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who: (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, managing director, agent, auditor, secretary and other officer for the time being of the Company; or (b) is or was, at the request of the Company, serving as a director, managing director, agent, auditor, secretary and other officer for the time being of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore he owes the following duties to the company—a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his or her position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated memorandum and articles of association provide that, on the requisition of any shareholders who hold not less than 10 percent of the paid up voting share capital of the Company in respect to the matter for which the meeting is requested, our board of directors shall convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our amended and restated memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. Cayman Islands law does not prohibit cumulative voting, but our amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our amended and restated memorandum and amended and restated articles of association, any of our directors may be removed by ordinary resolution of our shareholders.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our amended and restated memorandum and articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Companies Act, our amended and restated memorandum and articles of association may only be amended by special resolution of our shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our amended and restated memorandum and amended and restated articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and amended and restated articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ Power to Issue Shares

Under our amended and restated memorandum and amended and restated articles of association, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

Securities Outstanding

The following is a summary of our securities outstanding as of the date of this prospectus supplement:

Ordinary Shares

The Company is authorized to issue 80,000,000 Ordinary Shares of $0.0005 par value and 20,000,000 preferred shares of $0.0005 par value. As of February 5, 2025 24,234,673 Ordinary Shares were issued and outstanding and no preferred shares were issued and outstanding.

Option Grants

We have not granted any options to purchase our Ordinary Shares.

Notes and Warrants

$6,000,000 of Registered Notes, convertible from time to time into Ordinary Shares on the terms set forth in the Registered Notes, and Warrants to purchase 1,205,255 Ordinary Shares, exercisable at $2.9869 per share, subject to adjustment, each as described elsewhere in this prospectus supplement.

Anti-money Laundering—Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases, the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

●	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

●	the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

●	the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands – Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about investors of the Company pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in the Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by the Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by emailing info@ombudsman.ky.

PLAN OF DISTRIBUTION

Each selling shareholder (each refers to as a “Selling Shareholder,” and collectively refers to as the “Selling Shareholders”) of the securities of Meihua International Medical Technologies Co., Ltd., an exempted company incorporated under the laws of the Cayman Islands (the “Company”), and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Company securities covered hereby on the Nasdaq Global Market or any other stock exchange, market or trading facility on which such securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA 2121.

In connection with the sale of the securities or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Shareholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Shareholders.

We agreed to keep this prospectus effective until the earliest of (i) the date on which the securities may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) the date on which all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the ordinary for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Company’s securities by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

TAXATION

The following summary of the material Cayman Islands, People’s Republic of China, and U.S. federal income tax consequences of an investment in our securities is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our securities, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands, the People’s Republic of China, and the United States.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to investors levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not party to any double tax treaties which are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required under Cayman Islands laws on the payment of a dividend or capital to any holder of Ordinary Shares, nor will gains derived from the disposal of Ordinary Shares be subject to Cayman Islands income or corporation tax.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (Revised), which may be interpreted together with the Guidance Notes published from time to time by the Cayman Islands Tax Information Authority. The Company is required to comply with the economic substance requirements from July 1, 2019 and make an annual report in the Cayman Islands as to whether or not it is carrying on any relevant activities and, if it is, it must satisfy an economic substance test.

People’s Republic of China Taxation

Under the PRC EIT Law and its implementation rules, an enterprise established outside the PRC with a “de facto management body” within the PRC is considered a resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, production, personnel, accounts and properties of an enterprise. In April 2009, the SAT issued the Circular of the SAT on Issues Relating to Identification of PRC-Controlled Overseas Registered Enterprises as Resident Enterprises in Accordance With the De Facto Standards of Organizational Management, or SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in the PRC only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

Further to SAT Circular 82, the SAT issued the SAT Bulletin 45, which took effect in September 2011, to provide more guidance on the implementation of SAT Circular 82. SAT Bulletin 45 provides for procedures and administration details of determination on resident status and administration on post-determination matters. Our Company is a company incorporated outside the PRC. As a holding company, its sole asset is its share ownership of its direct subsidiary, a Hong Kong company, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside the PRC. As such, we do not believe that our Company meets all of the conditions above or is a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC government will ultimately take a view that is consistent with us. If the PRC tax authorities determine that our Cayman Islands holding company is a PRC resident enterprise for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. For example, a 10% withholding tax would be imposed on dividends we pay to our non-PRC enterprise shareholders. In addition, nonresident enterprise shareholders may be subject to PRC tax on gains realized on the sale or other disposition of Ordinary Shares, as if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders and any gain realized on the transfer of Ordinary Shares by such shareholders may be subject to PRC tax at a rate of 20% (which, in the case of dividends, may be withheld at source by us). These rates may be reduced by an applicable tax treaty, but it is unclear whether in practice non-PRC shareholders of our Company would be able to obtain the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. See “Risk Factors — Risks Related to Doing Business in China — If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.”

Notwithstanding the foregoing, our PRC subsidiaries, Jiangsu Huadong enjoyed preferential income tax rate of 15% until December 31, 2021, due to its treatment as “National High-Tech Enterprises” in China. Prior to the expiration date of such treatment, it may submit applications for renewal and continue enjoying the preferential income tax rate if granted.

United States Federal Income Taxation Considerations

The following discussion is a summary of United States federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by a U.S. holder (as defined below) that acquires our Ordinary Shares and holds our Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law, which is subject to differing interpretations and may be changed, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (for example, certain financial institutions, insurance companies, broker-dealers, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), investors who are not U.S. holders, investors who own (directly, indirectly, or constructively) 10% or more of our stock (by vote or value), investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, investors required to accelerate the recognition of any item of gross income with respect to our Ordinary Shares as a result of such income being recognized on an applicable financial statement, or investors that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States, alternative minimum tax, state, or local tax or any non-income tax (such as the U.S. federal gift or estate tax) considerations, or the Medicare tax on net investment income. Each U.S. holder is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in our Ordinary Shares.

EACH U.S. HOLDER IS URGED TO CONSULT ITS TAX ADVISOR REGARDING THE APPLICATION OF U.S. FEDERAL TAXATION TO ITS PARTICULAR CIRCUMSTANCES, AND THE STATE, LOCAL, NON-U.S. AND OTHER TAX CONSIDERATIONS OF THE OWNERSHIP AND DISPOSITION OF THE ORDINARY SHARES.

General

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under the Code or applicable United States Treasury regulations.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our Ordinary Shares.

Sale or Other Disposition of Ordinary Shares

Subject to the PFIC rules discussed below, a U.S. holder will generally recognize capital gain or loss upon the sale or other disposition of Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. holder’s adjusted tax basis in such Ordinary Shares. Any capital gain or loss will be long-term if our Ordinary Shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. Long-term capital gain of individuals and other non-corporate U.S. holders is generally eligible for a reduced rate of taxation. The deductibility of a capital loss may be subject to limitations.

In the event that we are treated as a PRC “resident enterprise” under the Enterprise Income Tax Law and gain from the disposition of our Ordinary Shares is subject to tax in the PRC, a U.S. holder that is eligible for the benefits of the income tax treaty between the United States and the PRC may elect to treat the gain as PRC source income. If a U.S. holder is not eligible for the benefits of the income tax treaty or fails to make the election to treat any gain as foreign source, then such U.S. holder may not be able to use the foreign tax credit arising from any PRC tax imposed on the disposition of our Ordinary Shares unless such credit can be applied (subject to applicable limitations) against U.S. federal income tax due on other income derived from foreign sources in the same income category (generally, the passive category). U.S. holders are advised to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the availability of the foreign tax credit under their particular circumstances and the election to treat any gain as PRC source.

Passive Foreign Investment Company Rules

If we are a PFIC for any taxable year during which a U.S. holder holds our Ordinary Shares, and unless the U.S. holder makes a mark-to-market election (as described below), the U.S. holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, for subsequent taxable years, on (i) any excess distribution that we make to the U.S. holder (which generally means any distribution paid during a taxable year to a U.S. holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. holder’s holding period for our Ordinary Shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of Ordinary Shares. Under the PFIC rules:

●	such excess distribution and/or gain will be allocated ratably over the U.S. holder’s holding period for our Ordinary Shares;

●	such amount allocated to the current taxable year and any taxable years in the U.S. holder’s holding period prior to the first taxable year in which we are a PFIC, or pre-PFIC year, will be taxable as ordinary income;

●	such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for that year; and

●	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. holder holds our Ordinary Shares and any of our non-United States subsidiaries is also a PFIC, such U.S. holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to our Ordinary Shares, provided that our Ordinary Shares are regularly traded on the Nasdaq Global Market.

Because a mark-to-market election cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. holder who makes a mark-to-market election with respect to our Ordinary Shares will generally continue to be subject to the general PFIC rules with respect to such U.S. holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for United States federal income tax purposes. If a mark-to-market election is made, the U.S. holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of our Ordinary Shares over the fair market value of such Ordinary Shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. holder’s adjusted tax basis in our Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of our Ordinary Shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. If a U.S. holder makes a mark-to-market election it will be effective for the taxable year for which the election is made and all subsequent taxable years unless our Ordinary Shares are no longer regularly traded on a qualified exchange or the IRS consents to the revocation of the election.

If a U.S. holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

We do not intend to provide information necessary for U.S. holders to make qualified electing fund elections, which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.

If a U.S. holder owns our Ordinary Shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. holder is advised to consult its tax advisors regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors, and shareholders, be arbitrated.

Substantially all of our assets are located in China. All of our directors and officers are nationals or residents of the PRC and all or a substantial portion of their assets are located in the PRC. As a result, it may be difficult for investors to effect service of process within the United States upon us or these five directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for shareholder to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors. See “Risk Factors — Risks Related to Doing Business in China — You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in the PRC against us or our management named in the report based on foreign laws” in this prospectus.

We have appointed Dorsey & Whitney LLP, 51 West 52nd Street, New York, NY 10016, as our agent to receive service of process with respect to any action brought against us in the U.S. District Court for the Southern District of New York in connection with this offering under the federal securities laws of the United States or the securities laws of any State in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York in connection with this offering under the securities laws of the State of New York.

Ogier, our counsel with respect to the laws of the Cayman Islands, and JunHe, LLP, our counsel with respect to PRC law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Ogier has further advised us that there is currently no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (iii) is final; (iv) is not in respect of taxes, a fine or a penalty; and (v) was not obtained by fraud, and (vi) is not of a kind the enforcement of which is contrary to natural justice or public policy of the Cayman Islands. Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands o other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

JunHe LLP has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. There are no treaties or other forms of reciprocity between China and the United States for the mutual recognition and enforcement of court judgments. JunHe LLP has further advised us that under PRC law, PRC courts will not enforce a foreign judgment against us or our officers and directors if the court decides that such judgment violates the basic principles of PRC law or national sovereignty, security or public interest. See “Risk Factors — Risks Related to Doing Business in China — You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in the PRC against us or our management named in the report based on foreign laws.”

EXPENSES RELATED TO THE OFFERING

Financial Printing Fees	$-
SEC Filing Fees	$420
FINRA Expenses	$-
Transfer Agent Fees	$-
Accounting Fees and Expenses	$20,000
Legal Fees and Expenses	$50,000
Miscellaneous Fees and Expenses	$-
Total	$70,420

LEGAL MATTERS

We are being represented by Dorsey & Whitney LLP, New York, NY, with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the ordinary shares registered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Ogier, our counsel as to Cayman Islands law. Legal matters as to PRC law will be passed upon for us by JunHe LLP. Dorsey LLP may rely upon Ogier with respect to matters governed by Cayman Islands law and JunHe LLP with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements of Meihua International Medical Technologies Co., Ltd. and subsidiaries for the year ended December 31, 2022 and 2021, as amended, have been audited by Kreit & Chiu CPA LLP, an independent registered public accounting firm, as set forth in their reports thereon, and as incorporated herein by reference. Such consolidated financial statements are included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The office of Kreit & Chiu CPA LLP is located at 733 Third Avenue, Floor 16, #1014, New York, NY 10017. The consolidated financial statements of Meihua International Medical Technologies Co., Ltd. and subsidiaries appearing in our Annual Report on Form 20-F for the year ended December 31, 2020, as amended, have been audited by Briggs & Veselka Co., an independent registered public accounting firm, as set forth in their report thereon, and as incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing. The office of Briggs & Veselka Co. is located at Nine Greenway Plaza, Suite 1700, Houston, TX 77046.

WHERE YOU CAN FIND MORE INFORMATION

We have filed this registration statement on Form F-1 with the Securities and Exchange Commission for purposes of registering certain ordinary shares issuable upon exercise of warrants held by the Selling Shareholders named herein. This prospectus is part of that registration statement. In addition, for further information with respect to us and the securities we are offering under this prospectus, we refer you to our other filings made with the SEC, as well as the exhibits and schedules filed as a part of the registration statement. We have not authorized anyone to provide you with any information other than that contained or incorporated by reference herein or any related free writing prospectus to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. We have not authorized anyone to provide you with information different from that contained in this registration statement and the prospectus contained therein or the information incorporated by reference herein or therein. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this registration statement and prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered by this prospectus supplement.

We are subject to the informational and reporting requirements of the Exchange Act that are applicable to a foreign private issuer. Under the Exchange Act, we file annual reports on Form 20-F and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. The address of the SEC website is www.sec.gov.

We also furnish to the SEC under cover of Form 6-K material information required to be made public in our home country, filed with and made public by any stock exchange on which we are listed or distributed by us to our shareholders. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We also maintain a corporate website at http://ir.meihuamed.com/. Information contained in, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus or any documents incorporated by reference herein. We have included our website address in this prospectus supplement solely as an inactive textual reference.

INDEX TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MEIHUA INTERNATIONAL MEDICAL TECHNOLOGIES CO., LTD.

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MEIHUA INTERNATIONAL MEDICAL TECHNOLOGIES CO., LTD.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

As of June 30, 2023 and December 31, 2022

(US$, except share data or otherwise noted)

	June 30, 2023	December 31, 2022

Assets
Current Assets
Cash	$17,861,214	$26,736,700
Bank acceptance receivables	18,374,380	22,085,846
Accounts receivable	79,052,428	68,945,792
Inventories	1,647,146	1,122,038
Prepayment and other current assets	15,329,511	16,428,779
Total current assets	132,264,679	135,319,155

Property, plant and equipment	8,617,192	8,758,047
Intangible assets	3,876,027	497,600
Investment	5,997,634	6,669,655
Other noncurrent assets	11,856,920	12,333,122
Total assets	$162,612,452	$163,577,579

Liabilities and shareholders’ equity
Liabilities
Current liabilities
Short-term bank borrowings	$7,171,128	$6,089,428
Accounts payable	13,820,348	16,096,165
Taxes payable	1,451,855	1,131,276
Accrued expenses and other current liabilities	778,369	856,698
Total current liabilities	23,221,700	24,173,567

Long term loan	-	724,932
Total liabilities	23,221,700	24,898,499

Commitments and contingencies
Shareholders’ equity
Ordinary share, $0.0005 par value, 80,000,000 shares authorized, 23,940,000 and 23,940,000 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	11,970	11,970
Preferred share, $0.0005 par value, 20,000,000 shares authorized, no shares issued and outstanding as of as of June 30, 2023 and December 31, 2022	-	-
Additional paid-in capital	42,967,006	42,967,006
Statutory surplus reserves	15,665,860	15,665,860
Retained earnings	90,392,246	83,330,239
Accumulated other comprehensive income (loss)	(10,146,195)	(3,852,138)
Total shareholders’ equity	138,890,887	138,122,937
Non-controlling interest	499,865	556,143
TOTAL EQUITY	139,390,752	138,679,080

Total liabilities and shareholders’ equity	$162,612,452	$163,577,579

The accompanying notes form an integral part of these consolidated financial statements.

MEIHUA INTERNATIONAL MEDICAL TECHNOLOGIES CO., LTD.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

For the six months ended June 30, 2023 and 2022

(US$, except share data or otherwise noted)

	For the Six months Ended June 30,
	2023	2022
Revenues
Third party sales	$48,178,325	$54,803,181
Related party sales	11,751	29,666
Total revenues	48,190,076	54,832,847
Cost of revenues	31,019,347	33,941,115

Gross profit	17,170,729	20,891,732

Operating expenses
Selling	3,161,070	3,311,649
General and administrative	3,452,610	4,799,711
Research and development	1,460,376	1,642,204
Written-off Tai He deposit	-	2,469,466
Total operating expenses	8,074,056	12,223,030

Income from operations	9,096,673	8,668,702

Other (income) expense:
Interest expense	128,973	98,805
Interest income	(361,532)	(19,725)
Currency exchange gain	119,193	(449,217)
Other expense, net	114,298	50,180
Total other (income) expenses	932	(319,957)

Income before income tax provision	9,095,741	8,988,659
Income taxes expense	2,064,212	2,433,772
Net income	7,031,529	$6,554,887
Net loss attributable to non-controlling interests	(30,478)	-
Net income attributable to shareholders	7,062,007	6,554,887

Foreign currency translation adjustment – gain / (loss)	(6,319,857)	(6,133,093)
Comprehensive (loss) income	$711,672	$421,794
Comprehensive loss attributable to non-controlling interests	(56,278)	-
Comprehensive (loss) income attributable to shareholders	767,950	421,794

Weighted average number of ordinary shares - basic and diluted	23,940,000	22,873,370

Basic & diluted net income per ordinary share	$0.29	$0.29

The accompanying notes form an integral part of these consolidated financial statements.

MEIHUA INTERNATIONAL MEDICAL TECHNOLOGIES CO., LTD.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

For the six months ended June 30, 2023 and 2022

(US$, except share data)

	Ordinary shares	Ordinary shares amount	Additional paid-in capital	Ordinary shares subscribed	Statutory surplus reserves	Retained earnings	Accumulated other comprehensive income (loss)	Non- controlling interests	Total Equity
Balance as of December 31, 2021	20,000,000	$10,000	$9,716,484	$-	$15,178,467	$77,574,663	$5,288,988	-	$107,768,602

Ordinary shares subscribed	3,940,000	1,970	33,748,358	-	-	-	-	-	33,750,328
Net income	-	-	-	-	-	6,554,887	-	-	6,554,887
Currency translation adjustment	-	-	-	-	-	-	(6,133,093)	-	(6,133,093)
Balance as of June 30, 2022	23,940,000	$11,970	$43,464,842	-	$15,178,467	$84,129,550	$(844,105)	-	$141,940,724

Balance as of December 31, 2022	23,940,000	$11,970	$42,967,006	-	$15,665,860	$83,330,239	$(3,852,138)	556,143	$138,679,080
Net income	-	-	-	-	-	7,062,007	-	(30,478)	7,031,529
Currency translation adjustment	-	-	-	-	-	-	(6,294,057)	(25,800)	(6,319,857)

Balance as of June 30, 2023	23,940,000	11,970	42,967,006	-	15,665,860	90,392,246	(10,146,195)	499,865	139,390,752

The accompanying notes form an integral part of these consolidated financial statements.

MEIHUA INTERNATIONAL MEDICAL TECHNOLOGIES CO., LTD.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the six months ended June 30, 2023 and 2022

(US$)

	For The Six Months Ended June 30,
	2023	2022
Cash Flows from operating activities:
Net income	$7,031,529	$6,554,887
Adjustments for items not affecting cash:
Depreciation	283,484	239,597
Amortization	13,733	13,417
Net loss from disposal of property, plant and equipment	104,572	-
Written-off Tai He deposit	-	2,469,466
Deferred tax expenses (benefit)	-	(294,567)
Currency exchange (gain) loss	119,193	-
Loss from equity method investments	1,632	-
Gain from cost method investments	(202)	-
Changes in operating assets and liabilities:
Bank acceptance receivables	2,755,706	(9,730,622)
Accounts receivable	(14,101,576)	3,472,261
Inventories	(606,934)	(7,197)
Prepayments and other assets	178,920	(5,268,377)
Due from related parties	-	(33,523)
Accounts payable	(1,559,255)	(4,851,578)
Taxes payable	393,343	(285,556)
Accrued expenses and other current liabilities	(38,714)	(64,985)
Advance from customers	-	(12,039)
Net cash used in operating activities	(5,424,569)	(7,798,816)

Cash flows from investing activities:
Purchases of property, plant and equipment	(1,001,925)	(459,163)
Additions to intangible assets	(3,581,058)	-
Proceeds from disposal of property, plant and equipment	355,993	-
Proceeds from disposal of long-term investment	360,839	-
Net cash used in investing activities	(3,866,151)	(459,163)

Cash flows from financing activities:
Proceeds from short-term bank borrowings	5,340,415	3,549,857
Repayments of short-term bank borrowings	(4,618,738)	(2,932,491)
Shareholder contribution	-	34,527,480
Net cash provided by financing activities	721,677	35,144,846

Effect of foreign exchange rate changes	(306,443)	(370,615)
Net increase (decrease) in cash	(8,875,486)	26,516,252
Cash, beginning of year	26,736,700	8,149,276
Cash, end of year	$17,861,214	$34,665,528

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Cash paid during the period for:
Cash paid for income tax	$2,313,417	$2,956,643
Cash paid for interest	$128,973	$98,804

Non-cash transactions
Shareholder contribution through deferred cost	-	1,277,152

The accompanying notes form an integral part of these consolidated financial statements.

MEIHUA INTERNATIONAL MEDICAL TECHNOLOGIES CO., LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Organization and principal activities

Principal Activities:

Meihua International Medical Technologies Co., Ltd. (“Meihua”) was incorporated on November 10, 2020 in the Cayman Islands. Meihua is a holding company with no operations. Meihua produces and sells medical consumables through its wholly owned subsidiaries located in People’s Republic of China (“PRC” or “China”). Below is Meihua’s organizational chart, as well as a description of the ownership structure.

Entity Name	Registered Location	Percentage of ownership	Date of incorporation	Principal activities
Meihua International Medical Technologies Co., Ltd. (“Meihua”)	Cayman	Parent	November 10, 2020	Investment holding

康复国际医疗有限公司 Kang Fu International Medical Co., Limited (“Kang Fu”)	Hong Kong	100% by Meihua	October 13, 2015	Investment holding

扬州华达医疗器械有限公司 Yangzhou Huada Medical Equipment Co., Ltd. (“Huada”)	Yangzhou	100% by Kang Fu	December 24, 2001	Medical Equipment Sales

江苏亚达科技集团有限公司 Jiangsu Yada Technology Group Co., Ltd. (“Yada”)	Yangzhou	100% by Huada	December 5, 1991	Medical Equipment Sales

江苏华东医疗器械实业有限公司 Jiangsu Huadong Medical Device Industry Co., Ltd. (“Huadong”)	Yangzhou	100% by Yada	November 18, 2000	Medical Equipment Sales

扬州光辉医疗科技有限公司* Yangzhou Guanghui Medical Technology Co., Ltd. (“Guanghui”)	Yangzhou	100% by Huadong	December 22, 2020	Medical Equipment Sales

海南国械医疗科技有限公司 Hainan GuoxieTechnology Group Co. Ltd. (“Hainan Guoxie”)	Hainan	55% by Kang Fu	October 07, 2021	Medical Equipment Sales

Kang Fu was incorporated on October 13, 2015 with a registered capital of HKD 53,911,815 ($6,911,771). Kang Fu is a holding company with no operations. The following operating entities (Huada, Yada and Huadong) are all directly and indirectly 100% owned by Kang Fu for all the periods presented.

Huada is a subsidiary wholly owned by Kang Fu and established in Yangzhou, China on December 24, 2001 with a registered capital of $17,193,021.

Yada is a subsidiary wholly owned by Huada and was established in Yangzhou, China on December 5, 1991 with a registered capital of RMB51,390,000.

Huadong is a subsidiary wholly owned by Yada and was established in Yangzhou, China on November 18, 2000 with a registered capital of RMB50,000,000.

Those three subsidiaries primarily manufacture and sell Class I, II and III disposable medical devices under the Company’s own brands, and distribute Class I, II and III disposable medical devices sourced from other manufacturers to our domestic and overseas customers.

Guanghui was a subsidiary wholly owned by Huadong and was dissolved on June 1, 2023.

Hainan Guoxie is a subsidiary 55% owned by Kang Fu and established in Hainan, China on October 07, 2021 with a registered capital of RMB100,000,000.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”). The interim results of operations are not necessarily indicative of results to be expected for any other interim period or for a full year. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation of its financial position and operating results have been included. These financial statements should be read in conjunction with the Company’s audited consolidated financial statements and the related notes thereto for the fiscal years ended December 31, 2022 and 2021.

Use of Estimates

The preparation of unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the amounts reported and disclosed in the consolidated financial statements and related notes.

The most significant estimates and judgments include allowance for bad debts and the valuation of inventory. Actual amounts could differ from those estimates.

Non-controlling interests

Non-controlling interest represents the portion of the net assets of subsidiaries attributable to interests that are not owned or controlled by the Company. The non-controlling interest is presented in the consolidated balance sheets, separately from equity attributable to the shareholders of the Company. Non-controlling interest’s operating results are presented on the face of the consolidated statements of income and comprehensive income as an allocation of the total income for the year between non-controlling shareholders and the shareholders of the Company. As of June 30, 2023, non-controlling interests represent one non-controlling shareholders’ proportionate share of equity interests in Hainan Guoxie.

Functional Currency and Foreign Currency Translation

The Company’s reporting currency is the United States dollar (“US$”). The Company’s operations are principally conducted through the PRC subsidiaries where the local currency is the functional currency. Therefore, the functional currency of Kang Fu is the Hong Kong dollar and the functional currency of Huada, Yada, Huadong and Guanghui is the Renminbi (“RMB”).

Transactions denominated in currencies other than the functional currencies are translated into the functional currency of the entity at the exchange rates prevailing on the transaction dates. Monetary assets and liabilities denominated in currencies other than the applicable functional currency are translated into the functional currency at the prevailing rates of exchange at the balance date. The resulting exchange differences are reported in the consolidated statements of income and comprehensive income.

The assets and liabilities of the Company are translated at the exchange spot rate at the balance sheet date, stockholders’ equity is translated at the historical rates and the revenues and expenses are translated at the average exchange rates for the periods, except that the exchange rate used for translation from Hong Kong dollar to US$ was 7.8000, a pegged rate determined by the linked exchange rate system in Hong Kong. This pegged rate was used to translate Kang Fu’s balance sheets, income statement items and cash flow items for both the six months ended June 30, 2023 and 2022. The resulting translation adjustments are reported under other comprehensive income in the consolidated statements of income and comprehensive income in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 220, Comprehensive Income. The following are the exchange rates that were used in translating the Company’s PRC subsidiaries’ financial statements into the consolidated financial statements:

	June 30, 2023	December 31, 2022	June 30, 2022

Period-end spot rate	US$1=RMB 7.2513	US$1=RMB 6.8972	US$1=RMB 6.6981

Average rate	US$1=RMB 6.9283	US$1=RMB 6.7290	US$1=RMB 6.4791

Certain Risks and Concentration

The Company’s financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and receivables. As of six months ended June 30, 2023 and December 31, 2022 substantially all the Company’s cash were held in major financial institutions located in Hong Kong and the PRC, which management considers to be of high credit quality.

For the six months ended June 30, 2023, two customers accounted for approximately 18.18% and 10.01% of the Company’s total revenues. For the six months ended June 30, 2022, two customers accounted for approximately 32.53% and 11.25% of the Company’s total revenues.

As of June 30, 2023, two customers accounted for approximately 30.92% and 21.31% of the Company’s accounts receivable. As of December 31, 2022, two customers accounted for approximately 27.73% and 13.14% respectively, of the Company’s accounts receivable.

For the six months ended June 30, 2023, one supplier accounted for approximately 14.73% of the Company’s total purchases. As of six months ended June 30, 2022, there was no supplier that individually represented greater than 10% of the total purchase of the Company’s total purchases.

Fair Value Measurement

Fair value is the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact, and it considers assumptions that market participants would use when pricing the asset or liability.

The Company adopted the guidance of Accounting Standards Codification (“ASC”) 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1:	Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2:	Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3:	Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The Company’s financial instruments include cash, accounts receivable, bank acceptance receivables, due from related parties, accounts payable, other liabilities and accrued expenses and short-term bank borrowings. The carrying amounts approximate their fair values due to their short maturities as of June 30, 2023 and December 31, 2022.

The Company noted no transfers between levels during any of the periods presented. The Company did not have any instruments that were measured at fair value on a recurring or non-recurring basis as of June 30, 2023 and December 31, 2022.

Cash

Cash consists of petty cash on hand and cash held in banks, which are highly liquid and are unrestricted as to withdrawal or use.

Bank Acceptance Receivables

Bank acceptance receivables are issued by bank under the request of the Company’s customers, to pay for the purchased goods. The Company can choose to hold acceptance notes until maturity and receive the face value payment from the bank, or sell (exchange) the acceptance notes at a discount to another party willing to wait until maturity to receive the bank’s promised payment. The maturity date of the receivables is all within one year of the original issuance date and carried at face value. The Company is not lending money, it just sells goods to the customers (customers can pay the purchased goods by cash, accounts receivable or bank acceptance receivables). The receivables mature within one year, and are non-interest bearing. As bank acceptance receivables are issued by the banks and payments are guaranteed. The Company has not discounted any bank acceptances and there were no endorsed bank acceptances that are unmatured as of June 30, 2023. The Company collected approximately $6.0 million as of August 31, 2023.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable represent trade receivables and are recognized initially at fair value and subsequently adjusted for any allowance for doubtful accounts or impairment.

The Company follows the guidance under ASC 326, Financial Instruments – Credit Losses, Measurement of Credit Losses on Financial Instruments. The standard uses a new forward-looking “methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates.” The Company has adopted the loss rate methodology to estimate historical losses on accounts receivables. The Company has adopted the aging methodology to estimate the credit losses on accounts receivables. The historical data is adjusted to account for forecasted changes in the macroeconomic environment in order to calculate the current expected credit loss. The provision is recorded against accounts receivables balances, with a corresponding charge recorded in the consolidated statements of operations and comprehensive income.

The Company historically has not had material bad debts in accounts receivable. There were no bad debt expenses related to accounts receivable for six months ended June 30, 2023 and 2022, and there was no provision for doubtful accounts as of June 30, 2023 and December 31, 2022.

Inventories

Inventories are valued using the lower of cost or net realizable value. Cost is principally determined using the weighted-average method. Manufactured inventories included cost of materials, labor and overhead expenses. The Company records adjustments to inventory for excess quantities, obsolescence, or impairment, when appropriate, to reflect inventory at net realizable value. These adjustments are based upon a combination of factors including current sales volume, market conditions, lower of cost or market analysis and expected realizable value of the inventory.

There were no write-downs recognized of inventories as of June 30, 2023 and December 31, 2022.

Prepayment and other current assets

As of June 30, 2023 and December 31, 2022, prepayment and other current assets were $15,329,511 and $16,428,779.

Prepayment and other assets primarily consist of prepayments for land use right and property, refundable tax credits and receivables, security deposits made to customers, advances to employees, which are presented net of allowance for doubtful accounts. These balances are unsecured and are reviewed periodically to determine whether their carrying value has become impaired. The Company considers the balances to be impaired if the utilization or refund of the balances becomes doubtful. The Company uses the aging method to estimate the allowance for uncollectible balances. The allowance is also based on management’s best estimate of specific losses on individual exposures, as well as a provision on historical trends of collections and utilizations. Actual amounts received or utilized may differ from management’s estimate of credit worthiness and the economic environment. Delinquent account balances are written off against allowance for doubtful accounts after management has determined that the likelihood of collection is not probable. The allowance for doubtful accounts amounted to nil as of June 30, 2023 and December 31, 2022.

Property, Plant and Equipment

Property, plant and equipment items are recorded at their historic cost, less accumulated depreciation and impairment losses. The Company calculates depreciation using the straight-line method, after consideration of the estimated residual values, over the following estimated useful lives:

Category	Useful lives	Estimated residual value
Buildings	20 years	10%
Machinery and Equipment	10 years	10%
Motor vehicles	5 years	10%
Electronic Equipment	5 years	10%
Office Equipment	3 years	10%
Inspection Equipment	5 years	10%

Major improvements are capitalized and expenditures for maintenance and repairs are expensed as incurred. Construction in progress represents property, plant and equipment under construction or being installed. Costs include original cost, installation, construction and other direct costs. Interest expenses directly related to construction in progress would be capitalized. Construction in progress is transferred to the appropriate fixed asset account and depreciation commences when the asset has been substantially completed and placed in service.

Intangible Assets

Intangible assets are non-monetary assets without physical substance. These items are initially measured at cost and subsequently carried at cost less any accumulated amortization and impairment losses. Intangible assets with finite useful lives are amortized on a straight-line basis over their estimated useful lives. Amortization of finite-lived intangible assets is computed using the straight-line method over the estimated useful lives, which is as follows:

Category	Useful lives
Land use rights	50 years
Patent	5 years
Trademark	10 years

Impairment of Long-Lived Assets

The Company accounts for impairment of long-lived assets in accordance with Accounting Standards Codification (“ASC”) 360, Property, Plant and Equipment. (“ASC 360”). Long-lived assets consist primarily of property, plant and equipment, and intangible assets. In accordance with ASC 360, the Company evaluates the carrying value of long-lived assets when it determines a triggering event has occurred, or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When indicators exist, recoverability of assets is measured by a comparison of the carrying value of the asset group to the estimated undiscounted future net cash flows expected to be generated by the asset. Examples of such triggering events include a significant disposal of a portion of such assets, and adverse change in the market involving the business employing the related assets. If such assets are determined not to be recoverable, the Company performs an analysis of the fair value of the asset group and will recognize an impairment loss when the fair value is less than the carrying amounts of such assets. The fair value, based on reasonable and supportable assumptions and projections, require subjective judgments. Depending on the assumptions and estimates used, the appraised fair value projected in the evaluation of long-lived assets can vary within a range of outcomes. The Company considers the likelihood of possible outcomes in determining the best estimate for the fair value of the assets. The Company did not record any impairment charges for the six months ended June 30, 2023 and 2022. There can be no assurance that future events will not have impact on company revenue or financial position which could result in impairment in the future.

Investment

In accordance with Financial Accounting Standards Board (“FASB”) ASC 321, “Investment-Equity Securities,” the Company accounts for non-marketable securities on a prospective basis. Equity investments that do not have readily determinable fair values and do not qualify for the net asset value practical expedient are eligible for the measurement alternative.

On March 3, 2011, Yada invested in Yangzhou Juyuan Guarantee Co., Ltd (“Juyuan”) and obtained 12% equity interest of Juyuan. For the Company’s passive and without significant influence or control equity investment in private company which do not have readily determinable fair values, the Company has elected the measurement alternative defined as cost, less impairment, plus or minus adjustments resulting from observable price changes in orderly transactions for the identical or a similar investment of the Company. The investment is reviewed periodically to determine if its value has been impaired and adjustments are recorded as necessary in profit or loss for the period. On January 5, 2023, majority shareholder of Juyuan purchased 5% equity interest of Juyuan from Yada for a consideration of $360,839 (RMB 2.5 million).

Investments in entities in which the Company can exercise significant influence but does not own a majority equity interest or control are accounted for using the equity method of accounting in accordance with ASC 323, Investments-Equity Method and Joint Ventures (“ASC 323”). Under the equity method, the Company initially records its investment at cost and the difference between the cost of the equity investee and the amount of the underlying equity in the net assets of the equity investee is accounted for as if the investee were a consolidated subsidiary. The share of earnings or losses of the investee are recognized in the consolidated statements of comprehensive loss. Equity method adjustments include the Company’s proportionate share of investee income or loss, adjustments to recognize certain differences between the Company’s carrying value and its equity in net assets of the investee at the date of investment, impairments, and other adjustments required by the equity method. The Company assesses its equity investment for other-than-temporary impairment by considering factors as well as all relevant and available information including, but not limited to, current economic and market conditions, the operating performance of the investees including current earnings trends, the general market conditions in the investee’s industry or geographic area, factors related to the investee’s ability to remain in business, such as the investee’s liquidity, debt ratios, and cash burn rate and other company-specific information.

Investments in equity securities without readily determinable fair values are measured at cost minus impairment adjusted by observable price changes in orderly transactions for the identical or a similar investment of the same issuer. These investments are measured at fair value on a nonrecurring basis when there are events or changes in circumstances that may have a significant adverse effect. An impairment loss is recognized in the consolidated statements of comprehensive loss equal to the amount by which the carrying value exceeds the fair value of the investment. Prior to the adoption of ASU 2016-01 on January 1, 2019, these investments were accounted for using the cost method of accounting, measured at cost less other-than-temporary impairment.

On December 1, 2022, Huadong invested RMB 40 million into Jiangsu Zhongxiangxin International Science and Technology Innovation Park Co., Ltd. (“Zhongxiangxin”), and obtained 25% ownership interest of Zhongxiangxin. Zhongxiangxin manufactures and sells medical materials in the PRC. The Company accounted for the investments using equity method, because the Company has significant influence but does not own a majority equity interest or otherwise control over the equity investee. Under the equity method, the Company adjusts the carrying amount of the investment and recognizes investment income or loss for its share of the earnings or loss of the investee after the date of investment. When the Company’s share of losses in the equity investee equals or exceeds its interest in the equity investee, the Company does not recognize further losses, unless the Company has incurred obligations or made payments or guarantees on behalf of the equity investee. For the six months ended June 30, 2023 and 2022, the investment loss from Zhongxiangxin was $1,632 and nil.

The Company continually reviews its investments in equity investees to determine whether a decline in fair value below the carrying value is other-than-temporary. The primary factors the Company considers in its determination include the financial condition, operating performance and the prospects of the equity investee; other company specific information such as recent financing rounds; the geographic region, market and industry in which the equity investee operates; and the length of time that the fair value of the investment is below its carrying value. If the decline in fair value is deemed to be other-than-temporary, the carrying value of the equity investee is written down to fair value.

For the for the six months ended June 30, 2023 and 2022, no impairment indicators were identified of its investment in the private company was no impairment recorded.

Value-added Tax

Value-added taxes (“VAT”) collected from customers relating to product sales and remitted to governmental authorities are presented on a net basis. VAT collected from customers is excluded from revenue which is recorded in VAT payable. The Company is subject to a VAT rate of 13%. The VAT payable may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing or acquiring its finished products.

Related Parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all significant related party transactions.

Revenue Recognition

Based on the requirements of ASC Topic 606, the Company recognizes revenue when control of the promised goods or services is transferred to the customers in an amount that reflects the consideration the Company expects to be entitled to receive in exchange for those goods or services. The Company primarily sells its products to hospitals and medical equipment companies. Revenue is recognized when the following 5-step revenue recognition criteria are met:

1)	Identify the contract with a customer

2)	Identify the performance obligations in the contract

3)	Determine the transaction price

4)	Allocate the transaction price

5)	Recognize revenue when or as the entity satisfies a performance obligation

Revenue from product sales is recognized at the point in time control of the products is transferred, generally upon customer receipt based upon the standard contract terms. Shipping and handling activities are considered to be fulfillment activities rather than promised services and are not, therefore, considered to be separate performance obligations. The Company’s sales terms provide no right of return outside of a standard quality policy and returns are generally not significant. Payment terms for product sales are generally set at 90 to 180 days after customer acceptance of the product.

 Revenue Disaggregation

The Company’s disaggregated revenues are represented by two categories which are type of goods and type of customers.

Type of Goods

	For The Six Months Ended June 30,
	2023	2022
	US$	US$
Self-Manufactured Products	23,435,544	27,046,663
Resales of Sourced Disposable Medical Devices from Third Party Manufacturers	24,754,532	27,786,184
Total Revenue	48,190,076	54,832,847

Type of Customers

	For The Six Months Ended June 30,
	2023	2022
	US$	US$
Direct sales	4,305,506	4,582,321
Distributors	43,884,570	50,250,526
Total Revenue	48,190,076	54,832,847

Earnings per Ordinary Share

Earnings (loss) per ordinary share is calculated in accordance with ASC 260, Earnings per Share. Basic earnings (loss) per ordinary share is computed by dividing the net income (loss) attributable to shareholders of the Company by the weighted average number of ordinary shares outstanding during the year. Diluted earnings per ordinary share is computed in accordance with the treasury stock method and based on the weighted average number of ordinary shares and dilutive ordinary share equivalents. Dilutive ordinary share equivalents are excluded from the computation of diluted earnings per ordinary share if their effects would be anti-dilutive. There is no ordinary share equivalent issued to date.

Comprehensive Income (Loss)

ASC 220, Comprehensive Income (“ASC 220”) establishes rules for reporting and display of comprehensive income and its components. ASC 220 requires that unrealized gains and losses on the Company’s foreign currency translation adjustments be included in comprehensive income (loss).

Advertising Costs

The Company’s advertising costs are expensed as incurred. Advertising expenses are included in selling expenses in the accompanying consolidated statements of income and comprehensive income. Advertising expenses were $8,275, and $7,603 for the six months ended June 30, 2023, and 2022, respectively.

Research and Development Costs

Research and development expenses are expensed as incurred. Research and development expenses were $1,460,376 and $1,642,204 for the six months ended June 30, 2023, and 2022, respectively.

 Income Tax

Current income taxes are provided on the basis of net profit for financial reporting purposes, adjusted for income and expense items which are not assessable or deductible for income tax purposes, in accordance with the regulations of the relevant tax jurisdictions.

Deferred income taxes are recognized for temporary differences between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements, net operating loss carry forwards and credits. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided in accordance with the laws of the relevant taxing authorities. Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in which temporary differences are expected to be reversed or settled. The effect on deferred tax assets and liabilities of changes in tax rates is recognized in the statement of comprehensive income in the period of the enactment of the change.

The Company considers positive and negative evidence when determining whether a portion or all of its deferred tax assets will more likely than not be realized. This assessment considers, among other matters, the nature, frequency and severity of current and cumulative losses, forecasts of future profitability, the duration of statutory carry-forward periods, its experience with tax attributes expiring unused, and its tax planning strategies. The ultimate realization of deferred tax assets is dependent upon its ability to generate sufficient future taxable income within the carry-forward periods provided for in the tax law and during the periods in which the temporary differences become deductible. When assessing the realization of deferred tax assets, the Company has considered possible sources of taxable income including (i) future reversals of existing taxable temporary differences, (ii) future taxable income exclusive of reversing temporary differences and carryforwards, (iii) future taxable income arising from implementing tax planning strategies, and (iv) specific known trend of profits expected to be reflected within the industry.

The Company recognizes a tax benefit associated with an uncertain tax position when, in its judgment, it is more likely than not that the position will be sustained upon examination by a taxing authority. For a tax position that meets the more-likely-than-not recognition threshold, the Company initially and subsequently measures the tax benefit as the largest amount that the Company judges to have a greater than 50% likelihood of being realized upon ultimate settlement with a taxing authority. The Company’s liability associated with unrecognized tax benefits is adjusted periodically due to changing circumstances, such as the progress of tax audits, case law developments and new or emerging legislation. Such adjustments are recognized entirely in the period in which they are identified. The Company’s effective tax rate includes the net impact of changes in the liability for unrecognized tax benefits and subsequent adjustments as considered appropriate by management. The Company classifies interest and penalties recognized on the liability for unrecognized tax benefits as income tax expense.

Segment Reporting

FASB ASC 280, “Segment Reporting,” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information of the Company’s business segments, geographical areas, segments and major customers. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The chief operating decision maker is the Company’s president and Chief Executive Officer (“CEO”). Management, including the chief operating decision maker, reviews operating results of different products at revenue level with no allocation of operating costs. Consequently, based on management’s assessment, the Company has determined that it has only one operating segment as defined by FASB ASC 280.

The Company has disclosed the type of revenue by government category as follows.

	June 30, 2023			June 30, 2022
	US$			US$
Category	Produced	Purchased	Total	Produced	Purchased	Total
Class I	3,561,156	4,462,704	8,023,860	3,812,092	3,845,205	7,657,297
Class II	17,313,377	17,761,970	35,075,347	20,185,052	19,712,006	39,897,058
Class III	524,802	873,575	1,398,377	416,595	1,168,221	1,584,816
Others	2,036,209	1,656,283	3,692,492	2,632,924	3,060,752	5,693,676
Total	23,435,544	24,754,532	48,190,076	27,046,663	27,786,184	54,832,847

Class I, II, and III medical devices are defined by the National Medical Products Administration of China according to their risk levels under the Regulation on the Supervision and Administration of Medical Devices (2021 Revision), Article 6 as follows:

●	“Class I Medical Devices” means medical devices with low risks, whose safety and effectiveness can be ensured through routine administration.

●	“Class II Medical Devices” means medical devices with moderate risks, which shall be strictly controlled and administered to ensure their safety and effectiveness.

●	“Class III Medical Devices” means medical devices with relatively high risks, which shall be strictly controlled and administered through special measures to ensure their safety and effectiveness.

Furthermore, the Company has disclosed revenue by major product type included in each government category.

		June 30, 2023	June 30, 2022
Category	Products	US$	US$
Class I	Eye drops bottle	1,073,853	1,346,164
	Oral medicine bottle	1,830,363	2,189,018
	Anal bag	849,099	395,292
	Other Class I	4,270,545	3,726,823
Subtotal-Class I		8,023,860	7,657,297
Class II	Masks	47,946	211,468
	Identification tape	5,494,306	7,218,564
	Disposable medical brush	4,481,601	4,606,634
	Gynecological inspection kits	3,022,727	5,807,398
	Surgical kit	2,206,201	13,546,908
	Medical brush	2,809,448	2,586,945
	Medical kit	983,584	883,977
	Other Class II	16,029,534	5,035,164
Subtotal-Class II		35,075,347	39,897,058
Class III	Electronic pump	138,751	67,866
	Anesthesia puncture kit	229,616	205,218
	Disposable infusion pump	113,335	78,453
	Infusion pump	178,461	90,036
	Electronic infusion pump	330	43,397
	Laparoscopic trocar	38	94,337
	Other Class III	737,846	1,005,509
Subtotal-Class III		1,398,377	1,584,816
Others		3,692,492	5,693,676
Total		48,190,076	54,832,847

For the six months ended June 30, 2023, and 2022, revenues and assets within PRC contributed over 99.1% of the Company’s total revenues and assets.

The Outbreak of COVID-19

On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern,” and on March 11, 2020, the World Health Organization characterized the outbreak as a “pandemic.” COVID-19 has had a severe and negative impact on the Chinese and the global economy and such impact persists as of the date of this annual report.

In fiscal year 2020, COVID-19 had a significant impact on our business and results of operations as the sales volume of masks rose sharply while the sales of products other than masks declined due to an overall decrease in market demand. In fiscal year 2021, with the stable control of the domestic epidemic in China, the market of masks was no longer in urgent shortage compared to the same period in 2020, and the production of epidemic prevention products resumed more normal production levels. In general, with the precise control of the epidemic in China, our production and operations have recovered smoothly, and the demand for other products has increased gradually. After the initial outbreak of COVID-19, from time to time, some instances of COVID-19 infections have emerged in various regions of China, including the infections caused by the Omicron variants in 2022. For example, a wave of infections caused by the Omicron variants emerged in Shanghai in 2022, and a series of restrictions and quarantines were implemented to contain the spread.

Many of the restrictive measures previously adopted by the PRC governments at various levels to control the spread of the COVID-19 virus have been revoked or replaced with more flexible measures since December 2022. While the revocation or replacement of the restrictive measures to contain the COVID-19 pandemic could have a positive impact on our normal operations, the extent of the impact on the Company’s future financial results will be dependent on future developments such as the length and severity of the crisis, the potential resurgence of the crisis, future government actions in response to the crisis and the overall impact of the COVID-19 pandemic on the global economy and capital markets, among many other factors, all of which remain highly uncertain and unpredictable. Given this uncertainty, the Company is currently unable to quantify the expected impact of the COVID-19 pandemic on its future operations, financial condition, liquidity and results of operations if the current situation continues.

Recently Issued Accounting Standards

In October 2021, the FASB issued ASU No. 2021-08, “Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers” (“ASU 2021-08”). This ASU requires entities to apply Topic 606 to recognize and measure contract assets and contract liabilities in a business combination. The amendments improve comparability after the business combination by providing consistent recognition and measurement guidance for revenue contracts with customers acquired in a business combination and revenue contracts with customers not acquired in a business combination. The amendments are effective for the Company beginning after December 15, 2023, and are applied prospectively to business combinations that occur after the effective date. The Company does not expect the adoption of ASU 2021-04 will have a material effect on the consolidated financial statements.

In June 2022, the FASB issued ASU 2022-03 Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions. The update clarifies that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring fair value. The update also clarifies that an entity cannot, as a separate unit of account, recognize and measure a contractual sale restriction. The update also requires certain additional disclosures for equity securities subject to contractual sale restrictions. For public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2024, and interim periods within those fiscal years. Early adoption is permitted for both interim and annual financial statements that have not yet been issued or made available for issuance. As an emerging growth company, the standard is effective for the Company for the year ended December 31, 2025. The Company is in the process of evaluating the impact of the new guidance on its consolidated financial statements.

3. Prepayments and other assets

Prepayments and other current assets consist of the following:

	June 30, 2023	December 31, 2022
	US$	US$
Other receivable	159,817	239,148
Prepaid tax	-	250,410
Prepaid for land use right (1)	15,169,694	15,948,501
Prepaid for property (2)	11,856,920	12,323,842
Total	27,186,431	28,761,901
Less: non-current portion	(11,856,920)	(12,333,122)
Prepayments and other current assets	15,329,511	16,428,779

(1)	On October 22, 2018, the Company signed a land use right agreement with the government of Touqiao Town, Yangzhou City and paid RMB 50 million ($6.9 million) and RMB 60 million ($8.27 million), respectively, in 2018 and 2019 according to the agreement. As a result of COVID-19, the land use right had not been transferred to the Company as scheduled. Both parties agreed to cancel the transaction and the funds prepaid for land use right will be returned to the Company before December 31, 2023.

(2)	On April 20, 2020, the Company signed a factory building purchase agreement with Jiangsu Qionghua Group Co., Ltd. and paid deposit of RMB 85 million ($11.72 million). As a result of COVID-19, the factory building had not been completed as scheduled. Both parties agreed to cancel the transaction and that the deposit for the building would be returned to the Company on or before December 31, 2025, with such deposit accumulating interest at an annual interest rate of 3.5%.

4. Inventories

Inventories consist of the following:

	June 30, 2023	December 31, 2021
	US$	US$
Raw material	493,143	177,474
Work-in-process	20,501	343,795
Finished goods	977,974	560,119
Goods in transit	95,814
Low-value consumables	59,714	40,650
Total	1,647,146	1,122,038

For the six months ended June 30, 2023 and 2022, there were no writes-down of inventories.

5. Intangible Assets

Intangible assets consisted of the following:

	June 30, 2023	December 31, 2022
	US$	US$
Land use rights	4,134,521	752,887
Patents	27,582	28,997
Software	12,113	9,424
Trademarks	115,836	121,789
Total	4,290,052	913,097
Less: accumulated amortization	414,025	415,497
Intangible assets, net	3,876,027	497,600

Amortization expense was $13,733 and $13,417 for the six months ended June 30, 2023 and 2022, respectively. Hainan Guoxie spent $3.4 million in purchasing land use right for the six months ended June 30, 2023 and the price was fully paid. The land will be used for manufacturing facility.

The following table sets forth the Company’s amortization expenses for the twelve months ending December 31 of the following years:

2023	$41,870
2024	83,740
2025	83,740
2026	82,953
2027	82,690
Thereafter	3,501,034
$3,876,027

As of June 30, 2023 and December 31, 2022, the Company pledged land use rights to secure bank borrowings to the Company as disclosed in Note 7.

6. Investment

On March 3, 2011, Yada invested RMB 6 million into Yangzhou Juyuan Guarantee Co., Ltd. (“Juyuan”) and obtained 12% equity interest of Juyuan. Juyuan mainly provides financing guarantee services and relevant consulting services to customers. Juyuan has only one executive director and one supervisor. Neither the executive director nor supervisor is related to Yada. Therefore, Yada has neither control nor significant influence over Juyuan. For the Company’s passive and without significant influence or control equity investment in a private company which does not have readily determinable fair values, the Company has elected the measurement alternative defined as cost, less impairment, plus or minus adjustments resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer. On January 5, 2023, majority shareholder of Juyuan purchased 5% equity interest of Juyuan from Yada for a consideration of $360,839(RMB 2.5 million). The carrying value of the investment amounted to approximately $0.5 million as of June 30, 2023.

On December 1, 2022, Huadong invested RMB40 million into Zhongxiangxin, and obtained 25% ownership interest of Zhongxiangxin. Zhongxiangxin manufactures and sells medical materials in the PRC. The Company accounted for the investments using the equity method, because the Company has significant influence but does not own a majority equity interest or otherwise control over the equity investee. Under the equity method, the Company adjusts the carrying amount of the investment and recognizes investment income or loss for its share of the earnings or loss of the investee after the date of investment. When the Company’s share of losses in the equity investee equals or exceeds its interest in the equity investee, the Company does not recognize further losses, unless the Company has incurred obligations or made payments or guarantees on behalf of the equity investee. For the six months ended June 30, 2023 and 2022, the investment loss from Zhongxiangxin was $1,632 and $nil.

For the six months ended June 30, 2023 and 2022, no impairment indicators were identified related to revaluation of its investment in the private company was recorded.

7. Bank Borrowings

Bank borrowings are working capital loans from banks in China. Short-term bank borrowings as of June 30, 2023 consisted of the following:

Lender	Company	Rate	Issuance Date	Expiration Date	Amount- RMB	Amount- US$
Bank of Communications	Huadong	3.55%	1/18/2023	5/25/2024	4,000,000	551,625
Bank of Communications	Huadong	3.50%	11/3/2022	4/25/2024	5,000,000	689,532
Agricultural Bank of China	Huadong	3.60%	8/12/2022	7/12/2023	9,000,000	1,241,157
Jiangsu Yangzhou Rural Commercial Bank	Huadong	3.95%	1/30/2023	2/15/2024	5,000,000	689,532
Bank of China	Huadong	3.80%	3/10/2023	3/9/2024	10,000,000	1,379,063
Agricultural Bank of China	Yada	3.60%	12/8/2022	12/6/2023	10,000,000	1,379,063
Industrial and Commercial Bank of China*	Yada	3.45%	2/17/2022	2/16/2024	9,000,000	1,241,156
Total					52,000,000	7,171,128

Short-term bank borrowings as of December 31, 2022 consisted of the following:

Lender	Company	Rate	Issuance Date	Expiration Date	Amount- RMB	Amount- US$
Bank of Communications	Huadong	3.55%	3/9/2022	1/19/2023*	4,000,000	579,946
Agricultural Bank of China	Huadong	3.40%	12/8/2022	12/7/2023*	9,000,000	1,304,877
Jiangsu Yangzhou Rural Commercial Bank	Huadong	3.95%	2/17/2022	3/2/2023*	5,000,000	724,932
Bank of China	Huadong	3.55%	3/9/2022	1/19/2023*	5,000,000	724,932
Agricultural Bank of China	Yada	3.60%	12/8/2022	12/6/2023*	10,000,000	1,449,864
Industrial and Commercial Bank of China	Yada	3.70%	2/18/2022	2/21/2023*	9,000,000	1,304,877
Total					42,000,000	6,089,428

*	These loans were renewed upon maturity.

Interest expense was $128,973, and $98,805 for the six months ended June 30, 2023 and 2022, respectively.

The Company’s short-term bank borrowings are pledged by the Company’s assets and guaranteed by the Company’s major shareholders Yongjun Liu, Yin Liu and its subsidiary Yada.

The carrying values of the Company’s pledged assets to secure short-term borrowings by the Company are as follows:

	June 30, 2023	December 31, 2022
	US$	US$
Buildings, net	3,432,150	2,777,379
Land use right, net	90,322	96,416
Total	3,522,472	2,873,795

8. Long-term bank loan

There was no long-term bank loan as of June 30, 2023.

Long-term bank borrowings as of December 31, 2022 consisted of the following:

Lender	Company	Rate	Issuance Date	Expiration Date	Amount- RMB	Amount- US$
Bank of Communications	Huadong	3.50%	11/3/2022	4/25/2024	5,000,000	724,932
Total					5,000,000	724,932

On November 3, 2022, the Company signed a loan agreement with Bank of Communications to obtain a two-year loan of RMB5 million ($724,932). The loan bears a floating interest rate of a benchmark rate (3.50%). Huada mortgages the property and land for guaranteed repayment of the loan. The principal shall be repaid on April 25, 2024. The balance was reclassified to short-term bank loan as of June 30, 2023.

9. Taxes Payable

Taxes payable consisted of the following:

	June 30, 2023	December 31, 2022
	US$	US$
VAT payable	368,195	380,926
Income tax payable	1,012,775	690,824
Other tax payable	71,348	59,526
Total	1,452,318	1,131,276

10. Income Taxes

Cayman Islands

Under the current laws of the Cayman Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax is imposed.

Hong Kong

Under the current Hong Kong Inland Revenue Ordinance, the Company’s Hong Kong subsidiary, Kang Fu, is subject to 16.5% income tax on its taxable income generated from operations in Hong Kong. On December 29, 2017, the Hong Kong government announced a two-tiered profit tax rate regime. Under the two-tiered tax rate regime, the first HK$2.0 million earned in assessable profits will be subject to an 8.25% lower tax rate and the remaining taxable income will continue to be taxed at the existing 16.5% tax rate. The two-tiered tax regime becomes effective from the assessment year of 2018 and 2019, which is on or after April 1, 2018. The application of the two-tiered rates is restricted to only one nominated enterprise among connected entities. Kang Fu has been nominated by the Company as the entity to apply the two-tiered rates among the group for the assessment years of 2023 and 2022.

PRC

Provisions for income tax are as follows:

	June 30, 2023	June 30, 2022
	US$	US$
Provisions for current income tax	2,064,697	2,433,772
Provisions for deferred income tax	-	-
Total	2,064,697	2,433,772

The following is a reconciliation of the Company’s total income tax expense to the income before income taxes for the six months ended June 30, 2023 and 2022, respectively:

	June 30, 2023	June 30, 2022
	US$	US$
Income before income tax provision	9,097,681	8,988,658
Tax at the PRC EIT tax rates	2,203,896	2,689,271
Change in valuation allowance	16,934	-
Tax effect of non-deductible expenses	208,961	157,007
Tax effect of R&D expenses additional deduction*	(365,094)	(412,506)
Income tax expense	2,064,697	2,433,772

*	According to PRC tax regulations, an additional of 100% of current year R&D expenses may be deducted from tax income.

Under the Enterprise Income Tax Law (“EIT Law”), Foreign Investment Enterprises (“FIEs”) and domestic companies are subject to Enterprise Income Tax (“EIT”) at a uniform rate of 25%.

Huadong was granted a High and New Technology Enterprise (“HNTE”) certificate and received a preferential tax rate of 15% for a three-year validity period from November 30, 2016 and the HNTE certificate was renewed on December 22, 2022 with a three-year validity period. Thus, Huadong will remain eligible for a 15% preferential tax rate from January 1, 2016 through December 31, 2025.

The EIT Law also provides that an enterprise established under the laws of a foreign country or region but whose “de facto management body” is located in the PRC be treated as a resident enterprise for PRC tax purposes and consequently be subject to the PRC income tax at the rate of 25% for its global income. The Implementing Rules of the EIT Law define the location of the “de facto management body” as “the place where the exercising, in substance, of the overall management and control of the production and business operation, personnel, accounting, properties, etc., of a non-PRC company is located.” Based on a review of surrounding facts and circumstances, the Company does not believe that it is likely that its entities registered outside of the PRC should be considered as resident enterprises for the PRC tax purposes.

The EIT Law also imposes a withholding income tax on dividends distributed by a FIE to its immediate holding company outside of the PRC. As a result, Kang Fu, which is the parent of Huada, Yada and Huadong, is therefore subject to a maximum withholding tax of 10% on dividends distributed by Huada, Yada and Huadong. In accordance with accounting guidance, all undistributed earnings are presumed to be transferred to the parent company and are subject to the withholding taxes. The presumption may be overcome if the Company has sufficient evidence to demonstrate that the undistributed dividends will be re-invested and the remittance of the dividends will be postponed indefinitely. As of June 30, 2023, the Company has determined that the undistributed earnings in Huada, Yada and Huadong will be re-invested into the subsidiary for the expansion of the Company’s business in mainland China and hence the remittance of dividends will be postponed indefinitely.

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of June 30, 2023, and 2022, the Company did not have any significant unrecognized uncertain tax positions.

11. Commitments and Contingencies

Operating lease

The Company has an operating lease to rent an office space in Shanghai. The lease term is 12 months, with the option to renew annually. Rent expense was $5,856 and $5,856 and is included in general and administrative expenses for the six months ended June 30, 2023 and 2022, respectively. The Company has renewed the same operating lease with a term from January 1, 2023 to December 31, 2023, with all other lease terms remaining the same.

Other commitments

The Company did not have other significant commitments, long-term obligations or guarantees as of June 30, 2023 and 2022.

Contingencies

The Company is subject to legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome arising out of any such matter will have a material adverse effect on our consolidated business, financial position, cash flows or results of operations taken as a whole.

On February 4, 2022, Macias Gini & O’Connell, LLP (“Plaintiff”) initiated a lawsuit in San Francisco Superior Court. Plaintiff, a certified public accounting firm based in the U.S., was hired by Kang Fu International Medical Co, and subsequently by Meihua International Medical Technologies Co, Ltd. (collectively, “Meihua”), to audit Meihua’s consolidated financial statements for the 2018 and 2019 calendar years. Plaintiff seeks damages from Meihua for its alleged failure to pay for services rendered in the amount of $210,000, plus interest and attorneys’ fees. The case was dismissed with prejudice in August of 2023.

On August 29, 2023, Zhu Cheng initiated a lawsuit against Yada, Huada, Huadong and Kang Fu in Yangzhou Economic Development Zone Court. Zhu Cheng seeks damages from the above entities for service fee of approximately $2.3 million (RMB 17.0 million). The Company is preparing to file a motion to dismiss the case. No contingent liability has been accrued since the Company has deemed the possibility of loss to be remote.

12. Statutory Surplus Reserves and Restricted Net Assets

Pursuant to laws applicable to entities incorporated in the PRC, the Company is required to make appropriations to certain reserve funds, comprising the statutory surplus reserve and the discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”). Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entity’s registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors. As of December 31, 2022 and June 30, 2023, the Company did not have a discretionary surplus reserve. As of December 31, 2022, all of the Company’s PRC subsidiaries reserves had reached 50% of their registered capital threshold and, as a result, the Company stopped being required to allocate after-tax profits to this reserve.

As a result of these PRC laws and regulations and the requirement that distributions by PRC entities can only be paid out of distributable profits computed in accordance with PRC GAAP, the PRC entities are restricted from transferring a portion of their net assets to the Company. Amounts restricted include paid-in capital and the statutory reserves of the Company’s PRC subsidiaries. The aggregate amounts of capital and statutory reserves restricted which represented the amount of net assets of the relevant subsidiaries in the Company not available for distribution was $15,665,860 as of June 30, 2023 and December 31, 2022.

Under PRC laws and regulations, statutory surplus reserves are restricted to set-off against losses, expansion of production and operation and increasing registered capital of the respective company and are not distributable other than upon liquidation. The reserves are not allowed to be transferred to the Company in terms of cash dividends, loans or advances, nor allowed for distribution except under liquidation.

13. Related Party Transactions and Balances

Related Parties:

Name of related parties	Relationship with the Company
Shanghai Xinya Pharmaceutical Hanjiang Co., Ltd.	An entity controlled by Kai Liu, son of Yongjun Liu
Yangzhou Meihua Import and Export Co., Ltd.	An entity controlled by Kai Liu, son of Yongjun Liu

Related Party Sales

The Company sells products to its related parties and the sales amount from related parties for the six months end 2023 and 2022 are as follows:

Sales:

	For the Six Months ended June 30,
Name of related party	2023	2022
Yangzhou Meihua Import and Export Co., Ltd.	$11,751	$18,849
Shanghai Xinya Pharmaceutical Hanjiang Co., Ltd.	-	10,818
Total	$11,751	$29,667

14. Subsequent Events

The Company has evaluated the impact of events that have occurred subsequent to June 30, 2023, through the issuance date of the consolidated financial statements, and concluded that no subsequent events have occurred that would require recognition in the consolidated financial statements or disclosure in the notes to the consolidated financial statements.

INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS

MEIHUA INTERNATIONAL MEDICAL TECHNOLOGIES CO., LTD.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED

DECEMBER 31, 2022 AND 2021

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of

Meihua International Medical Technologies Co., Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Meihua International Medical Technologies Co., Ltd. (the “Company”) as of December 31, 2022 and 2021, and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity, and cash flows for each of the two years in the period ended December 31, 2022, and the related notes to the financial statements (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on the entity’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Kreit & Chiu CPA LLP

(Formerly Paris, Kreit & Chiu CPA LLP)

We have served as the Company’s auditor since 2022.

New York, New York

April 14, 2023

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Meihua International Medical Technologies Co., Ltd

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Meihua International Medical Technologies Co., Ltd and subsidiaries (collectively, the “Company”) as of December 31, 2020, and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity, and cash flows for the year then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Briggs & Veselka Co.

Houston, Texas

June 4, 2021

We have served as the Company’s auditor since 2021.

MEIHUA INTERNATIONAL MEDICAL TECHNOLOGIES CO., LTD.

CONSOLIDATED BALANCE SHEETS

As of December 31, 2022 and 2021

(US$, except share data or otherwise noted)

	2022	2021

Assets
Current Assets
Cash	$26,736,700	$8,149,276
Bank acceptance receivables	22,085,846	19,379,845
Accounts receivable	68,945,792	67,101,297
Inventories	1,122,038	1,251,393
Prepayment and other current assets	16,428,779	1,394,539
Total current assets	135,319,155	97,276,350

Property, plant and equipment	8,758,047	7,477,744
Intangible assets	497,600	562,001
Investment	6,669,655	941,531
Other noncurrent assets	12,333,122	-
Deposits	-	30,599,755
Total assets	$163,577,579	$136,857,381

Liabilities and shareholders’ equity
Liabilities
Current liabilities
Short-term bank borrowings	$6,089,428	$5,178,420
Accounts payable	16,096,165	20,981,041
Taxes payable	1,131,276	2,082,252
Accrued expenses and other current liabilities	856,698	847,066
Total current liabilities	24,173,567	29,088,779

Long term loan	724,932	-
Total liabilities	24,898,499	29,088,779

Commitments and contingencies
Shareholders’ equity
Ordinary share, $0.0005 par value, 80,000,000 shares authorized, 23,940,000 and 20,000,000 shares issued and outstanding as of December 31, 2022 and 2021, respectively	11,970	10,000
Preferred share, $0.0005 par value, 20,000,000 shares authorized, no shares issued and outstanding as of December 31, 2022 and 2021	-	-
Additional paid-in capital	42,967,006	9,716,484
Statutory surplus reserves	15,665,860	15,178,467
Retained earnings	83,330,239	77,574,663
Accumulated other comprehensive income (loss)	(3,852,138)	5,288,988
Total shareholders’ equity	138,122,937	107,768,602
Non-controlling interest	556,143	-
TOTAL EQUITY	138,679,080	107,768,602

Total liabilities and shareholders’ equity	$163,577,579	$136,857,381

The accompanying notes form an integral part of these consolidated financial statements.

MEIHUA INTERNATIONAL MEDICAL TECHNOLOGIES CO., LTD.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

For the years ended December 31, 2022, 2021 and 2020

(US$, except share data or otherwise noted)

	For the Years Ended December 31,
	2022	2021	2020
Revenues
Third party sales	$103,317,145	$103,461,809	$88,244,403
Related party sales	29,196	575,901	816,607
Total revenues	103,346,341	104,037,710	89,061,010
Cost of revenues	65,247,864	64,232,469	51,900,823

Gross profit	38,098,477	39,805,241	37,160,187

Operating expenses
Selling	7,109,524	6,457,801	6,624,332
General and administrative	12,468,551	4,361,472	4,577,570
Research and development	2,962,904	2,725,014	2,492,059
Written-off Tai He deposit	4,755,536	-	-
Total operating expenses	27,296,515	13,544,287	13,693,961

Income from operations	10,801,962	26,260,954	23,466,226

Other (income) expense:
Interest expense	194,667	180,744	137,160
Interest income	(63,725)	(23,855)	(36,583)
Currency exchange gain	(273,432)	(174,413)	(393,478)
Other expense, net	53,205	50,437	25,551
Total other (income) expenses	(89,285)	32,913	(267,350)

Income before income tax provision	10,891,247	26,228,041	23,733,576
Income taxes expense	4,713,543	5,278,462	4,688,321
Net income	6,177,704	$20,949,579	$19,045,255
Net loss attributable to non-controlling interests	(65,265)	-	-
Net income attributable to shareholders	6,242,969	20,949,579	19,045,255

Foreign currency translation adjustment – gain / (loss)	(9,155,028)	2,083,243	4,759,973
Comprehensive (loss) income	$(2,977,324)	$23,032,822	$23,805,228
Comprehensive loss attributable to non-controlling interests	(79,167)	-	-
Comprehensive (loss) income attributable to shareholders	(2,898,157)	23,032,822	23,805,228

Weighted average number of ordinary shares - basic and diluted	23,411,068	20,000,000	20,000,000

Basic & diluted net income per ordinary share	$0.27	$1.05	$0.95

The accompanying notes form an integral part of these consolidated financial statements.

MEIHUA INTERNATIONAL MEDICAL TECHNOLOGIES CO., LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

For the years ended December 31, 2022, 2021 and 2020

(US$, except share data)

	Ordinary shares	Ordinary shares amount	Additional paid-in capital	Ordinary shares subscribed	Statutory surplus reserves	Retained earnings	Accumulated other comprehensive income (loss)	Non- controlling interests	Total Equity
Balance as of December 31, 2019	18,575,000	$9,288	$8,100,225	$344,739	$13,308,334	$39,449,962	$(1,554,228)	-	$59,658,320
								-
Share issuance	1,425,000	712	1,616,259	-	-	-	-	-	1,616,971
								-
Ordinary shares subscribed	-	-	-	(344,739)	-	-	-	-	(344,739)
								-
Net income	-	-	-	-	-	19,045,255	-	-	19,045,255

Appropriation of statutory reserve	-	-	-	-	1,870,133	(1,870,133)	-	-	-

Currency translation adjustment	-	-	-	-	-	-	4,759,973	-	4,759,973
Balance as of December 31, 2020	20,000,000	$10,000	$9,716,484	-	$15,178,467	$56,625,084	$3,205,745	-	$84,735,780

Net income	-	-	-	-	-	20,949,579	-	-	20,949,579

Currency translation adjustment	-	-	-	-	-	-	2,083,243	-	2,083,243

Balance as of December 31, 2021	20,000,000	$10,000	$9,716,484	-	$15,178,467	$77,574,663	$5,288,988	-	$107,768,602
Ordinary shares subscribed	3,940,000	1,970	33,250,522	-	-	-	-	-	33,252,492
Shareholders’ contribution	-	-	-	-	-	-	-	635,310	635,310
Net income	-	-	-	-	-	6,242,969		(65,265)	6,177,704
Appropriation of statutory reserve	-	-	-	-	487,393	(487,393)
Currency translation adjustment	-	-	-	-	-		(9,141,126)	(13,902)	(9,155,028)

Balance as of December 31, 2022	23,940,000	11,970	42,967,006	-	15,665,860	83,330,239	(3,852,138)	556,143	138,679,080

The accompanying notes form an integral part of these consolidated financial statements.

MEIHUA INTERNATIONAL MEDICAL TECHNOLOGIES CO., LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31, 2022, 2021 and 2020

(US$)

	For the Year Ended December 31
	2022	2021	2020
Cash Flows from operating activities:
Net income	$6,177,704	$20,949,579	$19,045,255
Adjustments for items not affecting cash:
Depreciation	541,265	595,522	497,238
Amortization	22,196	26,951	26,195
Net loss from disposal of property, plant and equipment	25,023	15,281	2,852
Written-off Tai He deposit	4,755,536	-	-
Currency exchange (gain) loss	(273,432)	-	-
Changes in operating assets and liabilities:			-
Bank acceptance receivables	(4,284,515)	(6,533,717)	(5,764,940)
Accounts receivable	(7,121,889)	(20,065,904)	(13,644,830)
Inventories	35,027	105,121	(219,787)
Prepayments and other assets	(4,932,145)	(861,799)	(367,249)
Due from related parties	-	396,583	(222,504)
Accounts payable	(3,371,275)	4,908,971	5,341,710
Taxes payable	(812,412)	288,659	598,105
Accrued expenses and other current liabilities	75,879	120,090	102,749
Due to related parties	-	-	(68,798)
Net cash (used in) provided by operating activities	(9,163,038)	(54,663)	5,325,996

Cash flows from investing activities:
Purchases of property, plant and equipment	(2,698,729)	(850,231)	(3,808,259)
Payments for long-term deposits for buildings	-	-	(12,311,347)
Long term investment	(5,944,709)	-	-
Proceeds from disposal of property, plant and equipment	23,146	16,414	25,202
Net cash used in investing activities	(8,620,292)	(833,817)	(16,094,404)

Cash flows from financing activities:
Proceeds from short-term bank borrowings	7,579,135	6,510,820	4,359,665
Proceeds from long-term bank loans	743,052	-	-
Capital contributed by non-controlling shareholders	635,310	-	-
Proceeds from initial public offering	34,529,644	-	-
Proceeds from issuance of shares	0	-	1,272,232
Repayments of short-term bank borrowings	(6,241,641)	(4,650,586)	(3,925,147)
Net cash provided by financing activities	37,245,500	1,860,234	1,706,750

Effect of foreign exchange rate changes	(874,746)	(9,812)	218,137
Net increase (decrease) in cash	18,587,424	961,942	(8,843,521)
Cash, beginning of year	8,149,276	7,187,334	16,030,855
Cash, end of year	$26,736,700	$8,149,276	$7,187,334

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Cash paid during the period for:
Interest	$194,667	$180,744	$137,160
Income taxes	$5,703,288	$5,042,816	$4,362,169

Non-cash transactions
Shareholder contribution through deferred cost	1,277,152

The accompanying notes form an integral part of these consolidated financial statements.

MEIHUA INTERNATIONAL MEDICAL TECHNOLOGIES CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Organization and principal activities

Principal Activities:

Meihua International Medical Technologies Co., Ltd. (“Meihua”) was incorporated on November 10, 2020 in the Cayman Islands. It is a holding company with no operations. Meihua produces and sells medical consumables through its wholly owned subsidiaries located in People’s Republic of China (“PRC” or “China”). Below is Meihua’s organizational chart, as well as a description of the ownership structure.

Yongjun Liu
Yin Liu
Bright Accomplish Limited
66.56%
Meihua International Technologies Co.Ltd. ("Meihua International")
100%
Kang Fu International Medical Co. Limited. ("Kang Fu International Medical")
A Hong Kong Company
100%
55%
Offshore
Onshore
Yangzhou Huada Medical Device Co. Ltd. ("Yang zhou Huada")
A People's Republic of China Company
Hainan Guoxie Technology Group Co. Ltd. ("Hainan Guoxie ")
A People's Republic of China Company
100%
Jiangsu Yada Technology Group Co. Ltd. ("Jiangsu Yada")
A People's Republic of China Company
100%
Jiangsu Huadong Medical Device Industrial Co. Ltd. ("Jiangsu Huadong")
A People's Republic of China Company
100%
Yangzhou Guanghui Technology Group Co. Ltd. ("Yangzhou Guanghui")
A People's Republic of China Company

Entity Name	Registered Location	Percentage of ownership	Date of incorporation	Principal activities
Meihua International Medical Technologies Co., Ltd. (“Meihua”)	Cayman	Parent	November 10, 2020	Investment holding

康复国际医疗有限公司 Kang Fu International Medical Co., Limited (“Kang Fu”)	Hong Kong	100% by Meihua	October 13, 2015	Investment holding

扬州华达医疗器械有限公司 Yangzhou Huada Medical Equipment Co., Ltd. (“Huada”)	Yangzhou	100% by Kang Fu	December 24, 2001	Medical Equipment Sales

江苏亚达科技集团有限公司 Jiangsu Yada Technology Group Co., Ltd. (“Yada”)	Yangzhou	100% by Huada	December 5, 1991	Medical Equipment Sales

江苏华东医疗器械实业有限公司 Jiangsu Huadong Medical Device Industry Co., Ltd. (“Huadong”)	Yangzhou	100% by Yada	November 18, 2000	Medical Equipment Sales

扬州光辉医疗科技有限公司 Yangzhou Guanghui Medical Technology Co., Ltd. (“Guanghui”)	Yangzhou	100% by Huadong	December 22, 2020	Medical Equipment Sales

海南国械医疗科技有限公司 Hainan GuoxieTechnology Group Co. Ltd. (“Hainan Guoxie”)	Hainan	55% by Kang Fu	October 07,2021	Medical Equipment Sales

Kang Fu was incorporated on October 13, 2015 with a registered capital of HKD 53,911,815 ($6,911,771). Kang Fu is a holding company with no operations. The following operating entities (Huada, Yada and Huadong) are all directly and indirectly 100% owned by Kang Fu for all the periods presented.

Huada is a subsidiary wholly owned by Kang Fu and established in Yangzhou, China on December 24, 2001 with a registered capital of $ 17,193,021.

Yada is a subsidiary wholly owned by Huada and was established in Yangzhou, China on December 5, 1991 with a registered capital of RMB51,390,000.

Huadong is a subsidiary wholly owned by Yada and was established in Yangzhou, China on November 18, 2000 with a registered capital of RMB50,000,000.

Those three subsidiaries primarily manufacture and sell Class I, II and III disposable medical devices under the Company’s own brands, and distribute Class I, II and III disposable medical devices sourced from other manufacturers to our domestic and overseas customers.

Guanghui is a subsidiary wholly owned by Huadong and was established in Yangzhou, China on December 22, 2020 with a registered capital of RMB1,000,000.

Hainan Guoxie is a subsidiary 55% owned by Kang Fu and established in Hainan, China on October 07, 2021 with a registered capital of RMB100,000,000.

Reorganization and Share Issuance

On November 10, 2020, Meihua was incorporated in the Cayman Islands and issued 50,000 ordinary shares at par value of $1.00 to Yongjun Liu.

On December 21, 2020, Yongjun Liu surrendered 49,999 shares to the Company for cancellation. The Company subdivided each existing share with a par value of $1.00 into 2,000 shares with a par value of $0.0005 par value and created a new class of preferred shares. Upon completion of the share capital changes, the Company’s share capital includes 80,000,000 ordinary shares with a par value of $0.0005 per share and 20,000,000 preferred shares with a par value of $0.0005 per share.

Also on December 21, 2020, the Company engaged in a corporate reorganization to combine the controlled entities (now referred to as the subsidiaries) into one legal corporation (the Company). The specific transactions related to this reorganization are outlined below. The Company entered into a share exchange agreement with Kang Fu to issue an aggregate of 15,933,000 ordinary shares to Yongjun Liu and Yin Liu in exchange for 100% ownership of Kang Fu, and allotted 2,640,000 ordinary shares at $0.0005 par value to three BVI companies held by founders of the Company for no consideration. On December 22, 2020, Guanghui was incorporated for the purpose of foreign exchange registration under the laws of the People’s Republic of China as there was no substantive business of Guanghui. The shares of Guanghui are owned by 13 natural persons (the “Guanghui Shareholders”) and on May 10, 2021, all of the Guanghui Shareholders agreed to transfer all their shares held in Guanghui to Huadong (an indirect subsidiary of the Company) for no consideration. Through such transaction, Guanghui then became a wholly owned subsidiary of Huadong.

On December 18, 2020, Yongjun Liu and Yin Liu and other shareholders (collectively, the “Parties”) executed an Acting-in-Concert Agreement. The major terms of this agreement are:

●	The Parties shall inform and discuss with each other and reach a consensus before exercising voting rights in the Company’s decision making.

●	If no consensus could be reached by the Parties, the decision made by Yongjun Liu and Yin Liu (who are a couple) prevails.

As a result of the Acting-in-Concert agreement, Yongjun Liu and Yin Liu together have the ultimate control of the Company.

The Acting-in-Concert Agreement that establishes the common control between Meihua International and Kang Fu is treated as though it was effective for all periods presented as during the years presented in these financial statements, the control of the entities has never changed (always under the control of Yongjun Liu and Yin Liu who are a couple). Accordingly, the combination has been treated as a corporate restructuring (reorganization) of entities under common control and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time and in accordance with ASC 805-50-45-5, the entities under common control are presented on a combined basis for all periods to which such entities were under common control. Since all of the subsidiaries were under common control for the entirety of the years ended December 31, 2020, the results of these subsidiaries are included in the financial statements for all periods.

After the restructuring, Meihua holds 100% ownership of Kang Fu and has 80,000,000 ordinary shares and 20,000,000 preferred shares authorized, 18,575,000 ordinary shares and nil preferred share issued and outstanding.

The discussion and presentation of financial statements herein assumes the completion of the restructuring, which is accounted for retroactively as if it occurred on January 1, 2020, and the equity has been restated to reflect the change as well.

On December 22, 2020, the Company issued a total of 1,425,000 ordinary shares to three BVI companies with total consideration of $1,616,971 in a private offering. The consideration was received by Huada due to Meihua not having been incorporated at the time of payments received. The timing of the payments received is listed below:

US$
December 2019	344,739
January 2020	359,885
April 2020	508,814
September 2020	403,533
Total	1,616,971

2. Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include all accounts of Meihua and its subsidiaries (collectively, the “Company”) and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). All inter-company transactions have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the amounts reported and disclosed in the consolidated financial statements and related notes.

The most significant estimates and judgments include allowance for bad debts, the valuation of inventory, useful life of property, plant and equipment and income taxes related to realization of deferred tax assets and uncertain tax position. Actual amounts could differ from those estimates.

Non-controlling interests

Non-controlling interest represents the portion of the net assets of subsidiaries attributable to interests that are not owned or controlled by the Company. The non-controlling interest is presented in the consolidated balance sheets, separately from equity attributable to the shareholders of the Company. Non-controlling interest’s operating results are presented on the face of the consolidated statements of income and comprehensive income as an allocation of the total income for the year between non-controlling shareholders and the shareholders of the Company. As of December 31, 2022, non-controlling interests represent one non-controlling shareholders’ proportionate share of equity interests in Hainan Guoxie.

Functional Currency and Foreign Currency Translation

The Company’s reporting currency is the United States dollar (“US$”). The Company’s operations are principally conducted through the PRC subsidiaries where the local currency is the functional currency. Therefore, the functional currency of Kang Fu is the Hong Kong dollar and the functional currency of Huada, Yada, Huadong and Guanghui is the Renminbi (“RMB”).

Transactions denominated in currencies other than the functional currencies are translated into the functional currency of the entity at the exchange rates prevailing on the transaction dates. Monetary assets and liabilities denominated in currencies other than the applicable functional currency are translated into the functional currency at the prevailing rates of exchange at the balance date. The resulting exchange differences are reported in the consolidated statements of income and comprehensive income.

The assets and liabilities of the Company are translated at the exchange spot rate at the balance sheet date, stockholders’ equity is translated at the historical rates and the revenues and expenses are translated at the average exchange rates for the periods. The resulting translation adjustments are reported under other comprehensive income in the consolidated statements of income and comprehensive income in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 220, Comprehensive Income. The following are the exchange rates that were used in translating the Company’s PRC subsidiaries’ financial statements into the consolidated financial statements:

	For the Years Ended December 31
	2022	2021	2020
Period Ended spot	US$1=RMB 6.8972	US$1=RMB 6.3726	US$1=RMB 6.5250
Period Average	US$1=RMB 6.7290	US$1=RMB 6.4508	US$1=RMB 6.9042

The exchanges rates used for translation from Hong Kong dollar to US$ was 7.8000, a pegged rate determined by the linked exchange rate system in Hong Kong. This pegged rate was used to translate Kang Fu’s balance sheets, income statement items and cash flow items for both the years ended December 31, 2022, 2021 and 2020.

Certain Risks and Concentration

The Company’s financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and receivables. As of December 31, 2022 and 2021 substantially all the Company’s cash were held in major financial institutions located in Hong Kong and the PRC, which management considers to be of high credit quality.

As of December 31, 2022, two customers accounted for approximately 27.63% and 10.97% of the Company’s total revenues. As of December 31, 2021, two customers accounted for approximately 21.91% and 11.26% of the Company’s total revenues.

As of December 31, 2022, two customers accounted for approximately 27.73% and 13.14% of the Company’s accounts receivable. As of December 31, 2021, three customers accounted for approximately 25.88%, 11.41% and 10.25%, respectively, of the Company’s accounts receivable.

For the year ended December 31, 2022, one supplier accounted for approximately 11.93% of the Company’s total purchases There were no suppliers that individually represented greater than 10% of the total purchase of the Group for the years ended December 31, 2021 and 2020.

Fair Value Measurement

Fair value is the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact, and it considers assumptions that market participants would use when pricing the asset or liability.

The Company adopted the guidance of Accounting Standards Codification (“ASC”) 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1:	Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2:	Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3:	Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The Company’s financial instruments include cash, accounts receivable, bank acceptance receivables, due from related parties, accounts payable, other liabilities and accrued expenses and short-term bank borrowings. The carrying amounts approximate their fair values due to their short maturities as of December 31, 2022 and 2021.

The Company noted no transfers between levels during any of the periods presented. The Company did not have any instruments that were measured at fair value on a recurring or non-recurring basis as of December 31, 2022 and 2021.

Cash

Cash consists of petty cash on hand and cash held in banks, which are highly liquid and are unrestricted as to withdrawal or use.

Bank Acceptance Receivables

Bank acceptance receivables are issued by bank under the request of the Company’s customers, to pay for the purchased goods. The Company can choose to hold acceptance notes until maturity and receive the face value payment from the bank, or sell (exchange) the acceptance notes at a discount to another party willing to wait until maturity to receive the bank’s promised payment. The maturity date of the receivables is all within one year of the original issuance date and carried at face value. The Company is not lending money, it just sells goods to the customers (customers can pay the purchased goods by cash, accounts receivable or bank acceptance receivables). The receivables mature within one year, and are non-interest bearing. As bank acceptance receivables are issued by the banks and payments are guaranteed. The Company has not discounted any bank acceptances and there was no endorsed bank acceptances that are unmatured as of December 31, 2022. The Company collected approximately $9.6 million as of March 31, 2023.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable represent trade receivables and are recognized initially at fair value and subsequently adjusted for any allowance for doubtful accounts or impairment.

The Company records impairment losses for accounts receivable based on assessments of the recoverability of the trade and other receivables and individual account analysis, including the current creditworthiness and the past collection history of each debtor. Impairments arise when there is objective evidence indicating that the balances may not be collectible. The identification of bad and doubtful debts, in particular of a loss event, requires the use of judgment and estimates, which involve the estimates of specific losses on individual exposures, as well as a provision on historical trends of collections. Based on management of customers’ credit and ongoing relationship, management makes conclusions whether any balances outstanding at the end of the period will be deemed non-collectible on an individual basis and on aging analysis basis. The provision is recorded against accounts receivables balances, with a corresponding charge recorded in the consolidated statements of operations and comprehensive income. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable.

The Company historically has not had material bad debts in accounts receivable. There were no bad debt expenses related to accounts receivable for the years ended December 31, 2022, 2021 and 2020 and there was no provision for doubtful accounts as of December 31, 2022 and 2021.

Inventories

Inventories are valued using the lower of cost or net realizable value. Cost is principally determined using the weighted-average method. Manufactured inventories included cost of materials, labor and overhead expenses. The Company records adjustments to inventory for excess quantities, obsolescence, or impairment, when appropriate, to reflect inventory at net realizable value. These adjustments are based upon a combination of factors including current sales volume, market conditions, lower of cost or market analysis and expected realizable value of the inventory.

There were no write-downs recognized of inventories as of December 31, 2022 and 2021.

Prepayment and other current assets

As of December 31, 2022 and 2021, prepayment and other current assets were $16,428,779 and $1,394,539.

Prepayment and other assets primarily consist of deferred IPO costs, loans to third-parties, refundable tax credits and receivables, security deposits made to customers, advances to employees and land use right receivable, which are presented net of allowance for doubtful accounts. These balances are unsecured and are reviewed periodically to determine whether their carrying value has become impaired. The Company considers the balances to be impaired if the utilization or refund of the balances becomes doubtful. The Company uses the aging method to estimate the allowance for uncollectible balances. The allowance is also based on management’s best estimate of specific losses on individual exposures, as well as a provision on historical trends of collections and utilizations. Actual amounts received or utilized may differ from management’s estimate of credit worthiness and the economic environment. Delinquent account balances are written off against allowance for doubtful accounts after management has determined that the likelihood of collection is not probable. The allowance for doubtful accounts amounted to nil as of December 31, 2022 and 2021.

Deferred IPO costs represent the incremental costs incurred for the Company’s initial public offering (“IPO”). These costs has been charged against the gross proceeds of the IPO in 2022 (see Note 14).  Deferred IPO costs primary include specific legal, audit and professional consulting costs.  As of December 31, 2022 and 2021, the deferred IPO costs were $nil and $1,277,152, respectively.

Property, Plant and Equipment

Property, plant and equipment items are recorded at their historic cost, less accumulated depreciation and impairment losses. The Company calculates depreciation using the straight-line method, after consideration of the estimated residual values, over the following estimated useful lives:

Category	Useful lives	Estimated residual value
Buildings	20 years	10%
Machinery and Equipment	10 years	10%
Motor vehicles	5 years	10%
Electronic Equipment	5 years	10%
Office Equipment	3 years	10%
Inspection Equipment	5 years	10%

Major improvements are capitalized and expenditures for maintenance and repairs are expensed as incurred. Construction in progress represents property, plant and equipment under construction or being installed. Costs include original cost, installation, construction and other direct costs. Interest expenses directly related to construction in progress would be capitalized. Construction in progress is transferred to the appropriate fixed asset account and depreciation commences when the asset has been substantially completed and placed in service.

Intangible Assets

Intangible assets are non-monetary assets without physical substance. These items are initially measured at cost and subsequently carried at cost less any accumulated amortization and impairment losses. Intangible assets with finite useful lives are amortized on a straight-line basis over their estimated useful lives. Amortization of finite-lived intangible assets is computed using the straight-line method over the estimated useful lives, which is as follows:

Category	Useful lives
Land use rights	50 years
Patent	5 years
Trademark	10 years

Impairment of Long-Lived Assets

The Company accounts for impairment of long-lived assets in accordance with Accounting Standards Codification (“ASC”) 360, Property, Plant and Equipment. (“ASC 360”). Long-lived assets consist primarily of property, plant and equipment, and intangible assets. In accordance with ASC 360, the Company evaluates the carrying value of long-lived assets when it determines a triggering event has occurred, or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When indicators exist, recoverability of assets is measured by a comparison of the carrying value of the asset group to the estimated undiscounted future net cash flows expected to be generated by the asset. Examples of such triggering events include a significant disposal of a portion of such assets, and adverse change in the market involving the business employing the related assets. If such assets are determined not to be recoverable, the Company performs an analysis of the fair value of the asset group and will recognize an impairment loss when the fair value is less than the carrying amounts of such assets. The fair value, based on reasonable and supportable assumptions and projections, require subjective judgments. Depending on the assumptions and estimates used, the appraised fair value projected in the evaluation of long-lived assets can vary within a range of outcomes. The Company considers the likelihood of possible outcomes in determining the best estimate for the fair value of the assets. The Company did not record any impairment charges for the years ended December 31, 2022, 2021 and 2020. There can be no assurance that future events will not have impact on company revenue or financial position which could result in impairment in the future.

Investment

In accordance with Financial Accounting Standards Board (“FASB”) ASC 321, “Investment-Equity Securities,” the Company accounts for non-marketable securities on a prospective basis. Equity investments that do not have readily determinable fair values and do not qualify for the net asset value practical expedient are eligible for the measurement alternative.

On March 3, 2011, Yada invested in Yangzhou Juyuan Guarantee Co., Ltd (“Juyuan”) and obtained 12% equity interest of Juyuan. For the Company’s passive and without significant influence or control equity investment in private company which do not have readily determinable fair values, the Company has elected the measurement alternative defined as cost, less impairment, plus or minus adjustments resulting from observable price changes in orderly transactions for the identical or a similar investment of the Company. The investment is reviewed periodically to determine if its value has been impaired and adjustments are recorded as necessary in profit or loss for the period.

Investments in entities in which the Company can exercise significant influence but does not own a majority equity interest or control are accounted for using the equity method of accounting in accordance with ASC 323, Investments-Equity Method and Joint Ventures (“ASC 323”). Under the equity method, the Company initially records its investment at cost and the difference between the cost of the equity investee and the amount of the underlying equity in the net assets of the equity investee is accounted for as if the investee were a consolidated subsidiary. The share of earnings or losses of the investee are recognized in the consolidated statements of comprehensive loss. Equity method adjustments include the Company’s proportionate share of investee income or loss, adjustments to recognize certain differences between the Company’s carrying value and its equity in net assets of the investee at the date of investment, impairments, and other adjustments required by the equity method. The Company assesses its equity investment for other-than-temporary impairment by considering factors as well as all relevant and available information including, but not limited to, current economic and market conditions, the operating performance of the investees including current earnings trends, the general market conditions in the investee’s industry or geographic area, factors related to the investee’s ability to remain in business, such as the investee’s liquidity, debt ratios, and cash burn rate and other company-specific information.

Investments in equity securities without readily determinable fair values are measured at cost minus impairment adjusted by observable price changes in orderly transactions for the identical or a similar investment of the same issuer. These investments are measured at fair value on a nonrecurring basis when there are events or changes in circumstances that may have a significant adverse effect. An impairment loss is recognized in the consolidated statements of comprehensive loss equal to the amount by which the carrying value exceeds the fair value of the investment. Prior to the adoption of ASU 2016-01 on January 1, 2019, these investments were accounted for using the cost method of accounting, measured at cost less other-than-temporary impairment.

On December 1, 2022, Huadong invested RMB 40 million into Jiangsu Zhongxiangxin International Science and Technology Innovation Park Co., Ltd. (“Zhongxiangxin”), and obtained 25% ownership interest of Zhongxiangxin. Zhongxiangxin manufactures and sells medical materials in the PRC. The Company accounted for the investments using equity method, because the Company has significant influence but does not own a majority equity interest or otherwise control over the equity investee. Under the equity method, the Company adjusts the carrying amount of the investment and recognizes investment income or loss for its share of the earnings or loss of the investee after the date of investment. When the Company’s share of losses in the equity investee equals or exceeds its interest in the equity investee, the Company does not recognize further losses, unless the Company has incurred obligations or made payments or guarantees on behalf of the equity investee. For the year ended December 31, 2022, the investment gain from Zhongxiangxin was $290.

The Company continually reviews its investments in equity investees to determine whether a decline in fair value below the carrying value is other-than-temporary. The primary factors the Company considers in its determination include the financial condition, operating performance and the prospects of the equity investee; other company specific information such as recent financing rounds; the geographic region, market and industry in which the equity investee operates; and the length of time that the fair value of the investment is below its carrying value. If the decline in fair value is deemed to be other-than-temporary, the carrying value of the equity investee is written down to fair value.

For the years ended December 31, 2022, 2021 and 2020, no impairment indicators were identified and no loss related to revaluation of its investment in the private company was recorded.

Value-added Tax

Value-added taxes (“VAT”) collected from customers relating to product sales and remitted to governmental authorities are presented on a net basis. VAT collected from customers is excluded from revenue which is recorded in VAT payable. The Company is subject to a VAT rate of 13%. The VAT payable may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing or acquiring its finished products.

Related Parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all significant related party transactions.

Revenue Recognition

Effective January 1, 2018, the Company adopted ASC Topic 606 using the modified retrospective adoption method. Based on the requirements of ASC Topic 606, revenue is recognized when control of the promised goods or services is transferred to the customers in an amount that reflects the consideration the Company expects to be entitled to receive in exchange for those goods or services. The Company primarily sells its products to hospitals and medical equipment companies. Revenue is recognized when the following 5-step revenue recognition criteria are met:

1)	Identify the contract with a customer

2)	Identify the performance obligations in the contract

3)	Determine the transaction price

4)	Allocate the transaction price

5)	Recognize revenue when or as the entity satisfies a performance obligation

Revenue from product sales is recognized at the point in time control of the products is transferred, generally upon customer receipt based upon the standard contract terms. Shipping and handling activities are considered to be fulfillment activities rather than promised services and are not, therefore, considered to be separate performance obligations. The Company’s sales terms provide no right of return outside of a standard quality policy and returns are generally not significant. Payment terms for product sales are generally set at 90 to 180 days after the consideration becomes due and payable.

Revenue Disaggregation

The Company’s disaggregated revenues are represented by two categories which are type of goods and type of customers.

Type of Goods

	For the year ended December 31,
	2022	2021	2020
	US$	US$	US$
Self-Manufactured Products	50,514,976	48,059,165	44,473,076
Resales of Sourced Disposable Medical Devices from Third Party Manufacturers	52,831,365	55,978,545	44,587,934
Total Revenue	103,346,341	104,037,710	89,061,010

Type of Customers

	For the year ended December 31,
	2022	2021	2020
	US$	US$	US$
Direct sales	9,465,644	9,499,748	9,430,082
Distributors	93,880,697	94,537,962	79,630,928
Total Revenue	103,346,341	104,037,710	89,061,010

Earnings per Ordinary Share

Earnings (loss) per ordinary share is calculated in accordance with ASC 260, Earnings per Share. Basic earnings (loss) per ordinary share is computed by dividing the net income (loss) attributable to shareholders of the Company by the weighted average number of ordinary shares outstanding during the year. Diluted earnings per ordinary share is computed in accordance with the treasury stock method and based on the weighted average number of ordinary shares and dilutive ordinary share equivalents. Dilutive ordinary share equivalents are excluded from the computation of diluted earnings per ordinary share if their effects would be anti-dilutive. There is no ordinary share equivalent issued to date.

Comprehensive Income (Loss)

ASC 220, Comprehensive Income (“ASC 220”) establishes rules for reporting and display of comprehensive income and its components. ASC 220 requires that unrealized gains and losses on the Company’s foreign currency translation adjustments be included in comprehensive income (loss).

Advertising Costs

The Company’s advertising costs are expensed as incurred. Advertising expenses are included in selling expenses in the accompanying consolidated statements of income and comprehensive income. Advertising expenses were $95,432, $21,498 and $53,770 for the years ended December 31, 2022, 2021 and 2020, respectively.

Research and Development Costs

Research and development expenses are expensed as incurred. Research and development expenses were $2,962,904, $2,725,014 and $2,492,059 for the years ended December 31, 2022, 2021 and 2020, respectively.

Income Tax

Current income taxes are provided on the basis of net profit for financial reporting purposes, adjusted for income and expense items which are not assessable or deductible for income tax purposes, in accordance with the regulations of the relevant tax jurisdictions.

Deferred income taxes are recognized for temporary differences between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements, net operating loss carry forwards and credits. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided in accordance with the laws of the relevant taxing authorities. Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in which temporary differences are expected to be reversed or settled. The effect on deferred tax assets and liabilities of changes in tax rates is recognized in the statement of comprehensive income in the period of the enactment of the change.

The Company considers positive and negative evidence when determining whether a portion or all of its deferred tax assets will more likely than not be realized. This assessment considers, among other matters, the nature, frequency and severity of current and cumulative losses, forecasts of future profitability, the duration of statutory carry-forward periods, its experience with tax attributes expiring unused, and its tax planning strategies. The ultimate realization of deferred tax assets is dependent upon its ability to generate sufficient future taxable income within the carry-forward periods provided for in the tax law and during the periods in which the temporary differences become deductible. When assessing the realization of deferred tax assets, the Company has considered possible sources of taxable income including (i) future reversals of existing taxable temporary differences, (ii) future taxable income exclusive of reversing temporary differences and carryforwards, (iii) future taxable income arising from implementing tax planning strategies, and (iv) specific known trend of profits expected to be reflected within the industry.

The Company recognizes a tax benefit associated with an uncertain tax position when, in its judgment, it is more likely than not that the position will be sustained upon examination by a taxing authority. For a tax position that meets the more-likely-than-not recognition threshold, the Company initially and subsequently measures the tax benefit as the largest amount that the Company judges to have a greater than 50% likelihood of being realized upon ultimate settlement with a taxing authority. The Company’s liability associated with unrecognized tax benefits is adjusted periodically due to changing circumstances, such as the progress of tax audits, case law developments and new or emerging legislation. Such adjustments are recognized entirely in the period in which they are identified. The Company’s effective tax rate includes the net impact of changes in the liability for unrecognized tax benefits and subsequent adjustments as considered appropriate by management. The Company classifies interest and penalties recognized on the liability for unrecognized tax benefits as income tax expense.

Segment Reporting

FASB 280, “Segment Reporting,” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information of the Company’s business segments, geographical areas, segments and major customers. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The chief operating decision maker is the Company’s president and Chief Executive Officer (“CEO”). Management, including the chief operating decision maker, reviews operating results of different products at revenue level with no allocation of operating costs. Consequently, based on management’s assessment, the Company has determined that it has only one operating segment as defined by FASB ASC 280.

The Company has disclosed the type of revenue by government category as follows.

	December 31, 2022			December 31, 2021			December 31, 2020
	US$			US$			US$
Category	Produced	Purchased	Total	Produced	Purchased	Total	Produced	Purchased	Total
Class I	7,463,707	8,572,512	16,036,219	6,151,443	7,331,962	13,483,405	5,181,532	6,155,223	11,336,755
Class II	37,229,199	36,177,490	73,406,689	36,788,116	41,313,745	78,101,861	35,863,806	33,573,351	69,437,157
Class III	1,189,906	1,863,990	3,053,896	1,094,957	2,291,899	3,386,856	758,525	2,355,768	3,114,293
Others	4,632,164	6,217,373	10,849,537	4,024,649	5,040,939	9,065,588	2,669,213	2,503,592	5,172,805
Total	50,514,976	52,831,365	103,346,341	48,059,165	55,978,545	104,037,710	44,473,076	44,587,934	89,061,010

Class I, II, and III medical devices are defined by the National Medical Products Administration of China according to their risk levels under the Regulation on the Supervision and Administration of Medical Devices (2021 Revision), Article 6 as follows:

●	“Class I Medical Devices” means medical devices with low risks, whose safety and effectiveness can be ensured through routine administration.

●	“Class II Medical Devices” means medical devices with moderate risks, which shall be strictly controlled and administered to ensure their safety and effectiveness.

●	“Class III Medical Devices” means medical devices with relatively high risks, which shall be strictly controlled and administered through special measures to ensure their safety and effectiveness.

Furthermore, the Company has disclosed revenue by major product type included in each government category.

		December 31,	December 31,	December 31,
		2022	2021	2020
Category	Products	US$	US$	US$
Class I	Eye drops bottle	2,583,231	2,398,222	2,466,978
	Oral medicine bottle	3,965,345	3,263,135	2,200,569
	Anal bag	837,328	739,376	554,859
	Other Class I	8,650,315	7,082,672	6,114,349
Subtotal-Class I		16,036,219	13,483,405	11,336,755
Class II	Masks	410,163	600,534	9,632,150
	Identification tape	12,262,269	15,049,686	11,617,668
	Disposable medical brush	8,337,650	8,493,760	6,353,649
	Gynecological inspection kits	7,571,089	8,752,617	4,924,689
	Surgical kit	4,830,930	4,754,769	3,383,215
	Medical brush	5,231,299	4,130,703	3,635,190
	Medical kit	4,066,663	5,037,054	3,429,371
	Other Class II	30,696,626	31,282,738	26,461,225
Subtotal-Class II		73,406,689	78,101,861	69,437,157
Class III	Electronic pump	142,828	246,819	292,211
	Anesthesia puncture kit	539,615	430,288	438,047
	Disposable infusion pump	280,081	278,734	335,632
	Infusion pump	367,652	309,746	196,686
	Electronic infusion pump	44,812	291,725	185,030
	Laparoscopic trocar	139,284	219,901	134,585
	Other Class III	1,539,624	1,609,643	1,532,102
Subtotal-Class III		3,053,896	3,386,856	3,114,293
Others		10,849,537	9,065,588	5,172,805
Total		103,346,341	104,037,710	89,061,010

For the years ended December 31, 2022, 2021 and 2020, revenues and assets within PRC contributed over 99.5% of the Company’s total revenues and assets.

The Outbreak of COVID-19

On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern,” and on March 11, 2020, the World Health Organization characterized the outbreak as a “pandemic.” COVID-19 has had a severe and negative impact on the Chinese and the global economy and such impact persists as of the date of this annual report.

In fiscal year 2020, COVID-19 had a significant impact on our business and results of operations as the sales volume of masks rose sharply while the sales of products other than masks declined due to an overall decrease in market demand. In fiscal year 2021, with the stable control of the domestic epidemic in China, the market of masks was no longer in urgent shortage compared to the same period in 2020, and the production of epidemic prevention products resumed more normal production levels. In general, with the precise control of the epidemic in China, our production and operations have recovered smoothly, and the demand for other products has increased gradually. After the initial outbreak of COVID-19, from time to time, some instances of COVID-19 infections have emerged in various regions of China, including the infections caused by the Omicron variants in 2022. For example, a wave of infections caused by the Omicron variants emerged in Shanghai in 2022, and a series of restrictions and quarantines were implemented to contain the spread.

Many of the restrictive measures previously adopted by the PRC governments at various levels to control the spread of the COVID-19 virus have been revoked or replaced with more flexible measures since December 2022. While the revocation or replacement of the restrictive measures to contain the COVID-19 pandemic could have a positive impact on our normal operations, the extent of the impact on the Company’s future financial results will be dependent on future developments such as the length and severity of the crisis, the potential resurgence of the crisis, future government actions in response to the crisis and the overall impact of the COVID-19 pandemic on the global economy and capital markets, among many other factors, all of which remain highly uncertain and unpredictable. Given this uncertainty, the Company is currently unable to quantify the expected impact of the COVID-19 pandemic on its future operations, financial condition, liquidity and results of operations if the current situation continues.

Recently adopted Accounting Standards

Effective January 1, 2020, the Company adopted ASU 2016-13, Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. The new standard replaces the ‘incurred loss methodology’ credit impairment model with a new forward-looking “methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates.” In applying the new standard, the Company has adopted the loss rate methodology to estimate historical losses on accounts receivables. The Company has adopted the aging methodology to estimate the credit losses on accounts receivables. The historical data is adjusted to account for forecasted changes in the macroeconomic environment in order to calculate the current expected credit loss. The Company’s adoption of ASC 326 did not result in a material change in the carrying values of the Company’s financial assets on the transition date.

In February 2016, FASB issued ASU No. 2016–02, Leases (Topic 842), ASC 842, and subsequently amended the guidance relating largely to transition considerations under the standard in July 2018. The new guidance, which creates new accounting and reporting guidelines for leasing arrangements, requires organizations that lease assets to recognize assets and liabilities on the balance sheet related to the rights and obligations created by those leases, regardless of whether they are classified as finance or operating leases. Consistent with current guidance, the recognition, measurement, and presentation of expenses and cash flows arising from a lease primarily will depend on its classification as a finance or operating lease. The guidance also requires new disclosures to help financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. The new standard is effective for public business entities for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period, with early application permitted. In March 2019, the FASB issued ASU 2019-01, Leases (Topic 842) Codification Improvements, which further clarifies the determination of fair value of the underlying asset by lessors that are not manufacturers or dealers and modifies transition disclosure requirements for changes in accounting principles and other technical updates. The amendments in ASU 2019-01 amend Topic 842 and the effective date of those amendments is for fiscal years beginning December 15, 2019, and interim periods within those fiscal years for public business entities. For all other entities, ASC 842 is effective for annual periods beginning after December 15, 2021. For the year ended December 31, 2022, the Company only had an operating lease of office space from January 1, 2022 to December 31, 2022, and the Company did not have any finance lease. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes, which removes specific exceptions to the general principles in Topic 740 and to simplifies accounting for income taxes. The guidance is effective for public business entities for fiscal years beginning after December 15, 2020 and for interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements.

In January 2020, the FASB issued ASU 2020-01, Investments-Equity Securities (Topic 321), Investments-Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815): Clarifying the Interactions between Topic 321, Topic 323, and Topic 815, which clarifies the interaction of the accounting for equity investments under Topic 321 and investments accounted for under the equity method of accounting in Topic 323 and the accounting for certain forward contracts and purchased options accounted for under Topic 815. The guidance is effective for public business entities for fiscal years beginning after December 15, 2021 and for interim periods within those fiscal years. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements.

Recently Issued Accounting Standards

In October 2021, the FASB issued ASU No. 2021-08, “‘Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers” (“ASU 2021-08”). This ASU requires entities to apply Topic 606 to recognize and measure contract assets and contract liabilities in a business combination. The amendments improve comparability after the business combination by providing consistent recognition and measurement guidance for revenue contracts with customers acquired in a business combination and revenue contracts with customers not acquired in a business combination. The amendments are effective for the Company beginning after December 15, 2023, and are applied prospectively to business combinations that occur after the effective date. The Company does not expect the adoption of ASU 2021-04 will have a material effect on the consolidated financial statements.

3. Prepayments and other assets

Prepayments and other current assets consist of the following:

	December 31, 2022	December 31, 2021
	US$	US$
Other receivable	239,148	117,389
Prepaid tax	250,410	-
Prepaid for land use right (1)	15,948,501	-
Prepaid for property (2)	12,323,842	-
Deferred IPO cost	-	1,277,150
Total	28,761,901	1,394,539
Less: non-current portion	12,333,122	-
Prepayments and other current assets	16,428,779	1,394,539

(1)	On October 22, 2018, the Company signed a land use right agreement with the government of Touqiao Town, Yangzhou City and paid RMB 50 million ($7.25 million) and RMB 60 million ($8.70 million), respectively, in 2018 and 2019 according to the agreement. As a result of COVID-19, the land use right had not been transferred to the Company as scheduled. Both parties agreed to cancel the transaction and the funds that were prepaid for land use right will be returned to the Company before December 31, 2023. The balance was reclassified from deposits to prepayments and other current assets. (see Note 8)

(2)	On April 20, 2020, the Company signed a factory building purchase agreement with Jiangsu Qionghua Group Co., Ltd. and paid deposit of RMB 85 million ($12.32 million). As a result of COVID-19, the factory building had not been completed as scheduled. Both parties agreed to cancel the transaction and that the deposit for the building would be returned to the Company on or before December 31, 2025, with such deposit accumulating interest at an annual interest rate of 3.5%. The balance was reclassified from deposits to prepayments and other current assets. (see Note 8)

4. Inventories

Inventories consist of the following:

	December 31, 2022	December 31, 2021
	US$	US$
Raw material	177,474	305,408
Work-in-process	343,795	224,694
Finished goods	560,119	682,699
Low-value consumables	40,650	38,592
Total	1,122,038	1,251,393

For the years ended December 31, 2022, 2021 and 2020, there were no writes-down of inventories.

5. Property, Plant and Equipment

Property, plant and equipment consisted of the following:

	December 31, 2022	December 31, 2021
	US$	US$
Buildings	7,343,492	9,552,700
Machinery and equipment	2,732,336	2,897,846
Motor vehicles	678,112	574,006
Electronic equipment	238,856	239,005
Office equipment	43,413	46,987
Inspection equipment	104,993	94,683
Construction in progress	1,394,146	657,880
Total	12,535,348	14,063,107
Less: accumulated depreciation	3,777,301	6,585,363
Property and equipment, net	8,758,047	7,477,744

Depreciation expense was $541,265, $595,522 and $497,238 for the years ended December 31, 2022, 2021 and 2020, respectively.

As of December 31, 2022 and 2021, the Company pledged buildings to secure bank borrowings to the Company as disclosed in Note 8.

6. Intangible Assets

Intangible assets consisted of the following:

	December 31, 2022	December 31, 2021
	US$	US$
Land use rights	752,887	814,865
Patents	28,997	31,384
Software	9,424	10,201
Trademarks	121,789	131,814
Total	913,097	988,264
Less: accumulated amortization	415,497	426,263
Intangible assets, net	497,600	562,001

Amortization expense was $22,196, $26,951 and $26,195 for the years ended December 31, 2022, 2021 and 2020, respectively.

The following table sets forth the Company’s amortization expenses for the twelve months ending December 31 of the following years:

2023	$15,058
2024	15,058
2025	15,058
2026	15,058
2027	15,058
Thereafter	422,310
$497,600

As of December 31, 2022 and 2021, the Company pledged land use rights to secure bank borrowings to the Company as disclosed in Note 8.

7. Investment

On March 3, 2011, Yada invested RMB 6 million into Yangzhou Juyuan Guarantee Co., Ltd. (“Juyuan”) and obtained 12% equity interest of Juyuan. Juyuan mainly provides financing guarantee services and relevant consulting services to customers. Juyuan has only one executive director and one supervisor. Neither the executive director nor supervisor is related to Yada. Therefore, Yada has neither control nor significant influence over Juyuan. For the Company’s passive and without significant influence or control equity investment in a private company which does not have readily determinable fair values, the Company has elected the measurement alternative defined as cost, less impairment, plus or minus adjustments resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer.

On December 1, 2022, Huadong invested RMB 40 million into Zhongxiangxin, and obtained 25% ownership interest of Zhongxiangxin. Zhongxiangxin manufactures and sells medical materials in the PRC. The Company accounted for the investments using the equity method, because the Company has significant influence but does not own a majority equity interest or otherwise control over the equity investee. Under the equity method, the Company adjusts the carrying amount of the investment and recognizes investment income or loss for its share of the earnings or loss of the investee after the date of investment. When the Company’s share of losses in the equity investee equals or exceeds its interest in the equity investee, the Company does not recognize further losses, unless the Company has incurred obligations or made payments or guarantees on behalf of the equity investee. For the year ended December 31, 2022, the investment gain from Zhongxiangxin was $290.

For the years ended December 31, 2022, 2021 and 2020, no impairment indicators were identified and no loss related to revaluation of its investment in the private company was recorded.

8. Deposits

	December 31, 2022	December 31, 2021
	US$	US$
Deposits for land use right	-	17,261,400
Deposits for buildings	-	13,338,355
Total	-	30,599,755

On October 22, 2018, the Company signed a land use right agreement with the government of Touqiao Town, Yangzhou City and paid RMB 50 million ($7.85 million) and RMB 60 million ($9.42 million), respectively, in 2018 and 2019 according to the agreement. This contract is terminated and the payment is to be recovered. The balance was reclassified to prepayments and other current assets. (see Note 3)

On April 20, 2020, the Company signed a factory building purchase agreement with Jiangsu Qionghua Group Co., Ltd. and paid deposit of RMB 85 million ($13.34 million). This contract is terminated and the payment is to be recovered. The balance was reclassified to prepayments and other noncurrent assets. (see Note 3)

During the IPO, the Company entered into a series of agreements with Tai He International Group Limited (“Tai He”), a Hong Kong investment company. Pursuant to the agreements, Tai He agreed to invest a minimum of $35 million in the IPO subject to the Company making a $7.0 million refundable deposit and advancing a $3.0 million service fee for investor relations and other services payable to Tai He. The Company paid approximately $4.8 million to Tai He in 2022. The Company’s affiliates and individual shareholders paid the rest of the agreed amount. Later the Company learned that Tai He did not invest in the IPO or provide any service to the Company. The Company is now proactively working to terminate the Tai He Agreements and recover the amount paid to Tai He by the Company. Due to the uncertainty of collection, the Company has written off the approximately $4.8 million deposit and fully expensed the $2.3 million service fee paid by the Company to Tai He in the year ended December 31, 2022.

9. Bank Borrowings

Bank borrowings are working capital loans from banks in China. Short-term bank borrowings as of December 31, 2022 consisted of the following:

Lender	Company	Rate	Issuance Date	Expiration Date	Amount- RMB	Amount- US$
Bank of Communications	Huadong	3.55%	3/9/2022	1/19/2023	4,000,000	579,946
Agricultural Bank of China	Huadong	3.40%	12/8/2022	12/7/2023	9,000,000	1,304,877
Jiangsu Yangzhou Rural Commercial Bank	Huadong	3.95%	2/17/2022	3/2/2023*	5,000,000	724,932
Bank of China	Huadong	3.55%	3/9/2022	1/19/2023*	5,000,000	724,932
Agricultural Bank of China	Yada	3.60%	12/8/2022	12/6/2023*	10,000,000	1,449,864
Industrial and Commercial Bank of China	Yada	3.70%	2/18/2022	2/21/2023*	9,000,000	1,304,877
Total					42,000,000	6,089,428

*	These loans were renewed upon maturity.

Short-term bank borrowings as of December 31, 2021 consisted of the following:

Lender	Company	Rate	Issuance Date	Expiration Date	Amount- RMB	Amount- US$
Bank of Communications	Huadong	3.70%	11/1/2021	10/19/2022	5,000,000	784,610
Agricultural Bank of China	Huadong	3.70%	11/3/2021	11/3/2022	9,000,000	1,412,296
Jiangsu Yangzhou Rural Commercial Bank	Huadong	3.95%	2/25/2021	2/17/2022	5,000,000	784,609
Bank of China	Huadong	3.80%	3/3/2021	3/2/2022	5,000,000	784,609
Industrial and Commercial Bank of China	Yada	3.85%	2/19/2021	2/18/2022	9,000,000	1,412,296
Total					33,000,000	5,178,420

Interest expense was $191,198, $180,744 and $137,160 for the years ended December 31, 2022, 2021 and 2020, respectively.

The Company’s short-term bank borrowings are pledged by the Company’s assets and guaranteed by the Company’s major shareholders Yongjun Liu, Yin Liu, Kai Liu and its subsidiary Yada.

The carrying values of the Company’s pledged assets to secure short-term borrowings by the Company are as follows:

	December 31, 2022	December 31, 2021
	US$	US$
Buildings, net	2,777,379	2,499,131
Land use right, net	96,416	294,582
Total	2,873,795	2,793,713

10. Long-term bank loan

Lender	Company	Rate	Issuance Date	Expiration Date	Amount- RMB	Amount- US$
Bank of Communications	Huadong	3.50%	11/3/2022	4/25/2024	5,000,000	724,932
Total					5,000,000	724,932

On November 3, 2022, the Company signed a loan agreement with Bank of Communications to obtain a two-year loan of RMB 5 million ($724,932). The loan bears a floating interest rate of a benchmark rate (3.50%). Huada mortgages the property and land for guaranteed repayment of the loan. The principal shall be repaid on April 25, 2024.

Interest expense was $3,468, nil and nil for the years ended December 31, 2022, 2021 and 2020, respectively.

11. Taxes Payable

Taxes payable consisted of the following:

	December 31, 2022	December 31, 2021
	US$	US$
VAT payable	380,926	488,443
Income tax payable	690,824	1,521,767
Other tax payable	59,526	72,042
Total	1,131,276	2,082,252

12. Income Taxes

Cayman Islands

Under the current laws of the Cayman Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax is imposed.

Hong Kong

Under the current Hong Kong Inland Revenue Ordinance, the Company’s Hong Kong subsidiary, Kang Fu, is subject to 16.5% income tax on its taxable income generated from operations in Hong Kong. On December 29, 2017, Hong Kong government announced a two-tiered profit tax rate regime. Under the two-tiered tax rate regime, the first HK$2.0 million assessable profits will be subject to an 8.25% lower tax rate and the remaining taxable income will continue to be taxed at the existing 16.5% tax rate. The two-tiered tax regime becomes effective from the assessment year of 2018 and 2019, which is on or after April 1, 2018. The application of the two-tiered rates is restricted to only one nominated enterprise among connected entities. Kang Fu is nominated by the Company as the entity to apply the two-tiered rates among the group for the assessment years of 2022, 2021 and 2020.

PRC

Provisions for income tax are as follows:

	December 31, 2022	December 31, 2021	December 31, 2020
	US$	US$	US$
Provisions for current income tax	4,713,543	5,278,462	4,688,321
Provisions for deferred income tax	-	-	-
Total	4,713,543	5,278,462	4,688,321

The following is a reconciliation of the Company’s total income tax expense to the income before income taxes for the years ended December 31, 2022, 2021 and 2020, respectively:

	2022	2021	2020
	US$	US$	US$
Income before income tax provision	18,129,648	26,228,041	23,733,576
Tax at the PRC EIT tax rates	3,758,113	5,605,035	4,724,933
Other	37,169	(13,086)	(28,392)
Tax effect of non-deductible expenses	1,660,869	226,222	313,006
Tax effect of R&D expenses additional deduction*	(742,608)	(539,709)	(321,226)
Income tax expense	4,713,543	5,278,462	4,688,321

*	According to PRC tax regulations, an additional of 100% of current year R&D expenses may be deducted from tax income.

Under the Enterprise Income Tax Law (“EIT Law”), Foreign Investment Enterprises (“FIEs”) and domestic companies are subject to Enterprise Income Tax (“EIT”) at a uniform rate of 25%.

Huadong was entitled High and New Technology Enterprise (“HNTE”) certificate and enjoyed preferential tax rate of 15% for a three-year validity period from November 30, 2016 and the HNTE certificate was renewed on November 22, 2019 with a three-year validity period. Thus, Huadong is eligible for a 15% preferential tax rate from January 1, 2016 to December 31, 2021.

The EIT Law also provides that an enterprise established under the laws of a foreign country or region but whose “de facto management body” is located in the PRC be treated as a resident enterprise for PRC tax purposes and consequently be subject to the PRC income tax at the rate of 25% for its global income. The Implementing Rules of the EIT Law define the location of the “de facto management body” as “the place where the exercising, in substance, of the overall management and control of the production and business operation, personnel, accounting, properties, etc., of a non-PRC company is located.” Based on a review of surrounding facts and circumstances, the Company does not believe that it is likely that its entities registered outside of the PRC should be considered as resident enterprises for the PRC tax purposes.

The EIT Law also imposes a withholding income tax on dividends distributed by a FIE to its immediate holding company outside of the PRC. Kang Fu, which is the parent of Huada, Yada and Huadong, is therefore subject to a maximum withholding tax of 10% on dividends distributed by Huada, Yada and Huadong. In accordance with accounting guidance, all undistributed earnings are presumed to be transferred to the parent company and are subject to the withholding taxes. The presumption may be overcome if the Company has sufficient evidence to demonstrate that the undistributed dividends will be re-invested and the remittance of the dividends will be postponed indefinitely. As of December 31, 2022, the Company has determined that the undistributed earnings in Huada, Yada and Huadong will be re-invested into the subsidiary for the expansion of the Company’s business in mainland China and hence the remittance of the dividends will be postponed indefinitely.

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of December 31, 2022, 2021 and 2020, the Company did not have any significant unrecognized uncertain tax positions.

13. Commitments and Contingencies

Operating lease

The Company has an operating lease to rent an office space in Shanghai. The lease term is 12 months, with the option to renew annually. Rent expense was $7,515, $7,839 and $7,324 and is included in general and administrative expenses for the years ended December 31, 2022, 2021 and 2020, respectively. The Company has renewed the same operating lease with a term from January 1, 2023 to December 31, 2023, with all other lease contents remaining the same.

Other commitments

The Company did not have other significant commitments, long-term obligations, or guarantees as of December 31, 2022, 2021 and 2020.

Contingencies

The Company is subject to legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome arising out of any such matter will have a material adverse effect on our consolidated business, financial position, cash flows or results of operations taken as a whole.

On February 4, 2022, Macias Gini & O’Connell, LLP (“Plaintiff”) initiated a lawsuit in San Francisco Superior Court. Plaintiff, a certified public accounting firm based in the U.S., was hired by Kang Fu International Medical Co, and subsequently by Meihua International Medical Technologies Co, Ltd. (collectively, “Meihua”), to audit Meihua’s consolidated financial statements for the 2018 and 2019 calendar years. Plaintiff seeks damages from Meihua for its alleged failure to pay for services rendered in the amount of $210,000, plus interest and attorneys’ fees. Although Meihua denies plaintiff’s allegations, on August 29, 2022, Meihua provided an initial settlement offer to Plaintiff. To date, Plaintiff has not substantively responded. The Court has set and continued multiple case management conferences based on Plaintiff’s requests for continuances while the parties attempt to informally resolve the matter. No contingent liability has been recognized in relation to this matter since the outcome of the litigation is highly uncertain.

14. Statutory Surplus Reserves and Restricted Net Assets

Pursuant to laws applicable to entities incorporated in the PRC, the Company is required to make appropriations to certain reserve funds, comprising the statutory surplus reserve and the discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”). Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entity’s registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors. And as of December 31, 2022 and 2021, the Company did not have a discretionary surplus reserve. As of December 31, 2022, all of the Company’s PRC subsidiaries reserves had reached 50% of their registered capital threshold and, as a result, the Company stopped being required to allocate after-tax profits to this reserve.

As a result of these PRC laws and regulations and the requirement that distributions by PRC entities can only be paid out of distributable profits computed in accordance with PRC GAAP, the PRC entities are restricted from transferring a portion of their net assets to the Company. Amounts restricted include paid-in capital and the statutory reserves of the Company’s PRC subsidiaries. The aggregate amounts of capital and statutory reserves restricted which represented the amount of net assets of the relevant subsidiaries in the Company not available for distribution was $15,665,860 and $15,178,467 as of December 31, 2022 and 2021, respectively.

Under PRC laws and regulations, statutory surplus reserves are restricted to set-off against losses, expansion of production and operation and increasing registered capital of the respective company and are not distributable other than upon liquidation. The reserves are not allowed to be transferred to the Company in terms of cash dividends, loans or advances, nor allowed for distribution except under liquidation.

15. Related Party Transactions and Balances

Related Parties:

Name of related parties	Relationship with the Company
Yangzhou Yada Powder Metallurgy Co., Ltd.	An entity controlled by Kai Liu, son of Yongjun Liu
Jiangsu Zhida Pharmaceutical Co., Ltd.	An entity controlled by Kai Liu, son of Yongjun Liu
Shanghai Xinya Pharmaceutical Hanjiang Co., Ltd.	An entity controlled by Kai Liu, son of Yongjun Liu
Yangzhou Meihua Import and Export Co., Ltd.	An entity controlled by Kai Liu, son of Yongjun Liu

Related Party Sales

The Company sells products to its related parties and the sales amount from related parties for 2022, 2021 and 2020 are as follows:

Sales:

	For the Year Ended December 31,
Name of related party	2022	2021	2020
Yangzhou Meihua Import and Export Co., Ltd.	$18,780	$51,750	$71,885
Yangzhou Yada Powder Metallurgy Co., Ltd.	-	347,737	669,583
Shanghai Xinya Pharmaceutical Hanjiang Co., Ltd.	10,416	176,414	67,101
Jiangsu Zhida Pharmaceutical Co., Ltd.	-	-	8,038
Total	$29,196	$575,901	$816,607

16. Subsequent Events

The Company has evaluated the impact of events that have occurred subsequent to December 31, 2022, through the date the consolidated financial statements were available to be issued, and concluded that no subsequent events have occurred that would require recognition in the consolidated financial statements or disclosure in the notes to the consolidated financial statements, except as follow:

Bank borrowing

As the date these consolidated financial statements were available to be issued, the Company has new bank borrowings in the amount of $2,609,755 (RMB 18 million) with interest rates ranging from 3.45-3.95% and has bank loan repayment of $2,609,755 (RMB 18 million).

New bank borrowing

Subsequent new bank borrowings consisted of the following:

Lender	Company	Rate	Issuance Date	Collateral/Security	Amount-RMB	Amount-USD
Jiangsu Yangzhou Rural Commercial Bank	Huadong	3.95%	1/30/2023	Yada, Yongjun Liu	5,000,000	724,932
Industrial and Commercial Bank of China	Yada	3.45%	2/17/2023	Properties of Yada	9,000,000	1,304,877
Bank of Communications	Huadong	3.50%	1/19/2023	Yongjun Liu, Yin Liu, Yada	4,000,000	579,946
Total					18,000,000	2,609,755

Repayment

Subsequent repayments on bank borrowings consisted of the following:

Lender	Company	Rate	Repayment Date	Collateral/Security	Amount-RMB	Amount-USD
Jiangsu Yangzhou Rural Commercial Bank	Huadong	3.95%	1/31/2023	Yada, Yongjun Liu	5,000,000	724,932
Bank of Communications	Huadong	3.55%	1/13/2023	Yongjun Liu, Yin Liu, Yada	4,000,000	579,946
Industrial and Commercial Bank of China	Yada	3.70%	2/16/2023	Properties of Yada	9,000,000	1,304,877
Total					18,000,000	2,609,755

MEIHUA INTERNATIONAL MEDICAL TECHNOLOGIES CO., LTD.

1,205,255 Ordinary Shares Issuable upon Exercise of Warrants

PROSPECTUS

                   , 2024

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

The Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy. Subject to the provisions of the Companies Act and in the absence of fraud or willful default, the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who: (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a Director, managing director, agent, auditor, secretary and other officer for the time being of the Company; or (b) is or was, at the request of the Company, serving as a director, managing director, agent, auditor, secretary and other officer for the time being of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

Item 7. Recent Sales of Unregistered Securities

On December 27, 2023, in conjunction with a primary offering of $6,000,000 in 7% OID convertible notes, the Company sold warrants to purchase 1,205,255 ordinary shares (the “Warrant Shares), exercisable, subject to certain conditions, at $2.9869 per share, issuable upon exercise of the ordinary share purchase warrants (the “Warrants”). The Warrants and the Warrant Shares were sold in a private placement pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 8. Exhibits and Financial Statement Schedules

Exhibit Number	Description
1.1	Certificate of Incorporation of Meihua International Medical Technologies Co., Ltd., dated November 10, 2020 (Incorporated by reference to Registration Statement on Form F-1 filed August 10, 2021)
1.2	Amended and Restated Articles of Association of Meihua International Medical Technologies Co., Ltd., dated December 21, 2020 (Incorporated by reference to Registration Statement on Form F-1 filed August 10, 2021)
1.3	Amended and Restated Memorandum of Association of Meihua International Medical Technologies Co., Ltd., dated December 21, 2020 (Incorporated by reference to Registration Statement on Form F-1 filed August 10, 2021)
2.1	Registrant’s Specimen Certificate for Ordinary Shares (Incorporated by reference to Registration Statement on Form F-1 /A filed September 13, 2021)
4.1	Share Exchange Agreement by and among Meihua International Medical Technologies Co., Ltd., Kang Fu International Medical Co., Limited, and shareholders of Kang Fu International Medical Co., Limited, dated December 21, 2020 (Incorporated by reference to Registration Statement on Form F-1 filed August 10, 2021)
4.2	Form of Senior Convertible Promissory Note (incorporated by reference to Exhibit 99.2 to Current Report on Form 6-K filed December 28, 2023).
4.3	Form of Warrant (incorporated by reference to Exhibit 99.3 to Current Report on Form 6-K filed December 28, 2023).
4.4	Form of Registration Rights Agreement (incorporated by reference to Exhibit 99.4 to Current Report on form 6-K dated December 28, 2023).
5.1	Opinion of Ogier*
8.1	List of Subsidiaries (Incorporated by reference to Exhibit 8.1 of Annual Report on Form 20-F filed July 29, 2022)
10.1	English Translation of Employment Agreement between Meihua International Medical Technologies Co., Ltd. and its CEO Yulin Wang (Incorporated by reference to Registration Statement on Form F-1 /A filed September 13, 2021)
10.2	English Translation of Form of Sales Agreement between Jiangsu Huadong Medical Device Industrial Co., Ltd. and our customer (Incorporated by reference to Registration Statement on Form F-1 filed August 10, 2021)
10.3	English Translation of Form of Purchase Agreement between Jiangsu Huadong Medical Device Industrial Co., Ltd. and our supplier (Incorporated by reference to Registration Statement on Form F-1 filed August 10, 2021)

10.4	English Translation of Form of Distributor Purchase Agreement between Jiangsu Yada Technology Group Co., Ltd and our distributor (Incorporated by reference to Registration Statement on Form F-1 filed August 10, 2021)
10.5	English Translation of Loan Agreement between Jiangsu Huadong Medical Device Industrial Co., Ltd as borrower, and Bank of Communications Limited Yangzhou Branch as lender, dated August 24, 2020 (Incorporated by reference to Registration Statement on Form F-1 filed August 10, 2021)
10.6	English Translation of Loan Agreement between Jiangsu Huadong Medical Device Industrial Co., Ltd and Yongjun Liu as borrowers and Agricultural Bank of China Yangzhou Runyang Branch as lender, and Mortgage Agreement between Jiangsu Huadong Medical Device Industrial Co., Ltd as mortgagor and Agricultural Bank of China Yangzhou Runyang Branch as mortgagee, dated December 3, 2019 (Incorporated by reference to Registration Statement on Form F-1 filed August 10, 2021)
10.7	English Translation of Lease Agreement between Zhu Yi and Yangzhou Huada Medical Device Co., Ltd, dated November 20, 2020 (Incorporated by reference to Registration Statement on Form F-1 filed August 10, 2021)
10.8	English Translation of Lease Agreement between Jiangsu Huadong Medical Device Industrial Co., Ltd and Yangzhou Huada Medical Device Co., Ltd, dated December 7, 2020 (Incorporated by reference to Registration Statement on Form F-1 filed August 10, 2021)
10.9	English Translation of Lease Agreement between Yangzhou Huada Medical Device Co., Ltd and Jiangsu Huadong Medical Device Industrial Co., Ltd, dated December 7, 2020 (Incorporated by reference to Registration Statement on Form F-1 filed August 10, 2021)
10.10	English Translation of Lease Agreement between Jiangsu Huadong Medical Device Industrial Co., Ltd and Jiangsu Yada Technology Group Co., Ltd, dated December 7, 2020 (Incorporated by reference to Registration Statement on Form F-1 filed August 10, 2021)
10.11	English Translation of Lease Agreement between Jiangsu Yada Technology Group Co., Ltd and Yangzhou Huada Medical Device Co., Ltd, dated December 7, 2020 (Incorporated by reference to Registration Statement on Form F-1 filed August 10, 2021)
10.12	English Translation of Lease Agreement between Jiangsu Yada Technology Group Co., Ltd and Jiangsu Huadong Medical Device Industrial Co., Ltd, dated December 7, 2020 (Incorporated by reference to Registration Statement on Form F-1 filed August 10, 2021)
10.13	English Translation of Agreement of Persons Acting-in-concert (Incorporated by reference to Registration Statement on Form F-1 filed August 10, 2021)
10.14	Collaboration Agreement with Zhong Jiang (Incorporated by reference to Registration Statement on Form F-1/A filed August 31, 2021)
10.15	Form of Indemnification Escrow Agreement [0](Incorporated by reference to Registration Statement on Form F-1/A filed December 2, 2021)
10.16	Form of Lock-up Agreement (included as Exhibit A to Underwriting Agreement) (Incorporated by reference to Registration Statement on Form F-1/A filed December 2, 2021)

10.17	Director Service Agreement with Heung Ming Wong (Incorporated by reference to Current Report on Form 6-K filed February 24, 2022)
10.18	Director Service Agreement with Xiaoming E (Incorporated by reference to Current Report on Form 6-K filed February 24, 2022)
10.19	Director Service Agreement with Xu Han (Incorporated by reference to Current Report on Form 6-K filed February 24, 2022)
10.20	Form of Director Service Agreement with Wenzhang Jia (Incorporated by reference to Current Report on Form 6-K filed June 28, 2022)
10.21	Form of Indemnification Agreement with the Meihua International Medical Technologies Co., Ltd. directors and officers (Incorporated by reference to Current Report on Form 6-K filed February 28, 2023)
10.22	Employment Agreement, effective December 1, 2022, between Meihua International Medical Technologies Co., Ltd. and Xin Wang. (Incorporated by reference to Exhibit 10.1 of Current Report on Form 6-K filed December 5, 2022)
10.23	Employment Agreement, effective December 1, 2022, between Meihua International Medical Technologies Co., Ltd. and Lianzhang Zhao. (Incorporated by reference to Exhibit 10.2 of Current Report on Form 6-K filed December 5, 2022)
10.24	Director Offer Letter, effective December 1, 2022, between Meihua International Medical Technologies Co., Ltd. and Huijuan Zhao. (Incorporated by reference to Exhibit 10.3 of Current Report on Form 6-K filed December 5, 2022)
10.25	Form of Indemnification Agreement with Registrant’s Directors and Officers (Incorporated by reference to Exhibit 99.1 of Current Report on Form 6-K filed February 28, 2023)
10.26	Form of Securities Purchase Agreement, dated as of December 27, 2023, by and among the Company and the Purchasers named therein (incorporated by reference to Exhibit 99.1 to Current Report on Form 6-K filed December 28, 2023).
11.1	Code of Business Conduct and Ethics of the Registrant (Incorporated by reference to Registration Statement on Form F-1 filed August 10, 2021)
23.1	Consent of Kreit & Chiu CPA LLP*
23.2	Consent of Briggs & Veselka Co.*
23.3	Consent of Ogier (incorporated into Exhibit 5.1)*
23.4	Consent of JunHe LLP*
24.1	Power of Attorney (included on signature page to the initial filing of this Registration Statement)*
101.INS	Inline XBRL Instance Document*
101.SCH	Inline XBRL Taxonomy Extension Schema Document*
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document*
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document*
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document*
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document*
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)*
107	Filing Fee Table*

*	Previously filed.
**	All schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

Item 9. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be deemed the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Touqiao Town, China, on February 21, 2024.

Meihua International Medical Technologies Co., Ltd.

By:	/s/ Xin Wang
	Name:	Xin Wang
	Title:	Chief Executive Officer

By:	/s/ Lianzhang Zhao
	Name:	Lianzhang Zhao
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Yongjun Liu	Chairman of the board of directors	February 21, 2024
Yongjun Liu

/s/ Xin Wang	Chief Executive Officer	February 21, 2024
Xin Wang	(Principal Executive Officer)

/s/ Lianzhang Zhao	Chief Financial Officer	February 21, 2024
Lianzhang Zhao	(Principal Accounting and Financial Officer)

*	Director	February 21, 2024
Xiaoming E

*	Director	February 21, 2024
Huijuan Zhao

*	Director	February 21, 2024
Wenzhang Jia

*By:	/s/ Xin Wang
Name: Xin Wang
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of Meihua International Medical Technologies Co., Ltd., has signed this registration statement thereto in New York, NY on February 21, 2024.

Dorsey & Whitney LLP

/s/ Dorsey & Whitney LLP